                                                                    EXHIBIT 10.1

                                                               EXECUTION VERSION

================================================================================

                                  $285,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

                          DATED AS OF NOVEMBER 5, 2004,

                                      AMONG

                                    ICG, LLC,
                                  AS BORROWER,

                         INTERNATIONAL COAL GROUP, INC.,
                                  AS HOLDINGS,

                          THE GUARANTORS PARTY HERETO,
                                 AS GUARANTORS,

                            THE LENDERS PARTY HERETO,

                               UBS SECURITIES LLC,
                 AS ARRANGER, BOOKMANAGER AND SYNDICATION AGENT,

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                             AS DOCUMENTATION AGENT,

                            UBS AG, STAMFORD BRANCH,
           AS ISSUING BANK, ADMINISTRATIVE AGENT AND COLLATERAL AGENT,

                                       AND

                              UBS LOAN FINANCE LLC,
                               AS SWINGLINE LENDER

                              Latham & Watkins LLP
                          885 Third Avenue, Suite 1000
                          New York, New York 10022-4802

================================================================================


                                TABLE OF CONTENTS

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                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01  Defined Terms.......................................................          2
SECTION 1.02  Classification of Loans and Borrowings..............................         38
SECTION 1.03  Terms Generally.....................................................         38
SECTION 1.04  Accounting Terms; GAAP..............................................         38
SECTION 1.05  Resolution of Drafting Ambiguities..................................         39

                                   ARTICLE II

                                   THE CREDITS

SECTION 2.01  Commitments.........................................................         39
SECTION 2.02  Loans...............................................................         39
SECTION 2.03  Borrowing Procedure.................................................         40
SECTION 2.04  Evidence of Debt; Repayment of Loans................................         41
SECTION 2.05  Fees................................................................         42
SECTION 2.06  Interest on Loans...................................................         43
SECTION 2.07  Termination and Reduction of Commitments............................         43
SECTION 2.08  Interest Elections..................................................         44
SECTION 2.09  Amortization of Term Borrowings.....................................         45
SECTION 2.10  Optional and Mandatory Prepayments..................................         45
SECTION 2.11  Alternate Rate of Interest..........................................         48
SECTION 2.12  Increased Costs.....................................................         49
SECTION 2.13  Breakage Payments...................................................         50
SECTION 2.14  Payments Generally; Pro Rata Treatment; Sharing of Setoffs..........         50
SECTION 2.15  Taxes...............................................................         52
SECTION 2.16  Mitigation Obligations; Replacement of Lenders......................         53
SECTION 2.17  Swingline Loans.....................................................         54
SECTION 2.18  Letters of Credit...................................................         55

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01  Organization; Powers................................................         61
SECTION 3.02  Authorization; Enforceability.......................................         62
SECTION 3.03  No Conflicts........................................................         62
SECTION 3.04  Financial Statements................................................         62
SECTION 3.05  Properties..........................................................         63
SECTION 3.06  Intellectual Property...............................................         63
SECTION 3.07  Equity Interests and Subsidiaries...................................         64
SECTION 3.08  Litigation; Compliance with Laws....................................         65
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SECTION 3.09  Agreements..........................................................         65
SECTION 3.10  Federal Reserve Regulations.........................................         65
SECTION 3.11  Investment Company Act; Public Utility Holding Company Act..........         66
SECTION 3.12  Use of Proceeds.....................................................         66
SECTION 3.13  Taxes...............................................................         66
SECTION 3.14  No Material Misstatements...........................................         66
SECTION 3.15  Labor Matters.......................................................         66
SECTION 3.16  Solvency............................................................         67
SECTION 3.17  Employee Benefit Plans..............................................         67
SECTION 3.18  Environmental Matters...............................................         67
SECTION 3.19  Insurance...........................................................         70
SECTION 3.20  Security Documents..................................................         70
SECTION 3.21  Acquisition Documents; Representations and
              Warranties in Acquisition Agreement.................................         71
SECTION 3.22  Coal Agreements, Mining Leases and Prep Plant Leases................         71
SECTION 3.23  Reclamation Documents...............................................         71
SECTION 3.24  Anti-Terrorism Law..................................................         71

                                   ARTICLE IV

                         CONDITIONS TO CREDIT EXTENSIONS

SECTION 4.01  Conditions to Initial Credit Extension..............................         72
SECTION 4.01A Conditions to Amendment and Restatement.............................         77
SECTION 4.02  Conditions to All Credit Extensions.................................         79

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

SECTION 5.01  Financial Statements, Reports, etc..................................         80
SECTION 5.02  Litigation and Other Notices........................................         83
SECTION 5.03  Existence; Businesses and Properties................................         83
SECTION 5.04  Insurance...........................................................         84
SECTION 5.05  Obligations and Taxes...............................................         85
SECTION 5.06  Employee Benefits...................................................         86
SECTION 5.07  Maintaining Records; Access to Properties and
              Inspections; Annual Meetings........................................         86
SECTION 5.08  Use of Proceeds.....................................................         87
SECTION 5.09  Compliance with Environmental Laws; Environmental Reports...........         87
SECTION 5.10  Material Agreements.................................................         88
SECTION 5.11  Interest Rate Protection............................................         88
SECTION 5.12  Additional Collateral; Additional Guarantors........................         88
SECTION 5.13  Security Interests; Further Assurances..............................         90
SECTION 5.14  Information Regarding Collateral....................................         91
SECTION 5.15  Post Closing Real Estate Collateral Requirements....................         92
SECTION 5.16  Reclamation Documents...............................................         92
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                                   ARTICLE VI

                               NEGATIVE COVENANTS

SECTION 6.01  Indebtedness........................................................         92
SECTION 6.02  Liens...............................................................         95
SECTION 6.03  Sale and Leaseback Transactions.....................................         98
SECTION 6.04  Investments, Loans and Advances.....................................         98
SECTION 6.05  Mergers and Consolidations..........................................        100
SECTION 6.06  Asset Sales.........................................................        100
SECTION 6.07  Acquisitions........................................................        101
SECTION 6.08  Dividends...........................................................        102
SECTION 6.09  Transactions with Affiliates........................................        103
SECTION 6.10  Financial Covenants.................................................        103
SECTION 6.11  Prepayments of Other Indebtedness; Modifications of
              Organizational Documents and Other Documents, etc...................        104
SECTION 6.12  Limitation on Certain Restrictions on Subsidiaries..................        105
SECTION 6.13  Limitation on Issuance of Capital Stock.............................        106
SECTION 6.14  Limitation on Creation of Subsidiaries..............................        106
SECTION 6.15  Business............................................................        106
SECTION 6.16  Limitation on Accounting Changes....................................        107
SECTION 6.17  Fiscal Year.........................................................        107
SECTION 6.18  Lease Obligations...................................................        107
SECTION 6.19  No Further Negative Pledge..........................................        107
SECTION 6.20  Anti-Terrorism Law; Anti-Money Laundering...........................        108
SECTION 6.21  Embargoed Person....................................................        108
SECTION 6.22  Amendments to Reclamation Documents.................................        108

                                   ARTICLE VII

                                    GUARANTEE

SECTION 7.01  The Guarantee.......................................................        109
SECTION 7.02  Obligations Unconditional...........................................        109
SECTION 7.03  Reinstatement.......................................................        110
SECTION 7.04  Subrogation; Subordination..........................................        110
SECTION 7.05  Remedies............................................................        110
SECTION 7.06  Instrument for the Payment of Money.................................        111
SECTION 7.07  Continuing Guarantee................................................        111
SECTION 7.08  General Limitation on Guarantee Obligations.........................        111
SECTION 7.09  Release of Guarantors...............................................        111
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                                  ARTICLE VIII

                                EVENTS OF DEFAULT

                                   ARTICLE IX

             COLLATERAL ACCOUNT; APPLICATION OF COLLATERAL PROCEEDS

SECTION 9.01  Collateral Account..................................................        115
SECTION 9.02  Proceeds of Asset Sales, Casualty Events and Excluded Issuances.....        116
SECTION 9.03  Application of Proceeds.............................................        116

                                    ARTICLE X

                THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

SECTION 10.01 Appointment.........................................................        117
SECTION 10.02 Agent in Its Individual Capacity....................................        117
SECTION 10.03 Exculpatory Provisions..............................................        117
SECTION 10.04 Reliance by Agent...................................................        118
SECTION 10.05 Delegation of Duties................................................        118
SECTION 10.06 Successor Agent.....................................................        118
SECTION 10.07 Non-Reliance on Agent and Other Lenders.............................        118
SECTION 10.08 Name Agents.........................................................        119
SECTION 10.09 Indemnification.....................................................        119

                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.01 Notices.............................................................        119
SECTION 11.02 Waivers; Amendment..................................................        120
SECTION 11.03 Expenses; Indemnity.................................................        123
SECTION 11.04 Successors and Assigns..............................................        125
SECTION 11.05 Survival of Agreement...............................................        127
SECTION 11.06 Counterparts; Integration; Effectiveness............................        128
SECTION 11.07 Severability........................................................        128
SECTION 11.08 Right of Setoff.....................................................        128
SECTION 11.09 Governing Law; Jurisdiction; Consent to Service of Process..........        128
SECTION 11.10 Waiver of Jury Trial................................................        129
SECTION 11.11 Headings............................................................        129
SECTION 11.12 Confidentiality.....................................................        129
SECTION 11.13 Interest Rate Limitation............................................        130
SECTION 11.14 Lender Addendum.....................................................        130
SECTION 11.15 Obligations Absolute................................................        130
SECTION 11.16 Amendment and Restatement...........................................        130
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ANNEXES

Annex I                       Applicable Margin
Annex II                      Amortization Table

SCHEDULES

Schedule 1.01(a)              Initial Investors
Schedule 1.01(b)              Material Coal Agreements
Schedule 1.01(c)              Mortgaged Property
Schedule 1.01(d)              Subsidiary Guarantors
Schedule 3.03                 Governmental Approvals; Compliance with Laws
Schedule 3.05(b)              Real Property
Schedule 3.06(c)              Violations or Proceedings
Schedule 3.07(a)              Subsidiaries
Schedule 3.07(c)              Corporate Organizational Chart
Schedule 3.08(a)              Sale Order Appeals
Schedule 3.09(c)              Material Agreements
Schedule 3.18                 Environmental and Mining Matters
Schedule 3.19                 Insurance
Schedule 3.21                 Acquisition Documents
Schedule 3.22                 Coal Agreements, Mining Leases and Prep Plant Leases
Schedule 4.01(d)              Existing Acquisition Documents
Schedule 4.01(g)              Local Counsel
Schedule 5.15                 Post Closing Real Estate Collateral Requirements
Schedule 6.01(b)              Existing Indebtedness
Schedule 6.02(c)              Existing Liens
Schedule 6.04(b)              Existing Investments

EXHIBITS

Exhibit A                     Form of Administrative Questionnaire
Exhibit B                     Form of Assignment and Acceptance
Exhibit C                     Form of Borrowing Request
Exhibit D                     Form of Compliance Certificate
Exhibit E                     Form of Interest Election Request
Exhibit F                     Form of Joinder Agreement
Exhibit G                     Form of LC Request
Exhibit H                     Form of Lender Addendum
Exhibit I-1                   Form of Mortgage
Exhibit I-2                   Form of Leasehold Mortgage
Exhibit J-1                   Form of Term Note
Exhibit J-2                   Form of Revolving Note
Exhibit J-3                   Form of Swingline Note
Exhibit K-1                   Form of Perfection Certificate
Exhibit K-2                   Form of Perfection Certificate Supplement
Exhibit L                     Form of Security Agreement
Exhibit M-1                   Form of Opinion of Company Counsel
Exhibit M-2                   Form of Opinion of Local Counsel

                                      -v-

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
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Exhibit N                     Form of Solvency Certificate
Exhibit O                     Form of Intercompany Note
Exhibit P                     Form of Non-Bank Certificate

                      AMENDED AND RESTATED CREDIT AGREEMENT

            This AMENDED AND RESTATED CREDIT AGREEMENT (this "AGREEMENT"), dated as of November 5, 2004, among INTERNATIONAL COAL GROUP, INC., a Delaware corporation formerly known as Newcoal, LLC ("HOLDINGS"), ICG, LLC, a Delaware limited liability company and a wholly owned direct subsidiary of Holdings ("BORROWER"), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to them in Article I), the Lenders, UBS SECURITIES LLC, as lead arranger (in such capacity, "ARRANGER") and as syndication agent (in such capacity, "SYNDICATION AGENT"), General Electric Capital Corporation, as documentation agent (in such capacity, "DOCUMENTATION AGENT"), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, "SWINGLINE LENDER"), and UBS AG, STAMFORD BRANCH, in its capacity as Issuing Bank, as administrative agent (in such capacity, "ADMINISTRATIVE AGENT") for the Lenders and as collateral agent (in such capacity, "COLLATERAL AGENT") for the Secured Parties.

                                   WITNESSETH:

            WHEREAS, Borrower entered into an amended and restated asset purchase agreement, dated as of June 2, 2004 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof and thereof, the "ACQUISITION AGREEMENT"), with Horizon Natural Resources Company and certain of its subsidiaries as specified in the Acquisition Agreement (collectively, "SELLERS"), debtors and debtors-in-possession in cases under chapter 11 of the United States Bankruptcy Code (the "BANKRUPTCY CASES") pending in the United States Bankruptcy Court for the Eastern District of Kentucky, Ashland Division (such court or any other United States Bankruptcy Court having jurisdiction over the Bankruptcy Cases, the "BANKRUPTCY COURT"), pursuant to which Borrower acquired (the "ACQUISITION") certain assets (the "ACQUIRED BUSINESS") of Sellers.

            WHEREAS, the Equity Financing was consummated simultaneously with the Closing Date.

            WHEREAS, Borrower has requested the Lenders to extend credit in the form of (a) Term Loans on the Closing Date and the Restatement Date, in an aggregate principal amount not in excess of $175.0 million, and (b) Revolving Loans at any time and from time to time prior to the Revolving Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $110 million.

            WHEREAS, Borrower has requested the Swingline Lender to make Swingline Loans, at any time and from time to time prior to the Revolving Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $10.0 million.

            WHEREAS, Borrower has requested the Issuing Bank to issue letters of credit under the Revolving Commitments in an aggregate face amount at any time outstanding not in excess of $60.0 million and to support Borrower's and its Subsidiaries' surety bonding program and workers' compensation requirements and other general corporate purposes of Borrower and its Subsidiaries.

            WHEREAS, the proceeds of the Loans are to be used in accordance with
Section 3.12.

            NOW, THEREFORE, the Lenders are willing to extend such credit to Borrower and the Issuing Bank is willing to issue letters of credit for the account of Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

            SECTION 1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

            "ABR", when used in reference to any Loan or Borrowing, is used when such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

            "ABR BORROWING" shall mean a Borrowing comprised of ABR Loans.

            "ABR LOAN" shall mean any ABR Term Loan or ABR Revolving Loan.

            "ABR REVOLVING LOAN" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

            "ABR TERM LOAN" shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

            "ACQUIRED BUSINESS" shall have the meaning assigned to such term in the first recital hereto.

            "ACQUISITION" shall have the meaning assigned to such term in the first recital hereto.

            "ACQUISITION AGREEMENT" shall have the meaning assigned to such term in the first recital hereto.

            "ACQUISITION CONSIDERATION" shall mean the purchase consideration for any Permitted Acquisition and all other payments by any Company in exchange for, or as part of, or otherwise directly related to, any Permitted Acquisition, whether paid in cash or by exchange of Equity Interests or of properties or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, "earn-outs" and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business; provided that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP at the time of such Permitted Acquisition to be established in respect thereof by any Company.

            "ACQUISITION DOCUMENTS" shall mean the collective reference to the Acquisition Agreement and the other documents listed on Schedule 3.21.

            "ACTIVE OPERATING PROPERTIES" shall mean all property covered by outstanding Environmental or Mining Permits (a) issued to any of the Companies or (b) to be transferred to any of the Companies in connection with a completed acquisition of assets or Equity Interests by any of the Companies, but shall exclude all property covered by outstanding Environmental or Mining Permits which any of the Companies are contractually bound to transfer to another person (other than another Company).

            "ADJUSTED LIBOR RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, (a) an interest rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) determined by the Administrative Agent to be equal to the LIBOR Rate for such Eurodollar Borrowing in effect for such Interest Period divided by (b) 1 minus the Statutory Reserves (if any) for such Eurodollar Borrowing for such Interest Period.

            "ADMINISTRATIVE AGENT" shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor to the Administrative Agent pursuant to Article X.

            "ADMINISTRATIVE AGENT FEES" shall have the meaning assigned to such term in Section 2.05(b).

            "ADMINISTRATIVE QUESTIONNAIRE" shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

            "ADVANCE ROYALTY PAYMENT" shall mean the advance royalty payment to be made on the Closing Date by Holdings to the trustee under the Trust Agreement in accordance with the Deed of Overriding Royalty, dated as of September 30, 2004, between Holdings and such trustee, in an amount not to exceed $4.0 million.

            "ADVISORS" shall have the meaning assigned to such term in Section 11.03(a).

            "ADVISORY SERVICES AGREEMENT" shall mean the Advisory Services Agreement, effective as of October 1, 2004, between Holdings and Sponsor.

            "AFFILIATE" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, for purposes of Section 6.09, the term "Affiliate" shall also include (i) any person that directly or indirectly owns more than 10% of any class of Equity Interests of the person specified or
(ii) any person that is an executive officer or director of the person specified.

            "AGENTS" shall mean the Arranger, the Documentation Agent, the Syndication Agent, the Administrative Agent and the Collateral Agent; and "AGENT" shall mean any of them.

            "AGREEMENT" shall have the meaning assigned to such term in the preamble hereto.

            "AIG" shall mean, together, American International Specialty Lines Insurance Company and Insurance Company of the State of Pennsylvania.

            "AIG BONDING AGREEMENT" shall mean the Bonding and Cooperation Agreement, dated as of August 31, 2004, among Holdings, Lexington Coal Company, LLC and AIG.

            "AIG INDEMNITY AGREEMENT" shall mean the Agreement of Indemnity, dated as of September 30, 2004, by Holdings and the Companies named therein in favor of AIG.

            "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) equal to the greater of (a) the Base Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Base Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Base Rate or the Federal Funds Effective Rate, respectively.

            "ANTI-TERRORISM LAWS" shall have the meaning assigned to such term in Section 3.24.

            "APPLICABLE FEE" shall mean, for any day, with respect to any Revolving Commitment, (a) 0.50% per annum to and including the date on which Borrower shall have delivered financial statements pursuant to Section 5.01(b) for the fiscal quarter of Borrower ending on March 31, 2005, and (b) thereafter, the applicable percentage set forth in Annex I under the caption "Applicable Fee".

            "APPLICABLE MARGIN" shall mean, for any day, (a) with respect to any Term Loan, 2.75% for Eurodollar Term Loans and 1.75% for ABR Term Loans, and (b) with respect to any Revolving Loan or Swingline Loan, as the case may be, the applicable percentage set forth in Annex I under the appropriate caption.

            "ARRANGER" shall have the meaning assigned to such term in the preamble hereto.

            "ASSET SALE" shall mean (a) any conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger or consolidation and including any Sale and Leaseback Transaction) of any property (excluding sales of inventory and dispositions of cash equivalents, in each case, in the ordinary course of business) by any Company and (b) any issuance or sale of any Equity Interests of any Subsidiary of Holdings, in the case of (a) and (b) above, other than (i) to Borrower, (ii) to any Subsidiary Guarantor (other than the Land Companies) or (iii) for purposes of Section 6.06, to any other Subsidiary (other than the Land Companies).

            "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, substantially in the form of Exhibit B, or such other form as shall be approved by the Administrative Agent.

            "ATTRIBUTABLE INDEBTEDNESS" shall mean, when used with respect to the lessee under any Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at a rate equivalent to Borrower's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

            "AUTO-RENEWAL LETTER OF CREDIT" shall have the meaning assigned to such term in Section 2.18(c)(ii).

            "BANKRUPTCY CASES" shall have the meaning assigned to such term in the first recital hereto.

            "BANKRUPTCY COURT" shall have the meaning assigned to such term in the first recital hereto.

            "BASE RATE" shall mean, for any day, a rate per annum that is equal to the corporate base rate of interest established by the Administrative Agent from time to time; each change in the Base Rate shall be effective on the date such change is effective. The corporate base rate is not necessarily the lowest rate charged by the Administrative Agent to its customers.

            "BLACK LUNG ACT" shall mean the Black Lung Benefits Act, as the same may be amended from time to time.

            "BLACK LUNG LIABILITIES" shall mean any liability or benefit obligations related to black lung claims and benefits under the Black Lung Benefits Act of 1972, 30 U.S.C. Sections 901, et seq., the Federal Mine Safety and Health Act of 1977, 30 U.S.C. Sections 801, et seq., the Black Lung Benefits Reform Act of 1977, Pub. L. No. 95-239, 92 Stat. 95 (1978), and the Black Lung Benefits Amendments of 1981, Pub. L. No. 97-119, Title 11, 95 Stat. 1643, in each case as amended, if applicable, and occupational pneumoconiosis, silicosis or other lung disease liabilities and benefits arising under federal or state Requirements of Law.

            "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.

            "BOARD OF DIRECTORS" shall mean, with respect to any person, (i) in the case of any corporation, the board of directors of such person, (ii) in the case of any limited liability company, the sole manager, the board of managers or the board of directors of such person, as applicable, (iii) in the case of any partnership, the board of directors of the general partner of such person and (iv) in any other case, the functional equivalent of the foregoing.

            "BONDING AGREEMENTS" shall mean, collectively, the AIG Bonding Agreement, the AIG Indemnity Agreement, the Travelers Bonding Agreement and the Travelers Indemnity Agreement.

            "BORROWER" shall have the meaning assigned to such term in the preamble hereto.

            "BORROWER CHANGE OF CONTROL AGREEMENT" shall mean any lease, contract or other agreement (in each case, other than the Travelers Indemnity Agreement, the Travelers Bonding Agreement and any renewal, amendment or replacement of the foregoing on substantially the same terms) that prohibits, restricts or otherwise impairs the granting or enforcement of a Lien on the Equity Interests in Borrower to the Collateral Agent for the benefit of the Secured Parties or under which the granting or enforcement of such Lien would result in a default, termination, right to terminate or other remedy in favor of the counterparty thereto.

            "BORROWING" shall mean (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

            "BORROWING REQUEST" shall mean a request by Borrower in accordance with the terms of Section 2.03 or Section 2.17(b) and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

            "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

            "CAPITAL EXPENDITURES" shall mean, for any period, without duplication, the increase during that period in the gross property, plant or equipment account in the consolidated balance sheet of Holdings and its consolidated Subsidiaries, determined in accordance with GAAP, including any increase due to the purchase of properties for cash or financed by the incurrence of Indebtedness, but excluding (i) any portion of such increase attributable to expenditures made in connection with the replacement, substitution or restoration of property pursuant to Section 2.10(f), (ii) any portion of such increase attributable solely to acquisitions of property, plant or equipment in Permitted Acquisitions and (iii) any portion of such increase attributable to a Like-Kind Exchange.

            "CAPITAL LEASE OBLIGATIONS" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "CASH EQUIVALENTS" shall mean, as to any person, (a) securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such person; (b) time deposits and certificates of deposit or banker's acceptances of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500.0 million and a rating of "A" (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities
Act) with maturities of not more than one year from the date of acquisition by such person; (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities; (d) commercial paper issued by any person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Rating Service or at least P-1 or the equivalent thereof by Moody's Investors Service Inc., and in each case maturing not more than one year after the date of acquisition by such person; (e) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor's Rating Service and at least P-1 from Moody's Investors Service, Inc.; (f) tax exempted and tax advantaged instruments including, without limitation, municipal bonds, auction rate preferred stock and variable rate demand obligations with the highest short-term ratings by either Moody's Investors Service, Inc. or Standard & Poor's Rating Service or a long-term rating of AAA by Standard & Poor's Rating Service or Aaa by Moody's Investors Service, Inc.; and (g) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (f) above; and (h) demand deposit accounts maintained in the ordinary course of business.

            "CASH INTEREST EXPENSE" shall mean, for any period, Consolidated Interest Expense for such period, less the sum of (a) interest on any Indebtedness paid by the increase in the principal amount of such debt including by issuance of additional Indebtedness of such kind, (b) items described in clause (c) or (g)(i) of the definition of "Consolidated Interest Expense" and
(c) gross interest income of Holdings and its consolidated Subsidiaries for such period.

            "CASUALTY EVENT" shall mean any loss of title or any loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of any Company. "Casualty Event" shall include but not be limited to any taking of all or any part of any Real Property of any person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Requirement of Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any person or any part thereof by any Governmental Authority, civil or military.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. section 9601 et seq.

            A "CHANGE IN CONTROL" shall be deemed to have occurred if:

            (a) at any time a change of control occurs under any Material Indebtedness;

            (b) prior to an IPO, (i) the Permitted Holders cease to own at least 10.37% of the Equity Interests of Holdings, unless, at such time, the aggregate principal amount of Term Loans outstanding is less than or equal to $50.0 million, or (ii) the Permitted Holders shall cease to have the same or greater rights (direct or indirect) to appoint members of the Board of Directors of Holdings as the Permitted Holders have on the Closing Date pursuant to the Original Shareholders Agreement as in effect on the Closing Date;

            (c) following an IPO, (i) the Permitted Holders shall cease to own at least 6.91% of the Equity Interests of Holdings, unless, at such time, the aggregate principal amount of Term Loans outstanding is less than or equal to $50.0 million, or (ii) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock of Holdings representing more than 30% of the voting power of the total outstanding Voting Stock of Holdings;

            (d) following an IPO, any of the following shall occur: (i) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holdings (together with any new directors whose election to such Board of Directors or whose nomination for election was approved by a vote of a majority of the members of the Board of Directors of Holdings, which members comprising such majority are then still in office and were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Holdings; or (ii) any "person" or "group" (as defined above) shall (w) take any action that could reasonably be construed as an effort to cause the circumstance described in clause (i),
      (x) send a "bear hug letter" or similar communication to the management of Holdings,

      (y) launch a tender offer or proxy contest or engage in similar actions with respect to the Voting Stock of Holdings, or (z) take any other action the purpose of which is to force out, or otherwise oppose the composition of, the Board of Directors of Holdings; provided that a Change in Control under this clause (d) shall not be deemed to have occurred if and for so long as the Permitted Holders own, or have the power to vote or direct the voting of, Voting Stock with sufficient voting power to elect a majority of the members of the Board of Directors of Holdings; or

            (e) Holdings ceases to own 100% of the Equity Interests of Borrower.

            "CHANGE IN LAW" shall mean (a) the adoption of any Requirement of Law after the date of this Agreement, (b) any change in any Requirement of Law or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or Issuing Bank (or for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender's or Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

            "CHARGES" shall have the meaning assigned to such term in Section 11.13.

            "CLASS," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Term Loan Commitment or Swingline Commitment, in each case, under this Agreement as originally in effect or as amended in accordance with the terms hereof pursuant to Section 11.02(e).

            "CLOSING DATE" shall mean the date of the initial Credit Extension under the Original Credit Agreement, which was October 1, 2004.

            "COAL" shall mean coal owned by any Company, or coal that any Company has the right to extract, in each case located on, under or within, or produced or severed from, Real Property owned, leased or operated by any Company.

            "COAL ACT" shall mean the Coal Industry Retiree Health Benefits Act of 1992, as amended.

            "COAL AGREEMENTS" shall mean those contracts now in effect or hereafter entered into by any Company for the sale, purchase, exchange, processing or handling of Coal.

            "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "COLLATERAL" shall mean, collectively, all of the Security Agreement Collateral, the Mortgaged Property and all other property of whatever kind and nature pledged as collateral under any Security Document.

            "COLLATERAL ACCOUNT" shall mean a collateral account or sub-account in the form of a deposit account established and maintained by the Collateral Agent for the benefit of the Secured Parties in accordance with the provisions of Section 9.01.

            "COLLATERAL AGENT" shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor to the Collateral Agent pursuant to Article X.

            "COMMERCIAL LETTER OF CREDIT" shall mean any letter of credit or similar instrument issued for the purpose of providing credit support in connection with the purchase of materials, goods or services by Borrower or any of its Subsidiaries in the ordinary course of their businesses.

            "COMMITMENT" shall mean, with respect to any Lender, such Lender's Revolving Commitment, Term Loan Commitment or Swingline Commitment and any Commitment to make Term Loans or Revolving Loans of a new Class extended by such Lender as provided in Section 11.02(e).

            "COMMITMENT FEE" shall have the meaning assigned to such term in
Section 2.05(a).

            "COMMITMENT LETTER" shall mean the Amended and Restated Bank Facilities Commitment Letter, dated September 24, 2004, among Holdings, UBS Loan Finance LLC and UBS Securities LLC.

            "COMPANIES" shall mean Holdings and its Subsidiaries; and "COMPANY" shall mean any one of them.

            "COMPLIANCE CERTIFICATE" shall mean a certificate of a Financial Officer of Borrower substantially in the form of Exhibit D.

            "CONFIDENTIAL INFORMATION MEMORANDUM" shall mean that certain confidential information memorandum to be delivered by Holdings to the Arranger in accordance with the Commitment Letter.

            "CONSOLIDATED AMORTIZATION EXPENSE" shall mean, for any period, the amortization expense of Holdings and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED CURRENT ASSETS" shall mean, as at any date of determination, the total assets of Holdings and its consolidated Subsidiaries which may properly be classified as current assets on a consolidated balance sheet of Holdings and its consolidated Subsidiaries in accordance with GAAP.

            "CONSOLIDATED CURRENT LIABILITIES" shall mean, as at any date of determination, the total liabilities of Holdings and its consolidated Subsidiaries which may properly be classified as current liabilities (other than the current portion of any Loans) on a consolidated balance sheet of Holdings and its consolidated Subsidiaries in accordance with GAAP (excluding cash and Cash Equivalents).

            "CONSOLIDATED DEPRECIATION EXPENSE" shall mean, for any period, the depreciation expense of Holdings and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED EBITDA" shall mean, for any period, Consolidated Net Income for such period, adjusted by (x) adding thereto, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income (and with respect to the portion of Consolidated Net Income attributable to any Subsidiary of Holdings only if a corresponding amount would be permitted at the date of determination to be distributed to Holdings by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its Organizational Documents and all agreements, instruments and Requirements of Law applicable to such Subsidiary or its equity holders):

            (a) Consolidated Interest Expense for such period,

            (b) Consolidated Amortization Expense for such period,

            (c) Consolidated Depreciation Expense for such period,

            (d) Consolidated Tax Expense for such period,

            (e) costs and expenses directly incurred in connection with the Transactions (not to exceed $14.0 million), and

            (f) the aggregate amount of all other non-cash items reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, and

(y) subtracting therefrom the aggregate amount of all non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period.

            Other than for purposes of calculating Excess Cash Flow, Consolidated EBITDA shall be calculated on a Pro Forma Basis to give effect to the Acquisition, any Permitted Acquisition and any Asset Sales (other than any dispositions in the ordinary course of business) consummated at any time on or after the first day of the Test Period with respect thereto as if the Acquisition and each such Permitted Acquisition had been effected on the first day of such period and as if each such Asset Sale had been consummated on the day prior to the first day of such period.

            "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" shall mean, for any Test Period, the ratio of (a) Consolidated EBITDA for such Test Period to (b) Consolidated Fixed Charges for such Test Period.

            "CONSOLIDATED FIXED CHARGES" shall mean, for any period, the sum, without duplication, of

            (a) Consolidated Interest Expense for such period;

            (b) the aggregate amount of Capital Expenditures for such period (other than to the extent financed by Excluded Issuances or to the extent constituting Like-Kind Exchanges);

            (c) all cash payments in respect of income taxes made during such period (net of any cash refund in respect of income taxes actually received during such period);

            (d) the scheduled principal amount of all amortization payments on all Indebtedness (including the principal component of all Capital Lease Obligations) of Holdings and its consolidated Subsidiaries for such period (as determined on the first day of the respective period);

            (e) the product of (i) all dividend payments on any series of Disqualified Capital Stock of Holdings or any of its consolidated Subsidiaries (other than dividend payments to Holdings or any of its consolidated Subsidiaries) multiplied by (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of Holdings and its consolidated Subsidiaries, expressed as a decimal; and

            (f) the product of (i) all cash dividend payments on any Preferred Stock (other than Disqualified Capital Stock) of Holdings or any of its consolidated Subsidiaries (other than dividend payments to Holdings or any of its consolidated Subsidiaries) multiplied by (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of Holdings and its consolidated Subsidiaries, expressed as a decimal.

            "CONSOLIDATED INDEBTEDNESS" shall mean, without duplication, as at any date of determination, the aggregate amount of all Indebtedness of Holdings and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED INTEREST COVERAGE RATIO" shall mean, for any Test Period, the ratio of (x) Consolidated EBITDA for such Test Period to (y) Consolidated Interest Expense for such Test Period.

            "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, the total consolidated interest expense of Holdings and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP plus, without duplication:

            (a) imputed interest on Capital Lease Obligations and Attributable Indebtedness of Holdings and its consolidated Subsidiaries for such period;

            (b) commissions, discounts and other fees and charges owed by Holdings or any of its consolidated Subsidiaries with respect to letters of credit securing financial obligations, bankers' acceptance financings and receivables financings for such period;

            (c) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by Holdings or any of its consolidated Subsidiaries for such period;

            (d) cash contributions to any employee stock ownership plan or similar trust made by Holdings or any of its consolidated Subsidiaries for such period to the extent such contributions are used by such plan or trust to pay interest or fees to any person (other than Holdings or a Wholly Owned Subsidiary thereof) in connection with Indebtedness incurred by such plan or trust;

            (e) all interest paid or payable for such period with respect to discontinued operations of Holdings or any of its consolidated Subsidiaries,

            (f) the interest portion of any deferred payment obligations of Holdings or any of its consolidated Subsidiaries for such period;

            (g) all interest for such period on any Indebtedness of Holdings or any of its consolidated Subsidiaries of the type described in (i) clause
      (e), (f), (m) or (o) of Section 6.01 or (ii) clause (n) of Section 6.01;

provided that (a) to the extent directly related to the Transactions, debt issuance costs, debt discount or premium and other financing fees and expenses shall be excluded from the calculation of Consolidated Interest Expense and (b) Consolidated Interest Expense shall be calculated after giving effect to Hedging Agreements (including associated costs), but excluding unrealized gains and losses with respect to Hedging Agreements.

            Consolidated Interest Expense shall be calculated on a Pro Forma Basis to give effect to any Indebtedness incurred, assumed or permanently repaid or extinguished during the relevant Test Period in connection with the Acquisition, any Permitted Acquisitions and any Asset Sales (other than any dispositions in the ordinary course of business) as if such incurrence, assumption, repayment or extinguishing had been effected on the first day of such period.

            "CONSOLIDATED NET INCOME" shall mean, for any period, the consolidated net income (or loss) of Holdings and its consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

            (a) the net income (or loss) of any person (other than a Subsidiary of Borrower) in which any person other than Holdings and its consolidated Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by Borrower or (subject to clause (b) below) any of its consolidated Subsidiaries during such period;

            (b) the net income of any consolidated Subsidiary of Borrower during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its Organizational Documents or any agreement, instrument or Requirement of Law applicable to that Subsidiary during such period, except that Holdings' equity in net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income;

            (c) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by Holdings or any of its consolidated Subsidiaries upon any Asset Sale (other than any dispositions in the ordinary course of business) by Holdings or any of its consolidated Subsidiaries;

            (d) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP for such period;

            (e) earnings or losses resulting from any reappraisal, revaluation or write-up or write-down of assets;

            (f) unrealized gains and losses with respect to Hedging Obligations for such period; and

            (g) any extraordinary or nonrecurring gain (or extraordinary or nonrecurring loss), together with any related provision for taxes on any such gain (or the tax effect of any such loss), recorded or recognized by Holdings or any of its consolidated Subsidiaries during such period.

For purposes of this definition of "Consolidated Net Income," "nonrecurring" means any gain or loss as of any date that is not reasonably likely to recur within the two years following such date; provided that if there was a gain or loss similar to such gain or loss within the two years preceding such date, such gain or loss shall not be deemed nonrecurring.

            "CONSOLIDATED SECURED INDEBTEDNESS" shall mean Consolidated Indebtedness that is secured by a Lien on any assets of any Company.

            "CONSOLIDATED TAX EXPENSE" shall mean, for any period, the tax expense of Holdings and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

            "CONTESTED COLLATERAL LIEN CONDITIONS" shall mean, with respect to any Permitted Lien of the type described in clauses (a), (b), (f) and (g) of
Section 6.02, the following conditions:

            (a) Borrower shall cause any proceeding instituted contesting such Lien to stay the sale or forfeiture of any portion of the Collateral on account of such Lien; and

            (b) such Lien shall in all respects be subject and subordinate in priority to the Lien and security interest created and evidenced by the Security Documents, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien is or must be superior to the Lien and security interest created and evidenced by the Security Documents.

            "CONTINGENT OBLIGATION" shall mean, as to any person, any obligation, agreement, understanding or arrangement of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("PRIMARY OBLIGATIONS") of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including any obligation of such person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers' acceptances, letters of credit and similar credit arrangements, until a reimbursement obligation arises (which reimbursement obligation shall constitute Indebtedness); or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether severally or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

            "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" shall have meanings correlative thereto.

            "CONTROL AGREEMENT" shall have the meaning assigned to such term in the Security Agreement.

            "CONTROLLED INVESTMENT AFFILIATE" shall mean, as to any person, any other person which directly or indirectly is in Control of, is Controlled by, or is under common Control with, such person and is organized by such person (or any person Controlling such person) primarily for making equity or debt investments in Holdings or other portfolio companies.

            "CREDIT EXTENSION" shall mean, as the context may require, (i) the making of a Loan by a Lender or (ii) the issuance of any Letter of Credit, or the amendment, extension or renewal of any existing Letter of Credit, by the Issuing Bank; provided that Credit Extensions shall not include conversions or continuations of existing Loans.

            "DEBT ISSUANCE" shall mean the incurrence by any Company of any Indebtedness on or after the Closing Date (excluding any Indebtedness incurred pursuant to Section 6.01, other than Indebtedness incurred pursuant to Section 6.01(n)).

            "DEBT SERVICE" shall mean, for any period, Cash Interest Expense for such period plus scheduled principal amortization of all Indebtedness for such period.

            "DEFAULT" shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.

            "DISQUALIFIED CAPITAL STOCK" shall mean any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Final Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in (a) above, in each case at any time on or prior to the first anniversary of the Final Maturity Date, or (c) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations.

            "DIVIDEND" with respect to any person shall mean that such person has declared or paid a dividend or returned any equity capital to the holders of its Equity Interests or authorized or made any other distribution, payment or delivery of property (other than Qualified Capital Stock of such person) or cash to the holders of its Equity Interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any of its Equity Interests outstanding (or any options or warrants issued by such person with respect to its Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any of the Equity Interests of such person outstanding (or any options or warrants issued by such person with respect to its Equity Interests). Without limiting the foregoing, "Dividends" with respect to any person shall also include all payments made or required to be made by such person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

            "DOCUMENTATION AGENT" shall have the meaning assigned to such term in the preamble hereto.

            "DOLLARS" or "$" shall mean lawful money of the United States.

            "EMBARGOED PERSON" shall have the meaning assigned to such term in
Section 6.21.

            "ENVIRONMENT" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources, the workplace (including indoor air) or as otherwise defined in any Environmental Law.

            "ENVIRONMENTAL CLAIM" shall mean any claim, notice, demand, order, action, suit, proceeding or other communication alleging liability for investigation, remediation, removal, cleanup, Response, corrective action, damages to natural resources, personal injury, property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, Release or threatened Release in or into the Environment of, or exposure to, Hazardous Materials at any location, (ii) the Reclamation, or alleged need for Reclamation, of any current or former Mines, or (iii) any violation of Environmental Law, and shall include any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Materials or alleged injury or threat of injury to health, safety or the Environment as a result thereof.

            "ENVIRONMENTAL LAWS" shall mean any and all applicable former, present and future Requirements of Law relating to protection of public health or the Environment, the Release or threatened Release of Hazardous Materials, natural resources or natural resource damages, or occupational safety or health. Environmental Laws shall include, but not be limited to the CERCLA; the Resource Conservation and Recovery Act; the Toxic Substances Control Act; the Federal Water Pollution Control Act; the Hazardous Materials Transportation Act; the Clean Air Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Insecticide, Fungicide and Rodenticide Act; and the Endangered Species Act, each as amended, and any comparable state and local laws or regulations. Environmental Laws shall also include, but not be limited to, any and all applicable Mining Laws.

            "ENVIRONMENTAL OR MINING PERMIT" shall mean any permit, license, approval, consent or other authorization by or from a Governmental Authority required for coal mining or Reclamation or otherwise required under Environmental Law or Mining Law.

            "EQUITY FINANCING" shall mean the cash equity investment in Holdings by the Initial Investors on or prior to the Closing Date, in an amount not less than $146.25 million on terms and conditions previously disclosed in Sellers' third amended joint plan of reorganization filed with the Bankruptcy Court and otherwise satisfactory to the Administrative Agent.

            "EQUITY INTEREST" shall mean, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other equity interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the Closing Date or issued after the Closing Date, but excluding debt securities convertible or exchangeable into such equity.

            "EQUITY ISSUANCE" shall mean, without duplication, (i) any issuance or sale by Holdings after the Closing Date of any Equity Interests in Holdings (including any Equity Interests issued upon exercise of any warrant or option) or any warrants or options to purchase Equity Interests or (ii) any contribution to the capital of Holdings after the Closing Date; provided, however, that an Equity Issuance shall not include (w) any Preferred Stock Issuance or Debt Issuance, (x) the exercise of the Underwriting Warrants on or immediately after the Closing Date, (y) any such sale or issuance by Holdings of not more than an aggregate amount of 15% of its Equity Interests (including its Equity Interests issued upon exercise of any warrant or option or warrants or options to purchase its Equity Interests but excluding Disqualified Capital Stock), in each case, to directors, officers or employees of any Company and (z) any Excluded Issuance.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

            "ERISA AFFILIATE" shall mean, with respect to any person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

            "ERISA EVENT" shall mean (a) any "reportable event," as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the incurrence by any Company, any of its ERISA Affiliates or any its "related persons" (as defined in the Coal Act) of any liability under the Coal Act except with respect to premiums or other payments required thereunder which have been paid when due; (f) the incurrence by any Company or any of its ERISA Affiliates of any liability under the Black Lung Act; (g) the receipt by any Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which would reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan;
(h) the incurrence by any Company or any of its ERISA Affiliates of any liability with respect to the withdrawal from any Plan or Multiemployer Plan;
(i) the receipt by any Company or its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (j) the making of any amendment to any Plan which could result in the imposition of a lien or the posting of a bond or other security; and (k) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which would reasonably be expected to result in liability of any Company.

            "EURODOLLAR BORROWING" shall mean a Borrowing comprised of Eurodollar Loans.

            "EURODOLLAR LOAN" shall mean any Eurodollar Revolving Loan or Eurodollar Term Loan.

            "EURODOLLAR REVOLVING BORROWING" shall mean a Borrowing comprised of Eurodollar Revolving Loans.

            "EURODOLLAR REVOLVING LOAN" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.

            "EURODOLLAR TERM BORROWING" shall mean a Borrowing comprised of Eurodollar Term Loans.

            "EURODOLLAR TERM LOAN" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.

            "EVENT OF DEFAULT" shall have the meaning assigned to such term in
Article VIII.

            "EVERGREEN MINE" shall mean the Mine owned and operated by one or more of the Companies and located in Webster County, West Virginia.

            "EXCESS AMOUNT" shall have the meaning assigned to such term in
Section 2.10(h)(ii).

            "EXCESS CASH FLOW" shall mean, for any Excess Cash Flow Period, Consolidated EBITDA for such Excess Cash Flow Period, minus, without duplication:

            (a) Debt Service for such Excess Cash Flow Period;

            (b) any voluntary prepayments of Term Loans and any permanent voluntary reductions to the Revolving Commitments to the extent that an equal amount of the Revolving Loans simultaneously is repaid, in each case so long as such amounts are not already reflected in Debt Service, during such Excess Cash Flow Period;

            (c) Capital Expenditures during such Excess Cash Flow Period (excluding Capital Expenditures made in such Excess Cash Flow Period where a certificate in the form contemplated by the following clause (d) was previously delivered) that are paid in cash;

            (d) Capital Expenditures that Holdings or any of its Subsidiaries shall, during such Excess Cash Flow Period, become obligated to make but that are not made during such Excess Cash Flow Period; provided that Borrower shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such Excess Cash Flow Period, signed by a Responsible Officer of Borrower and certifying that such Capital Expenditures will be made in the following Excess Cash Flow Period;

            (e) the aggregate amount of Investments made in cash during such period pursuant to Sections 6.04(e) and (m) (other than Investments made with Excluded Issuances);

            (f) taxes of Holdings and its Subsidiaries that were paid in cash during such Excess Cash Flow Period or will be paid within six months after the end of such Excess Cash Flow Period and for which reserves have been established;

            (g) an amount equal to any increase in Consolidated Current Assets minus Consolidated Current Liabilities from the beginning to the end of such Excess Cash Flow Period;

            (h) losses excluded from the calculation of Consolidated Net Income by operation of clause (c) or (g) of the definition thereof that are paid in cash during such Excess Cash Flow Period;

            (i) to the extent added to determine Consolidated EBITDA, all items that did not result from a cash payment to Holdings or any of its consolidated Subsidiaries on a consolidated basis during such Excess Cash Flow Period; and

            (j) solely for the Excess Cash Flow Period ending on December 31, 2005, $10.0 million;

provided that any amount deducted pursuant of any of the foregoing clauses that will be paid after the close of such Excess Cash Flow Period shall not be deducted again in a subsequent Excess Cash Flow Period; plus, without duplication:

            (i) an amount equal to any decrease in Consolidated Current Assets minus Consolidated Current Liabilities from the beginning to the end of such Excess Cash Flow Period;

            (ii) all proceeds received during such Excess Cash Flow Period of any Indebtedness to the extent used to finance any Capital Expenditure (other than Indebtedness under this Agreement to the extent there is no corresponding deduction to Excess Cash Flow above in respect of the use of such borrowings);

            (iii) to the extent the amount of any permitted Capital Expenditures referred to in (d) above do not occur in the Excess Cash Flow Period specified in any certificate of Borrower provided pursuant to (d) above, the amounts of Capital Expenditures that were not so made in the Excess Cash Flow Period specified in such certificate;

            (iv) to the extent not included in the computation of Consolidated EBITDA, any return on or in respect of investments received in cash during such period, which investments were made pursuant to Section 6.04(m) (other than investments made from Excluded Issuances);

            (v) income or gain excluded from the calculation of Consolidated Net Income by operation of clause (c) or (g) of the definition thereof that is realized in cash during such Excess Cash Flow Period (net of any items relating thereto of a nature referred to in clauses (i) through (iv) of the definition of Net Cash Proceeds to the extent not already deducted in determining such income or gain and except to the extent such income or gain requires a mandatory prepayment pursuant to Section 2.10);

            (vi) to the extent deducted in the computation of Consolidated EBITDA, interest income; and

            (vii) to the extent subtracted in determining Consolidated EBITDA, all items that did not result from a cash payment by Holdings or any of its consolidated Subsidiaries on a consolidated basis during such Excess Cash Flow Period.

            "EXCESS CASH FLOW PERIOD" shall mean each fiscal year of Borrower ending on or after December 31, 2005.

            "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

            "EXCLUDED ISSUANCE" shall mean (i) an issuance and sale of Qualified Capital Stock of Holdings to one or more persons who own Equity Interests in Holdings immediately prior to such issuance and sale, to the extent such Qualified Capital Stock is used, or the Net Cash Proceeds thereof are used, within 270 days of the consummation of such issuance and sale, to finance Capital Expenditures or one or more Permitted Acquisitions, and which such Net Cash Proceeds, to the extent they exceed $1.0 million in any fiscal year, shall be deposited by Borrower in the Collateral Account and released only pursuant to
Article IX, or (ii) an issuance of Indebtedness pursuant to Section 6.01(n) and subject to Section 2.10(d), if applicable, so long as after giving effect to the incurrence of such Indebtedness, the Leverage Ratio is at least 0.25 to 1.00 less than the maximum Leverage Ratio permitted for the most recent Test Period as set forth in Section 6.10(a), calculated on a Pro Forma Basis.

            "EXCLUDED TAXES" shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, and (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by Borrower under Section 2.16), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.15(e) or inability to establish pursuant to
Section 2.15(e) that it is entitled to a complete exemption from withholding tax on or before the date such Foreign Lender becomes a party to this Agreement, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Borrower with respect to such withholding tax pursuant to Section 2.15(a) (it being understood and agreed, for the avoidance of doubt, that any withholding tax imposed on a Foreign Lender as a result of a Change in Law or regulation or interpretation thereof occurring after the time such Foreign Lender became a party to this Agreement shall not be an Excluded
Tax).

            "EXECUTIVE ORDER" shall have the meaning assigned to such term in
Section 3.24.

            "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

            "FEE LETTER" shall mean the Amended and Restated Bank Facilities Fee Letter, dated September 24, 2004, among Holdings, UBS Loan Finance LLC and UBS Securities LLC.

            "FEES" shall mean the Commitment Fees, the Administrative Agent Fees, the LC Participation Fees and the LC Fronting Fees.

            "FINAL MATURITY DATE" shall mean the later of the Revolving Maturity Date and the Term Loan Maturity Date.

            "FINANCIAL OFFICER" of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person, or any officer with an equivalent position performing duties normally attributable to any of the foregoing.

            "FIRREA" shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

            "FOREIGN LENDER" shall mean any Lender that is not, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or entity treated as a corporation created or organized in or under the laws of the United States, or any political subdivision thereof, (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust.

            "FOREIGN SUBSIDIARY" shall mean a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.

            "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis.

            "GOVERNMENTAL AUTHORITY" shall mean any federal, state, local or foreign court, central bank or governmental agency, authority, instrumentality or regulatory body or any subdivision thereof.

            "GOVERNMENTAL REAL PROPERTY DISCLOSURE REQUIREMENTS" shall mean any Requirement of Law of any Governmental Authority requiring notification of the buyer, lessee, mortgagee, assignee or other transferee of any Real Property, facility, establishment or business, or notification, registration or filing to or with any Governmental Authority, in connection with the sale, lease, mortgage, assignment or other transfer (including any transfer of control) of any Real Property, facility, establishment or business, of the actual or threatened presence or Release in or into the Environment, or the use, disposal or handling of Hazardous Materials on, at, under or near the Real Property, facility, establishment or business to be sold, leased, mortgaged, assigned or transferred.

            "GUARANTEED OBLIGATIONS" shall have the meaning assigned to such term in Section 7.01.

            "GUARANTEES" shall mean the guarantees issued pursuant to Article VII by Holdings and the Subsidiary Guarantors.

            "GUARANTORS" shall mean Holdings and the Subsidiary Guarantors.

            "HAZARDOUS MATERIALS" shall mean the following: hazardous substances; hazardous wastes; polychlorinated biphenyls ("PCBS") or any equipment containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials including any source, special nuclear or by-product material; petroleum, crude oil or any fraction thereof; any Coal ash, Coal combustion by-products or waste, boiler slag, scrubber residue or flue desulphurization material; and any other pollutant or contaminant or chemicals, wastes, materials, compounds, constituents or substances, which are prohibited, limited or regulated by or pursuant to, or which could give rise to liability under, Environmental Laws.

            "HEDGING AGREEMENT" shall mean any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

            "HEDGING OBLIGATIONS" shall mean obligations under or with respect to Hedging Agreements.

            "HOLDINGS" shall have the meaning assigned to such term in the preamble hereto.

            "HOLDINGS LEASE" shall mean the Coal Mining Lease, dated as of May 22, 1998, between Ark Land Company, as lessor and Holdings (as successor to Leslie Resources, Inc.), as lessee.

            "INDEBTEDNESS" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or advances; (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such person upon which interest charges are customarily paid or accrued; (d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person; (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms and not overdue by more than 150 days); (f) all Indebtedness of others secured by any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, but limited to the lesser of the fair market value of such property and the aggregate amount of the obligations so secured; (g) all Capital Lease Obligations, Purchase Money Obligations and synthetic lease obligations of such person; (h) all Hedging Obligations to the extent required to be reflected on a balance sheet of such person (provided that Hedging Obligations will not be considered Indebtedness for purposes of the definition of "Material Indebtedness" and Section 6.10); (i) all Attributable Indebtedness of such person; (j) all obligations of such person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, surety bonds, bankers' acceptances and similar credit transactions; and (k) all Contingent Obligations of such person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) above. The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person's ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Indebtedness expressly provide that such person is not liable therefor.

            "INDEMNIFIED TAXES" shall mean Taxes other than Excluded Taxes.

            "INDEMNITEE" shall have the meaning assigned to such term in Section 11.03(b).

            "INFORMATION" shall have the meaning assigned to such term in
Section 11.12.

            "INITIAL INVESTORS" shall mean Sponsor, its Controlled Investment Affiliates, one or more other investors listed on Schedule 1.01(a) hereto and other investors reasonably satisfactory to the Administrative Agent and the Arranger.

            "INSURANCE POLICIES" shall mean the insurance policies and coverages required to be maintained by each Loan Party which is an owner of Mortgaged Property with respect to the applicable Mortgaged Property pursuant to Section
5.04 and all renewals and extensions thereof.

            "INSURANCE REQUIREMENTS" shall mean, collectively, all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon each Loan Party which is an owner of Mortgaged Property and applicable to the Mortgaged Property or any use or condition thereof.

            "INTELLECTUAL PROPERTY" shall have the meaning assigned to such term in Section 3.06(a).

            "INTERCOMPANY NOTE" shall mean a promissory note substantially in the form of Exhibit O.

            "INTEREST ELECTION REQUEST" shall mean a request by Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with
Section 2.08(b), substantially in the form of Exhibit E.

            "INTEREST PAYMENT DATE" shall mean (a) with respect to any ABR Loan (including Swingline Loans), each January 10, April 10, July 10 and October 10 to occur during any period in which such Loan is outstanding, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, (c) with respect to any Revolving Loan or Swingline Loan, the Revolving Maturity Date or such earlier date on which the Revolving Commitments are terminated and (d) with respect to any Term Loan, the Term Loan Maturity Date.

            "INTEREST PERIOD" shall mean, with respect to any Eurodollar Borrowing, (x) until a Successful Syndication (as defined in the Commitment Letter) has occurred, the period commencing on the date of such Borrowing and ending seven days thereafter, or (y) after a Successful Syndication has occurred, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, if each affected Lender so agrees, nine months) thereafter, as Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing; provided, however, that an Interest Period shall be limited to the extent required under
Section 2.03(e).

            "INVESTMENTS" shall have the meaning assigned to such term in
Section 6.04.

            "IPO" shall mean the first underwritten public offering by Holdings of its Equity Interests after the Closing Date pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act.

            "ISSUING BANK" shall mean, as the context may require, (a) UBS AG, Stamford Branch, with respect to Letters of Credit issued by it; (b) any other Lender that may become an Issuing Bank pursuant to Section 2.18(j) or 2.18(k) with respect to Letters of Credit issued by such Lender; or (c) collectively, all of the foregoing.

            "JOINDER AGREEMENT" shall mean a joinder agreement substantially in the form of Exhibit F.

            "LAND COMPANIES" shall mean, collectively, ICG Eastern Land, LLC, ICG Hazard Land, LLC and any other Wholly Owned Subsidiary of an operating Subsidiary of Borrower that does not hold any assets other than Subsidiary Change of Control Agreements.

            "LC COMMITMENT" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.18. The amount of the LC Commitment shall initially be $60.0 million, but in no event shall exceed the aggregate amount of Revolving Commitments.

            "LC DISBURSEMENT" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

            "LC EXPOSURE" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all LC Reimbursement Obligations outstanding at such time. The LC Exposure of any Revolving Lender at any time shall mean its Pro Rata Percentage of the aggregate LC Exposure at such time.

            "LC FRONTING FEE" shall have the meaning assigned to such term in
Section 2.05(c).

            "LC PARTICIPATION FEE" shall have the meaning assigned to such term in Section 2.05(c).

            "LC REIMBURSEMENT OBLIGATIONS" shall mean Borrower's obligations under Section 2.18(e) to reimburse LC Disbursements.

            "LC REQUEST" shall mean a request by Borrower in accordance with the terms of Section 2.18(b) and substantially in the form of Exhibit G, or such other form as shall be approved by the Administrative Agent.

            "LC SUB-ACCOUNT" shall have the meaning assigned to such term in
Section 9.01(d).

            "LEASES" shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

            "LENDER ADDENDUM" shall mean with respect to any Lender on the Restatement Date, a lender addendum in the form of Exhibit H, to be executed and delivered by such Lender on the Restatement Date as provided in Section 11.14.

            "LENDER AFFILIATE" shall mean with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such advisor.

            "LENDERS" shall mean (a) the financial institutions that have become a party hereto pursuant to a Lender Addendum, other than, in each case, any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance, and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance, other than, in each case, any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance. Unless the context clearly indicates otherwise, the term "Lenders" shall include the Swingline Lender.

            "LESLIE MINE" shall mean the Mines owned and operated by one or more of the Companies and located in Clay, Knott, Leslie, Perry and Whitley Counties in Kentucky.

            "LETTER OF CREDIT" shall mean any Standby Letter of Credit or Commercial Letter of Credit issued or to be issued by the Issuing Bank under the LC Commitment for the account of Borrower pursuant to Section 2.18.

            "LETTER OF CREDIT EXPIRATION DATE" shall mean the date that is 30 days prior to the Revolving Maturity Date.

            "LEVERAGE RATIO" shall mean, at any date of determination, the ratio of Consolidated Indebtedness on such date to Consolidated EBITDA for the Test Period then most recently ended.

            "LIBOR RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period therefor, the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that (i) if no comparable term for an Interest Period is available, the LIBOR Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period and (ii) if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, "LIBOR Rate" shall mean, with respect to each day during each Interest Period pertaining to Eurodollar Borrowings comprising part of the same Borrowing, the rate per annum equal to the rate at which the Administrative Agent is offered deposits in dollars at approximately 11:00 a.m., London, England time, two Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such Eurodollar Borrowing to be outstanding during such Interest Period. "TELERATE BRITISH BANKERS ASSOC. INTEREST SETTLEMENT RATES PAGE" shall mean the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market).

            "LIEN" shall mean, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, claim, charge, assignment, hypothecation, security interest or other encumbrance of any kind or any filing of any financing statement under the UCC or any other similar notice of Lien under any similar notice or recording statute of any Governmental Authority, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by Requirement of Law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            "LIKE-KIND EXCHANGE" shall mean the exchange of equipment, reserves or similar property for property with a reasonably equivalent monetary value in the context of the Companies' normal business operations.

            "LOAN DOCUMENTS" shall mean this Agreement, the Letters of Credit, the Notes (if any), the Security Documents, the Commitment Letter, the Fee Letter, the Sponsor Syndication Letter, any documents or certificates executed by any Company in favor of the Issuing Bank relating to Letters of Credit, and all other documents, instruments and agreements executed and delivered by a Loan Party for the benefit of any Agent, the Issuing Bank or any Lender in connection herewith.

            "LOAN PARTIES" shall mean Holdings, Borrower and the Subsidiary Guarantors.

            "LOANS" shall mean, as the context may require, a Revolving Loan, a Term Loan or a Swingline Loan.

            "MARGIN STOCK" shall have the meaning assigned to such term in Regulation U.

            "MATERIAL ADVERSE EFFECT" shall mean (a) a material adverse effect on the business, property, results of operations or condition, financial or otherwise, of the Companies, taken as a whole; (b) material impairment of the ability of the Loan Parties to fully and timely perform any of their obligations under any Loan Document; (c) material impairment of the rights of or benefits or remedies available to the Lenders or the Collateral Agent under any Loan Document; or (d) a material adverse effect on the Collateral (taken as a whole) or the Liens in favor of the Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral or the priority of such Liens.

            "MATERIAL AGREEMENTS" shall mean the Acquisition Documents, the Reclamation Documents, the Material Coal Agreements and any other agreement to which any Company is a party, the termination of which, individually or in conjunction with any other agreements, would reasonably be expected to result in a Material Adverse Effect.

            "MATERIAL COAL AGREEMENTS" shall mean (a) any Coal Agreement listed on Schedule 1.01(b) and (b) any other Coal Agreement pursuant to which the amounts received by, or the amounts paid by, the Companies in any year exceed 5% of Consolidated EBITDA for such year.

            "MATERIAL INDEBTEDNESS" shall mean any Indebtedness (other than the Loans and Letters of Credit) of the Companies in an aggregate outstanding principal amount exceeding $5.0 million.

            "MAXIMUM RATE" shall have the meaning assigned to such term in
Section 11.13.

            "MINE" shall mean any excavation or opening into the earth now and hereafter made from which Coal is or can be extracted on or from any of the properties owned or leased by any Company, together with all appurtenances, fixtures, structures, improvements and all tangible property of whatsoever kind or nature in connection therewith.

            "MINIMUM SECURED RESERVES" shall mean the aggregate amount (in tons) of Coal reserves included in the Collateral on the date immediately following the Post Closing Action Completion Date, as certified in an Officers' Certificate of Borrower delivered to the Administrative Agent in accordance with
Section 5.15(a).

            "MINING LAWS" shall mean any and all applicable former, present and future Requirements of Law relating to surface or subsurface mining operations and activities. Mining Laws shall include, but not be limited to, the Federal Coal Leasing Amendments Act; the Surface Mining Control and Reclamation Act; all other applicable land reclamation and use statutes and regulations; the Federal Mine Safety Act of 1977; the Black Lung Act; and the Coal Act, each as amended, and any comparable state and local laws or regulations.

            "MINING LEASE" shall mean a Lease that provides a Company the right to mine Coal reserves.

            "MINING TITLE" shall mean fee simple title to surface and/or Coal or an undivided interest in fee simple title thereto or a leasehold interest in all or an undivided interest in surface and/or Coal together with no less than those real properties, easements, licenses, privileges, rights and appurtenances as are necessary to mine, remove, process and transport Coal in the manner presently operated.

            "MORTGAGE" shall mean an agreement, including, but not limited to, a mortgage, deed of trust or any other document, creating and evidencing a Lien on a Mortgaged Property, which (i) in the case of Real Property owned in fee, shall be substantially in the form of Exhibit I-1 or other form reasonably satisfactory to the Collateral Agent, and (ii) in the case of leased Real Property, shall be substantially in the form of Exhibit I-2 or other form reasonably satisfactory to the Collateral Agent, in each case, with such schedules and including such provisions as shall be necessary to conform such document to applicable Requirements of Law or as shall be customary under applicable Requirements of Law.

            "MORTGAGED PROPERTY" shall mean (a) each Real Property identified on
Schedule 1.01(c) hereto and (b) each Real Property, if any, which shall be subject to a Mortgage delivered after the Closing Date pursuant to Section 5.12(c) or 5.15(a).

            "MULTIEMPLOYER PLAN" shall mean a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA (a) to which any Company or any ERISA Affiliate is then making or accruing an obligation to make contributions; (b) to which any Company or any ERISA Affiliate has within the preceding five plan years made contributions; or (c) with respect to which any Company could incur liability.

            "NET CASH PROCEEDS" shall mean:

            (a) with respect to any Asset Sale (other than any issuance or sale of Equity Interests), the cash proceeds received by any Company (including cash proceeds subsequently received (as and when received by such Company) in respect of non-cash consideration initially received) net of (i) selling expenses (including reasonable brokers' fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and Borrower's good faith estimate of income or gains taxes paid or payable in connection with such sale); (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Asset Sale or (y) any other liabilities retained by any Company associated with the properties sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); (iii) Borrower's good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold within 90 days of such Asset Sale (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 90 days of such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds); and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by a Lien on the properties sold in such Asset Sale (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such properties);

            (b) with respect to any Debt Issuance, any Equity Issuance or any other issuance or sale of Equity Interests by any Company (other than an issuance or sale to Borrower or any Guarantor (other than the Land Companies)), the cash proceeds thereof, net of customary fees, commissions, underwriting discounts, costs and other expenses incurred in connection therewith; and

            (c) with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received in respect thereof, net of all taxes thereon and all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event.

            "NOTES" shall mean the notes evidencing the Term Loans, Revolving Loans or Swingline Loans issued pursuant to this Agreement, substantially in the form of Exhibit J-1, J-2 or J-3.

            "OBLIGATIONS" shall mean (a) obligations of Borrower and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by Borrower and the other Loan Parties under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of LC Reimbursement Obligations, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Borrower and the other Loan Parties under this Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of Borrower and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents,
(c) the due and punctual payment and performance of all obligations of Borrower and the other Loan Parties under each Hedging Agreement relating to the Loans entered into with any counterparty that was a Lender or an Affiliate of a Lender at the time such Hedging Agreement was entered into and (d) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to any Lender, any Affiliate of a Lender, the Administrative Agent or the Collateral Agent arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfer of funds.

            "OFAC" shall have the meaning assigned to such term in Section 3.24.

            "OFFICERS' CERTIFICATE" shall mean a certificate executed by the chairman of the Board of Directors (if an officer), the chief executive officer or the president and one of the Financial Officers, each in his or her official (and not individual) capacity.

            "ORGANIZATIONAL DOCUMENTS" shall mean, with respect to any person,
(i) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such person and (v) in any other case, the functional equivalent of the foregoing.

            "ORIGINAL CREDIT AGREEMENT" shall have the meaning assigned to such term in Section 11.16.

            "ORIGINAL SHAREHOLDERS AGREEMENT" shall mean the Amended and Restated Limited Liability Company Agreement of International Coal Group, LLC, dated as of May 13, 2004.

            "OTHER LIST" shall have the meaning assigned to such term in Section 6.21.

            "OTHER TAXES" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including interest, fines, penalties and additions to tax) arising from any payment made or required to be made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

            "OVERRIDING ROYALTY DEEDS" shall mean the Deeds of Overriding Royalty entered into by one or more Companies and the trustee under the Trust Agreement as contemplated by the Reclamation Agreement, including the Deeds of Overriding Royalty set forth on Schedule 3.09(c).

            "OVERRIDING ROYALTY PURCHASE AGREEMENTS" shall mean the Overriding Royalty Purchase Agreements entered into by one or more Companies and Lexington Coal Company, LLC, including the Overriding Royalty Purchase Agreements set forth on Schedule 3.09(c).

            "PARTICIPANT" shall have the meaning assigned to such term in
Section 11.04(e).

            "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

            "PERFECTION CERTIFICATE" shall mean a certificate in the form of Exhibit K-l or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

            "PERFECTION CERTIFICATE SUPPLEMENT" shall mean a certificate supplement in the form of Exhibit K-2 or any other form approved by the Collateral Agent.

            "PERMITTED ACQUISITION" shall mean, with respect to any person, any transaction or series of related transactions for (a) the direct or indirect (x) acquisition by such specified person of all or substantially all of the property of another person, or of any business or division of another person or (y) acquisition by such specified person of in excess of 50% of the Equity Interests of another person, (b) the causing of another person to become a Subsidiary of such specified person, or (c) the merger or consolidation or any other combination with another person, if each of the following conditions is met:

            (i) no Default then exists or would result therefrom;

            (ii) after giving effect to such transaction on a Pro Forma Basis, Borrower shall be in compliance with all covenants set forth in Sections 6.10(a), (b) and (c) as of the most recent Test Period ending at least four months prior to the date of such transaction (assuming, for purposes of Sections 6.10(a), (b) and (c), that such transaction, and all other Permitted Acquisitions consummated since the first day of the most recent Test Period for each of the financial covenants set forth in Section 6.10, had occurred on the first day of the applicable most recent Test Period);

            (iii) no Company shall, in connection with such transaction, assume or remain liable with respect to any Indebtedness, except to the extent permitted under Section 6.01;

            (iv) after giving effect to such transaction, each of the representations and warranties made by any Loan Party set forth in Article III hereof or in any other Loan Document shall be true and correct in all material respects (except that any representation or warranty that is qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all respects) on and as of the date of such transaction, except to the extent such representations and warranties expressly relate to an earlier date;

            (v) the person or business to be acquired shall be, or shall be engaged in, a business of the type that Borrower and its Subsidiaries are permitted to be engaged in under Section 6.15 and the property acquired in connection with any such transaction shall be made subject to the Lien of the Security Documents and shall be free and clear of any other Liens, other than Permitted Liens;

            (vi) the Board of Directors of the person to be acquired shall not have indicated publicly its opposition to the consummation of such acquisition (which opposition has not been publicly withdrawn);

            (vii) all transactions in connection therewith shall be consummated in accordance with all applicable Requirements of Law of all applicable Governmental Authorities in all material respects;

            (viii) with respect to any transaction involving Acquisition Consideration of more than $5.0 million, unless the Administrative Agent shall otherwise agree, Borrower shall have provided the Administrative Agent and the Lenders with (A) to the extent available, historical financial statements for the last three fiscal years of the person or business to be acquired ended at least four months prior to the date of such transaction (audited if available without undue cost or delay) and unaudited financial statements thereof for the most recent interim period which are available, (B) reasonably detailed projections for the succeeding five years pertaining to the person or business to be acquired and updated projections for Borrower after giving effect to such transaction, (C) a reasonably detailed description of all material information relating thereto and copies of all material documentation pertaining to such transaction, and (D) all such other information and data relating to such transaction or the person or business to be acquired as may be reasonably requested by the Administrative Agent or the Required Lenders;

            (ix) at least 10 Business Days prior to the proposed date of consummation of the transaction, Borrower shall have delivered to the Agents and the Lenders an Officers' Certificate certifying that (A) such transaction complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (B) such transaction would not reasonably be expected to result in a Material Adverse Effect;

            (x) after giving effect to such transaction, the aggregate Acquisition Consideration for all Permitted Acquisitions in any fiscal year (exclusive of any amounts financed by Excluded Issuances) shall not exceed $40.0 million; provided that any Equity Interests constituting all or a portion of such Acquisition Consideration shall not have a cash dividend requirement on or prior to the Final Maturity Date; and

            (xi) immediately before and after giving effect to such transaction, the aggregate of all Revolving Commitments minus the aggregate of all Revolving Exposures shall be at least $20.0 million.

            "PERMITTED COLLATERAL LIENS" shall mean (i) Contested Liens (as defined in the Security Agreement) and (ii) the Liens described in clauses (a),
(b), (c), (d), (e), (f), (g), (h), (i), (k), (m), (n), (o), (q), (r) and (s) of
Section 6.02.

            "PERMITTED HOLDERS" shall mean Sponsor and its Controlled Investment Affiliates.

            "PERMITTED LIENS" shall have the meaning assigned to such term in
Section 6.02.

            "PERSON" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof, in any case, whether acting in a personal, fiduciary or other capacity.

            "PIKE COUNTY MINE" shall mean the Mine owned and operated by one or more of the Companies and located in Knott County, Kentucky.

            "PLAN" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA which is maintained or contributed to by any Company or its ERISA Affiliate or with respect to which any Company could incur liability (including under Section 4069 of ERISA).

            "POST CLOSING ACTIONS COMPLETION DATE" shall mean the date on which the Companies shall have completed the required actions set forth in Schedule
5.15 in accordance with such Schedule.

            "PREFERRED STOCK" shall mean, with respect to any person, any and all preferred or preference Equity Interests (however designated) of such person whether now outstanding or issued after the Closing Date.

            "PREFERRED STOCK ISSUANCE" shall mean the issuance or sale by any Company of any Preferred Stock after the Closing Date (other than (x) as permitted by Section 6.01 or (y) any Excluded Issuance).

            "PREMISES" shall have the meaning assigned thereto in any applicable Mortgage.

            "PREP PLANT LEASE" shall mean each Lease entered into by any Company in respect of a preparation plant and/or related property or Real Property on which a preparation plant is situated. Any Prep Plant Lease which also provides a Company with the right to mine Coal reserves shall also be considered a Mining Lease.

            "PRO FORMA BASIS" shall mean, with respect to any transaction or event, on a pro forma basis giving effect to the consummation of such transaction or the occurrence of such event, with such pro forma basis being either (i) on a basis in accordance with GAAP and Regulation S-X or (ii) on a basis otherwise reasonably satisfactory to the Administrative Agent.

            "PRO RATA PERCENTAGE" of any Revolving Lender at any time shall mean the percentage of the total Revolving Commitments of all Revolving Lenders represented by such Lender's Revolving Commitment.

            "PROPERTY" shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property.

            "PURCHASE MONEY OBLIGATION" shall mean, for any person, the obligations of such person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any property (including Equity Interests of any person) or the cost of installation, construction or improvement of any property and any refinancing thereof; provided, however, that (i) such Indebtedness is incurred within 180 days after the completion of such acquisition, installation, construction or improvement of such property by such person and (ii) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.

            "QUALIFIED CAPITAL STOCK" of any person shall mean any Equity Interests of such person that are not Disqualified Capital Stock.

            "REAL PROPERTY" shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments, appurtenances, improvements and fixtures relating thereto.

            "RECLAMATION" shall mean the reclamation and restoration of land, water and Mines, and any other Environment affected by such Mines, as required pursuant to Mining Laws.

            "RECLAMATION AGREEMENT" shall mean the Permitting and Reclamation Plan Agreement, dated as of August 31, 2004, among Holdings, Oldcoal, LLC, a Delaware limited liability company, Travelers Casualty and Surety Company of America, American International Specialty Lines Insurance Company, the Insurance Company of the State of Pennsylvania, the United States Department of Interior, Office of Surface Mining, Reclamation and Enforcement, the West Virginia Department of Environmental Protection, the Kentucky Environmental and Public Protection Cabinet, Department of Natural Resources, the Indiana Department of Natural Resources, and the Illinois Department of Natural Resources.

            "RECLAMATION DOCUMENTS" shall mean, collectively, the Reclamation Agreement, the Bonding Agreements, the Trust Agreement, the Overriding Royalty Deeds and the Overriding Royalty Purchase Agreements.

            "REGISTER" shall have the meaning assigned to such term in Section 11.04(c).

            "REGULATION D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "REGULATION S-X" shall mean Regulation S-X promulgated under the Securities Act.

            "REGULATION T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "REGULATION X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "RELEASE" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating of any Hazardous Material in, into, onto or through the Environment.

            "REQUIRED LENDERS" shall mean, at any time, Lenders having Loans, LC Exposure and unused Revolving Commitments representing more than 50% of the sum of all Loans outstanding, LC Exposure and unused Revolving Commitments at such time.

            "REQUIREMENTS OF LAW" shall mean, collectively, any and all requirements of any Governmental Authority, including any and all laws, ordinances, rules, regulations, decrees, orders, judgments, consent orders, consent decrees, common law or any or similar statutes, binding requirements or case law.

            "RESPONSE" shall mean (a) "response" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the environment;
(ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, clause (i) or (ii) above.

            "RESPONSIBLE OFFICER" of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof with responsibility for the administration of the obligations of such person in respect of this Agreement.

            "RESTATEMENT DATE" shall mean the date on which this Agreement is executed and delivered by all persons intended to be parties hereto and the conditions set forth in Section 4.01A are satisfied.

            "REVOLVING AVAILABILITY PERIOD" shall mean the period from and including the Closing Date to but excluding the earlier of (i) the Business Day preceding the Revolving Maturity Date and (ii) the date of termination of the Revolving Commitments.

            "REVOLVING BORROWING" shall mean a Borrowing comprised of Revolving Loans.

            "REVOLVING COMMITMENT" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans hereunder up to the amount set forth on Schedule I to the Lender Addendum executed and delivered by such Lender or by an amendment to this Agreement pursuant to Section 11.02(e), or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04. The aggregate amount of the Lenders' Revolving Commitments on the Closing Date is $110.0 million.

            "REVOLVING EXPOSURE" shall mean, with respect to any Lender at any time, without duplication, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender's LC Exposure, plus the aggregate amount at such time of such Lender's Swingline Exposure.

            "REVOLVING LENDER" shall mean a Lender with a Revolving Commitment.

            "REVOLVING LOAN" shall mean a Loan made by the Lenders to Borrower pursuant to Section 2.01(b) or by an amendment to this Agreement pursuant to
Section 11.02(e). Each Revolving Loan shall either be an ABR Revolving Loan or a Eurodollar Revolving Loan.

            "REVOLVING MATURITY DATE" shall mean the date which is five years after the Closing Date or, if such date is not a Business Day, the first Business Day thereafter.

            "SALE AND LEASEBACK TRANSACTION" shall have the meaning assigned to such term in Section 6.03.

            "SALE ORDER" shall mean the order, pursuant to Sections 105, 362, 363 and 365 of the Bankruptcy Code, approving the sale of the Acquired Business pursuant to the Acquisition Agreement, entered by the Bankruptcy Court on September 16, 2004.

            "SARBANES-OXLEY ACT" shall mean the United States Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder.

            "SDN LIST" shall have the meaning assigned to such term in Section 6.21.

            "SECURED LEVERAGE RATIO" shall mean, at any date of determination, the ratio of Consolidated Secured Indebtedness on such date to Consolidated EBITDA for the Test Period then most recently ended.

            "SECURED PARTIES" shall mean, collectively, the Administrative Agent, the Collateral Agent, each other Agent, the Lenders, the Issuing Bank and each party to a Hedging Agreement relating to the Loans if at the date of entering into such Hedging Agreement such person was a Lender or an Affiliate of a Lender and such person executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such person (i) appoints the Collateral Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Sections 10.03 and 10.09.

            "SECURITIES ACT" shall mean the Securities Act of 1933.

            "SECURITIES COLLATERAL" shall have the meaning assigned to such term in the Security Agreement.

            "SECURITY AGREEMENT" shall mean a Security Agreement substantially in the form of Exhibit L among the Loan Parties and Collateral Agent for the benefit of the Secured Parties.

            "SECURITY AGREEMENT COLLATERAL" shall mean all property pledged or granted as collateral pursuant to the Security Agreement delivered on the Closing Date or thereafter pursuant to Section 5.12.

            "SECURITY DOCUMENTS" shall mean the Security Agreement, the Mortgages and each other security document or pledge agreement delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as collateral for the Obligations, and all UCC or other financing statements or instruments of perfection required by this Agreement, the Security Agreement, any Mortgage or any other such security document or pledge agreement to be filed with respect to the security interests in property and fixtures created pursuant to the Security Agreement, or any Mortgage and any other document or instrument utilized to pledge as collateral for the Obligations any property.

            "SELLERS" shall have the meaning assigned to such term in the first recital hereto.

            "SIGNIFICANT MINING PROPERTIES" shall mean, collectively, the Evergreen Mine, the Leslie Mine, the Pike Mine, the Sunny Ridge Mine and the Turris Mine.

            "SPONSOR" shall mean WL Ross & Co. LLC.

            "SPONSOR SYNDICATION LETTER" shall mean the Sponsor Syndication Letter, dated September 24, 2004, among Sponsor, UBS Loan Finance LLC and UBS Securities LLC.

            "STANDBY LETTER OF CREDIT" shall mean any standby letter of credit or similar instrument issued for the purpose of supporting (a) workers' compensation liabilities of Borrower or any of its Subsidiaries, (b) the obligations of third-party insurers of Borrower or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third-party insurers to obtain such letters of credit, (c) performance, payment, deposit or surety obligations of Borrower or any of its Subsidiaries if required by any Requirement of Law or in accordance with custom and practice in the industry or
(d) other general corporate purposes of Borrower and its Subsidiaries.

            "STATUTORY RESERVES" shall mean for any Interest Period for any Eurodollar Borrowing, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion dollars against "Eurodollar liabilities" (as such term is used in Regulation D). Eurodollar Borrowings shall be deemed to constitute Eurodollar liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

            "SUBSIDIARY" shall mean, with respect to any person (the "PARENT") at any date, (i) any person the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more other subsidiaries of the parent, (iii) any partnership (a) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (b) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iv) any other person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise, "Subsidiary" refers to a Subsidiary of Borrower.

            "SUBSIDIARY CHANGE OF CONTROL AGREEMENT" shall mean any lease, contract or other agreement (in each case, other than the Travelers Indemnity Agreement, the Travelers Bonding Agreement and any renewal, amendment or replacement of the foregoing on substantially the same terms) that prohibits, restricts or otherwise impairs the granting or enforcement of a Lien on the Equity Interests in any Subsidiary of Borrower to the Collateral Agent for the benefit of the Secured Parties or under which the granting or enforcement of such Lien would result in a default, termination, right to terminate or other remedy in favor of the counterparty thereto.

            "SUBSIDIARY GUARANTOR" shall mean each Subsidiary listed on Schedule 1.01(d), and each other Subsidiary that is or becomes a party to this Agreement pursuant to Section 5.12.

            "SUCCESSFUL SYNDICATION" shall have the meaning assigned to such term in the Fee Letter.

            "SUNNY RIDGE MINE" shall mean the Mine owned and operated by one or more of the Companies and located in Pike County, Kentucky.

            "SUPERMAJORITY LENDERS" shall mean at any time, Lenders having Loans, LC Exposure and unused Revolving Commitments representing at least 66 2/3% of the sum of all Loans outstanding, LC Exposure and unused Revolving Commitments at such time.

            "SURVEY" shall mean a survey of any Mortgaged Property (and all improvements thereon) that is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the state where such Mortgaged Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent, the Collateral Agent and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue the endorsements of the type reasonably requested by the Collateral Agent or (b) otherwise acceptable to the Collateral Agent in the exercise of its reasonable discretion.

            "SWINGLINE COMMITMENT" shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.17, as the same may be reduced from time to time pursuant to Section 2.07. The amount of the Swingline Commitment shall initially be $10.0 million, but in no event exceed the Revolving Commitment.

            "SWINGLINE EXPOSURE" shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

            "SWINGLINE LENDER" shall have the meaning assigned to such term in the preamble hereto.

            "SWINGLINE LOAN" shall mean any loan made by the Swingline Lender pursuant to Section 2.17.

            "SYNDICATION AGENT" shall have the meaning assigned to such term in the preamble hereto.

            "TAX RETURNS" shall mean all returns, statements, filings, attachments and other documents or certifications required to be filed in respect of Taxes.

            "TAXES" shall mean (i) any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis and any and all liabilities (including interest, fines, penalties or additions to tax, in each case solely in respect of any payment of taxes) with respect to the foregoing, and (ii) any transferee, successor, joint and several, contractual or other liability (including liability pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. law)) in respect of any item described in clause (i).

            "TERM BORROWING" shall mean a Borrowing comprised of Term Loans.

            "TERM LOAN COMMITMENT" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Closing Date or the Restatement Date in the amount set forth on Schedule I to the Lender Addendum executed and delivered by such Lender. The initial aggregate amount of the Lenders' Term Loan Commitments is $175.0 million.

            "TERM LOAN LENDER" shall mean a Lender with a Term Loan Commitment or an outstanding Term Loan.

            "TERM LOAN MATURITY DATE" shall mean the date which is six years after the Closing Date or, if such date is not a Business Day, the first Business Day thereafter.

            "TERM LOAN REPAYMENT DATE" shall have the meaning assigned to such term in Section 2.09(a).

            "TERM LOANS" shall mean the term loans made by the Lenders to Borrower pursuant to Section 2.01(a) or by an amendment to this Agreement pursuant to Section 11.02(e). Each Term Loan shall be either an ABR Term Loan or a Eurodollar Term Loan.

            "TEST PERIOD" shall mean, at any time, the four consecutive fiscal quarters of Borrower then last ended (in each case taken as one accounting period) for which financial statements have been or are required to have been delivered pursuant to Section 5.01(a) or (b).

            "TITLE COMPANY" shall mean any title insurance company as shall be retained by Borrower and reasonably acceptable to the Administrative Agent.

            "TITLE POLICY" shall mean a title insurance policy insuring any Mortgaged Property.

            "TRANSACTION DOCUMENTS" shall mean the Acquisition Documents, the Reclamation Documents and the Loan Documents.

            "TRANSACTIONS" shall mean, collectively, the transactions to occur on or prior to the Restatement Date pursuant to the Transaction Documents, including (a) the consummation of the Acquisition; (b) the execution, delivery and performance of the Loan Documents, the initial Credit Extensions hereunder and the Credit Extensions made on the Restatement Date; (c) the Equity Financing; and (d) the payment of all fees and expenses to be paid on or prior to the Restatement Date and owing in connection with the foregoing.

            "TRANSFERRED GUARANTOR" shall have the meaning assigned to such term in Section 7.09.

            "TRAVELERS" shall mean Travelers Casualty and Surety Company of America, together with its Affiliates.

            "TRAVELERS BONDING AGREEMENT" shall mean the Bonding Agreement, dated as of September 30, 2004, among Travelers, Holdings and the Companies listed on Schedule A thereto.

            "TRAVELERS COLLATERAL ACCOUNT" shall mean the "Collateral Account", as defined in the Travelers Bonding Agreement.

            "TRAVELERS INDEMNITY AGREEMENT" shall mean the General Contract of Indemnity, dated as of September 30, 2004, by Holdings and the Companies listed on Exhibit A thereto in favor of Travelers.

            "TRUST AGREEMENT" shall mean the Trust Agreement, dated as of September 30, 2004, among Travelers, AIG and the trustee thereunder.

            "TURRIS MINE" shall mean the Mine owned and operated by one or more of the Companies and located in Sangamon and Logan Counties in Illinois.

            "TYPE," when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBOR Rate or the Alternate Base Rate.

            "UCC" shall mean the Uniform Commercial Code as in effect from time to time in any applicable state or jurisdiction.

            "UNDERWRITING WARRANTS" shall mean the following number of warrants issued to the following holders under the Original Shareholders Agreement:

             HOLDER                                 WARRANTS
----------------------------------                 ---------
WLR Coal Holdings, LLC                             1,500,000
Contrarian Funds, LLC                              1,804,200
Greenlight Capital Qualified, L.P.                   558,600
Stark Event Trading, Ltd.                          1,797,000
The Varde Fund V, L.P.                             1,840,200

            "UNITED STATES" shall mean the United States of America.

            "VOTING STOCK" shall mean, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such person.

            "WHOLLY OWNED SUBSIDIARY" shall mean, as to any person, (a) any corporation 100% of whose capital stock (other than directors' qualifying shares) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100% equity interest at such time.

            "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02 CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing," "Borrowing of Term Loans") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

            SECTION 1.03 TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any Loan Document or other agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any person shall be construed to include such person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless otherwise indicated, and (e) all references to "date hereof" shall mean the date of this Agreement.

            SECTION 1.04 ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP, as in effect on the date hereof, provided that if Borrower notifies the Administrative Agent and the Lenders that Borrower wishes to amend any covenant in Article VI to eliminate the effect of any change in GAAP that occurs after the Closing Date on the operation of such covenant (or if the Administrative Agent notifies Borrower that the Administrative Agent or the Required Lenders wish to amend Article VI for such purpose), then Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to Borrower, the Administrative Agent and the Required Lenders, Borrower, the Administrative Agent and the Lenders agreeing to enter into negotiations to amend any such covenant promptly upon receipt from any party entitled to send such notice.

            SECTION 1.05 RESOLUTION OF DRAFTING AMBIGUITIES. Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

                                   ARTICLE II

                                   THE CREDITS

            SECTION 2.01 COMMITMENTS. Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

            (a) each Term Loan Lender agrees, severally and not jointly, to make Term Loans to Borrower on the Closing Date and the Restatement Date in the principal amount not to exceed its Term Loan Commitment; and

            (b) each Revolving Lender agrees, severally and not jointly, to make Revolving Loans to Borrower, at any time and from time to time on and after the Closing Date until the earlier of the Revolving Maturity Date and the termination of the Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment.

            Amounts paid or prepaid in respect of Term Loans may not be reborrowed. Within the limits set forth in clause (b) above and subject to the terms, conditions and limitations set forth herein, Borrower may borrow, pay or prepay and reborrow Revolving Loans.

            SECTION 2.02 LOANS. (a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.18(e)(ii), Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $500,000 and not less than $2.0 million or (ii) equal to the remaining available balance of the applicable Commitments.

            (b) Subject to Section 2.11, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as Borrower may request pursuant to
Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of Borrower to repay such Loan in accordance with the terms of this Agreement and shall not subject Borrower to any increased costs pursuant to Section 2.12 that would otherwise not be applicable to such Lender or, under Section 2.11, would result in the inability of Borrower to borrow Eurodollar Loans if Borrower would be able to borrow Eurodollar Loans had such Lender funded such Eurodollar Loan directly. Borrowings of more than one Type may be outstanding at the same time; provided that Borrower shall not be entitled to request any Borrowing that, if made, would result in more than five Eurodollar Borrowings outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

            (c) Except with respect to Loans made pursuant to Section 2.18(e)(ii), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 11:00 a.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account as directed by Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

            (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date (or, with respect to Borrowings of ABR Loans, the time) of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph
(c) above, and the Administrative Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement, and Borrower's obligation to repay the Administrative Agent such corresponding amount pursuant to this
Section 2.02(d) shall cease.

            (e) Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or Term Loan Maturity Date, as applicable.

            SECTION 2.03 BORROWING PROCEDURE. To request a Revolving Borrowing or Term Borrowing, Borrower shall deliver, by hand delivery or telecopy, a duly completed and executed Borrowing Request to the Administrative Agent (i) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 9:00 a.m., New York City time, on the date of the proposed Borrowing. Each Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

            (a) whether the requested Borrowing is to be a Borrowing of Revolving Loans or Term Loans;

            (b) the aggregate amount of such Borrowing;

            (c) the date of such Borrowing, which shall be a Business Day;

            (d) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

            (e) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; provided that until the date on which the Syndication Agent shall have notified Borrower that a Successful Syndication has been achieved, the Interest Period shall be seven days;

            (f) the location and number of Borrower's account to which funds are to be disbursed; and

            (g) that the conditions set forth in Sections 4.02(b) through (d) are satisfied as of the date of the notice.

            If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then Borrower shall be deemed to have selected an Interest Period of one month's duration (subject to the proviso in clause (e) above). Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

            SECTION 2.04 EVIDENCE OF DEBT; REPAYMENT OF LOANS. (a) Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Term Loan Lender, the principal amount of each Term Loan of such Term Loan Lender as provided in Section 2.09, (ii) to the Administrative Agent for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan of such Revolving Lender on the Revolving Maturity Date and
(iii) to the Swingline Lender, the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least one Business Day after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

            (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type and Class thereof and the Interest Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder; and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

            (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence, absent manifest error, of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of Borrower to repay the Loans in accordance with their terms.

            (e) Any Lender by written notice to Borrower (with a copy to the Administrative Agent) may request that Loans of any Class made by it be evidenced by a promissory note. In such event, Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of Exhibit J-1, J-2 or J-3, as the case may be. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns). Upon the request of Borrower after payment in full of all the Obligations, each Lender that has received a promissory note pursuant to this Section 2.04(e) shall deliver such promissory note to Borrower.

            SECTION 2.05 FEES.

            (a) Commitment Fee. Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee (a "COMMITMENT FEE") equal to the Applicable Fee per annum on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Revolving Commitment terminates. Accrued Commitment Fees shall be payable in arrears (A) on January 10, April 10, July 10 and October 10 of each year, commencing on the first such date to occur after the date hereof, and (B) on the date on which such Revolving Commitment terminates. Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing Commitment Fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

            (b) Administrative Agent Fees. Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter and such other fees payable in the amounts and at the times separately as may be agreed upon in writing between Borrower and the Administrative Agent (the "ADMINISTRATIVE AGENT FEES").

            (c) LC Participation and Fronting Fees. Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee ("LC PARTICIPATION FEE") with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin from time to time used to determine the interest rate on Eurodollar Revolving Loans pursuant to Section 2.06 on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to LC Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee ("LC FRONTING FEE"), which shall accrue at the rate of 0.20% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to LC Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's customary fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued LC Participation Fees and LC Fronting Fees shall be payable in arrears (i) on January 10, April 10, July 10 and October 10 of each year, commencing on the first such date to occur after the Closing Date, and (ii) on the date on which the Revolving Commitments terminate. Any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the

Issuing Bank pursuant to this paragraph shall be payable within 10 days after written demand therefor. All LC Participation Fees and LC Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            (d) All Fees shall be paid in U.S. dollars on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that Borrower shall pay the LC Fronting Fees directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

            SECTION 2.06 INTEREST ON LOANS. (a) Subject to the provisions of
Section 2.06(c), the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin in effect from time to time.

            (b) Subject to the provisions of Section 2.06(c), the Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

            (c) Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, if elected by the Required Lenders, all Loans outstanding, all unpaid LC Disbursements and all other Obligations that are then due and unpaid shall, to the extent permitted by applicable law, bear interest, after as well as before judgment and including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws, payable on demand at a per annum rate equal to 2% plus the higher of (i) the Alternate Base Rate plus the Applicable Margin and (ii) the rate (including Applicable Margin, if any) otherwise applicable to such Obligations as provided in the preceding paragraphs of this Section 2.06 or in Section 2.05, as applicable.

            (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.06(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or a Swingline Loan), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

            (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBOR Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.

            SECTION 2.07 TERMINATION AND REDUCTION OF COMMITMENTS. (a) The Term Loan Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Restatement Date. The Revolving Commitments, the Swingline Commitment and the LC Commitment shall automatically terminate on the Revolving Maturity Date.

            (b) At its option, Borrower may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $2.0 million and (ii) the Revolving Commitments shall not be terminated or reduced to the extent that, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the aggregate amount of Revolving Exposures would exceed the aggregate amount of Revolving Commitments.

            (c) Borrower shall notify the Administrative Agent in writing of any election to terminate or reduce the Commitments under Section 2.07(b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by Borrower (by notice to the Administrative Agent on or prior to three Business Days prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

            SECTION 2.08 INTEREST ELECTIONS. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary, Borrower shall not be entitled to request any conversion or continuation that, if made, would result in more than five Eurodollar Borrowings outstanding hereunder at any one time. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

            (b) To make an election pursuant to this Section, Borrower shall deliver, by hand delivery or telecopy, a duly completed and executed Interest Election Request to the Administrative Agent not later than the time that a Borrowing Request would be required under Section 2.03 if Borrower were requesting a Revolving Borrowing or Term Borrowing of the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be irrevocable.

            (c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:

            (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, or if outstanding Borrowings are being combined, allocation to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

            (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

            (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

            (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period"; provided that until the date on which the Syndication Agent shall have notified Borrower that a Successful Syndication has been achieved, the Interest Period shall be seven days.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then Borrower shall be deemed to have selected an Interest Period of one month's duration (subject to the proviso in clause
(iv) above).

            (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

            (e) If an Interest Election Request with respect to a Eurodollar Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, the Administrative Agent or the Required Lenders may require, by notice to Borrower, that (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

            SECTION 2.09 AMORTIZATION OF TERM BORROWINGS. (a) Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth on Annex II, or if any such date is not a Business Day, on the immediately preceding Business Day (each such date, a "TERM LOAN REPAYMENT DATE"), a principal amount of the Term Loans equal to the amount set forth on Annex II for such date (as adjusted from time to time pursuant to Section 2.10(h)), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

            (b) To the extent not previously paid, all Term Loans shall be due and payable on the Term Loan Maturity Date.

            SECTION 2.10 OPTIONAL AND MANDATORY PREPAYMENTS.

            (a) Optional Prepayments. Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, subject to the requirements of this Section 2.10; provided that each partial prepayment shall be in an amount that is an integral multiple of $500,000 and not less than $2.0 million.

            (b) Revolving Loan Prepayments. (i) In the event of the termination of all the Revolving Commitments, Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Borrowings and all outstanding Swingline Loans and replace all outstanding Letters of Credit or cash collateralize all outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i).

            (ii) In the event of any partial reduction of the Revolving Commitments, then (x) at or prior to the effective date of such reduction, the Administrative Agent shall notify Borrower and the Revolving Lenders of the sum of the Revolving Exposures after giving effect to such reduction and (y) if the sum of the Revolving Exposures would exceed the aggregate amount of Revolving Commitments after giving effect to such reduction, then Borrower shall, on the date of such reduction, first, repay or prepay Swingline Loans, second, repay or prepay Revolving Borrowings and third, replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.

            (iii) In the event that the sum of all Lenders' Revolving Exposures exceeds the Revolving Commitments then in effect, Borrower shall, without notice or demand, immediately first, repay or prepay Swingline Loans, second, repay or prepay Revolving Borrowings, and third, replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.

            (iv) In the event that the aggregate LC Exposure exceeds the LC Commitment then in effect, Borrower shall, without notice or demand, immediately replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.

            (c) Asset Sales. Not later than five Business Days following the receipt of any Net Cash Proceeds of any Asset Sale by any Company, Borrower shall apply 100% of such Net Cash Proceeds to make prepayments in accordance with Sections 2.10(h) and (i); provided that:

            (i) no such prepayment shall be required under this Section 2.10(c) with respect to (A) any Asset Sale permitted by Section 6.06(a), (c), (d),
      (e), (f), (g), (h) or (j), (B) the disposition of property which constitutes a Casualty Event, or (C) Asset Sales for fair value in the context of the Companies' normal business operations resulting in no more than $500,000 in Net Cash Proceeds per Asset Sale (or series of related Asset Sales) and less than $1.0 million in aggregate Net Cash Proceeds in any fiscal year; provided that clause (C) shall not apply in the case of any Asset Sale described in clause (b) of the definition thereof; and

            (ii) so long as no Event of Default shall then exist or would arise therefrom, such proceeds shall not be required to be so applied on such date to the extent that (A) Borrower shall have delivered an Officers' Certificate to the Administrative Agent no later than five Business Days after such date stating that such Net Cash Proceeds are expected to be reinvested in fixed or capital assets (or that the applicable Company expects to enter into a binding agreement to such effect) within 180 days following the date of such Asset Sale (which Officers' Certificate shall set forth the estimates of the proceeds to be so expended); and (B) all Net Cash Proceeds in respect of all Asset Sales (other than those referred to in clause (C) of Section 2.10(c)(i)) in excess of $1.0 million in the aggregate at any time shall be held in the Collateral Account and released therefrom only in accordance with the provisions of Article IX; provided that (x) if all or any portion of such Net Cash Proceeds is not so reinvested (and the applicable Company has not entered into a binding agreement to such effect) within such 180-day period, such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.10(c); (y) if the property subject to such Asset Sale constituted Collateral, then all property purchased with the Net Cash Proceeds thereof pursuant to this subsection shall, to the extent required by Section 5.12, be made subject to the Lien of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Sections
      5.12 and 5.13 and (z) the amount of Net Cash Proceeds from Asset Sales of Real Property applied to a reinvestment pursuant to this clause (ii) shall not exceed $5.0 million in any fiscal year.

            (d) Debt Issuance or Preferred Stock Issuance. Not later than five Business Days following the receipt of any Net Cash Proceeds of any Debt Issuance or Preferred Stock Issuance by any Company, Borrower shall make prepayments in accordance with Sections 2.10(h) and (i) in an aggregate principal amount equal to 100% of such Net Cash Proceeds; provided, however, that the Net Cash Proceeds of any Debt Issuance incurred pursuant to clause (n) of Section 6.01 shall be required to be applied to make such prepayments only to the extent necessary to cause the Secured Leverage Ratio, calculated on a Pro Forma Basis after giving effect to such incurrence and such prepayments, to be less than or equal to 1.00 to 1.00.

            (e) Equity Issuance. Not later than five Business Days following the receipt of any Net Cash Proceeds of any Equity Issuance, Borrower shall make prepayments in accordance with Sections 2.10(h) and (i) in an aggregate principal amount equal to 50% of such Net Cash Proceeds.

            (f) Casualty Events. Not later than five Business Days following the receipt of any Net Cash Proceeds from a Casualty Event by any Company resulting in Net Cash Proceeds in excess of $500,000 for any single Casualty Event or in excess of $1.0 million for all Casualty Events during any fiscal year, Borrower shall apply an amount equal to 100% of such Net Cash Proceeds to make prepayments in accordance with Sections 2.10(h) and (i); provided that any Net Cash Proceeds used to repair, replace or restore any property in respect of which such Net Cash Proceeds were paid, or to reinvest in other fixed or capital assets, in each case within 180 days following the date of receipt of such Net Cash Proceeds (or pursuant to a binding agreement entered into by the applicable Company within such 180 day period), will not be required to be applied to make prepayments; provided, however, that if the property subject to such Casualty Event constituted Collateral under the Security Documents, then all property purchased with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the Lien of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Section 5.12 and 5.13;

            (g) Excess Cash Flow. No later than the earlier of (i) 105 days after the end of each Excess Cash Flow Period and (ii) fifteen days after the date on which the financial statements with respect to such fiscal year in which such Excess Cash Flow Period occurs are delivered pursuant to Section 5.01(a), Borrower shall make prepayments in accordance with Sections 2.10(h) and (i) in an aggregate principal amount equal to 75% of Excess Cash Flow for the Excess Cash Flow Period then ended (provided that such percentage shall be reduced to 50% if the Leverage Ratio for the Test Period then ended is equal to or less than 1.25 to 1.00).

            (h) Application of Prepayments. (i) Prior to any optional or mandatory prepayment hereunder, Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to Section 2.10(i), subject to the provisions of this
Section 2.10(h). All mandatory prepayments pursuant to Section 2.10(c), (d),
(e), (f) or (g) shall be applied to outstanding Term Loans, first, to such scheduled payments due on the next succeeding Term Loan Repayment Date and, second, on a pro rata basis among the payments remaining to be made on each subsequent Term Loan Repayment Date.

            (ii) Amounts to be applied pursuant to this Section 2.10 to the prepayment of Term Loans and Revolving Loans shall be applied, as applicable, first to reduce outstanding ABR Term Loans and ABR Revolving Loans, respectively. Any amounts remaining after each such application shall be applied to prepay Eurodollar Term Loans or Eurodollar Revolving Loans, as applicable. Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.10 shall be in excess of the amount of the ABR Loans at the time outstanding (an "EXCESS AMOUNT"), only the portion of the amount of such prepayment as is equal to the amount of such outstanding ABR Loans shall be immediately prepaid and, at the election of Borrower, the balance of such required prepayment shall be either (A) deposited in the Collateral Account and applied to the prepayment of Eurodollar Loans on the last day of the then next-expiring Interest Period for Eurodollar Loans; provided that (i) interest in respect of such Excess Amount shall continue to accrue thereon at the rate provided hereunder for the Loans which such Excess Amount is intended to repay until such Excess Amount shall have been used in full to repay such Loans and (ii) at any time while an Event of Default has occurred and is continuing, the Administrative Agent may, and upon written direction from the Required Lenders shall, apply any or all proceeds then on deposit in the Collateral Account to the payment of such Loans in an amount equal to such Excess Amount or (B) prepaid immediately, together with any amounts owing to the Lenders under Section 2.13.

            (i) Notice of Prepayment. Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by written notice of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment and (iii) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07(c), then such notice of prepayment may be revoked if such termination is revoked in accordance with
Section 2.07(c). Each such notice shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Such notice to the Lenders may be by electronic communication. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Credit Extension of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing and otherwise in accordance with this Section 2.10. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.

            SECTION 2.11 ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

            (a) the Administrative Agent determines (which determination shall be final and conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for such Interest Period; or

            (b) the Administrative Agent is advised in writing by the Required Lenders that the Adjusted LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give written notice thereof to Borrower and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be deemed to be a request to convert such Borrowing into an ABR Borrowing, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

            SECTION 2.12 INCREASED COSTS. (a) If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against property of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBOR Rate) or the Issuing Bank; or

            (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such Lender's or the Issuing Bank's holding company, if any, of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered, it being understood that, to the extent duplicative of the provisions of Section 2.15, this Section 2.12 shall not apply to Taxes.

            (b) If any Lender or the Issuing Bank determines (in good faith, but in its sole absolute discretion) that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

            (c) A certificate of a Lender or the Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.12 shall be delivered to Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 5 days after receipt thereof.

            (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies

Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall not begin earlier than the date of effectiveness of the Change in Law.

            SECTION 2.13 BREAKAGE PAYMENTS. In the event of (a) the payment or prepayment, whether optional or mandatory, of any principal of any Eurodollar Loan earlier than the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan earlier than the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified therefor in any notice delivered pursuant hereto, or
(d) the assignment of any Eurodollar Loan earlier than the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to Section 2.16, then, in any such event, Borrower shall compensate each affected Lender for the loss, cost and expense attributable to such event for such Lender. In the case of any such event, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest or fees which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, continue or reduce as specified in such notice, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest or fees which would accrue on such principal amount of such Loan for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within 5 days after receipt thereof.

            SECTION 2.14 PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SETOFFS. (a) Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or LC Reimbursement Obligations, or of amounts payable under Section 2.12, 2.13 or 2.15, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff, deduction or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 677 Washington Boulevard, Stamford, Connecticut 06901 (ABA# 026007993, account# WA860050524), except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.12, 2.13, 2.15 and 11.03 shall be made directly to the persons entitled thereto and payments pursuant to other Loan Documents shall be made to the persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, unless specified otherwise, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars, except as expressly specified otherwise.

            (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, LC Reimbursement Obligations, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and LC Reimbursement Obligations then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and LC Reimbursement Obligations then due to such parties.

            (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise (including by exercise of its rights under Section 9.1(a)(viii) of the Security Agreement), obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to Borrower or any of its Subsidiaries or Affiliates (as to which the provisions of this paragraph shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation. If under applicable bankruptcy, insolvency or any similar law any Secured Party receives a secured claim in lieu of a setoff or counterclaim to which this Section 2.14(c) applies, such Secured Party shall to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Secured Party is entitled under this Section 2.14(c) to share in the benefits of the recovery of such secured claim.

            (d) Unless the Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that Borrower will not make such payment, the Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

            (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(c), 2.14(d), 2.17(d), 2.18(d), 2.18(e) or
11.03(d), then the Administrative Agent may, in

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its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

            SECTION 2.15 TAXES. (a) Any and all payments by or on account of any obligation of Borrower hereunder or under any other Loan Document shall be made without setoff, counterclaim or other defense and free and clear of and without deduction or withholding for any and all Indemnified Taxes; provided that if Borrower shall be required by law to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions or withholdings applicable to additional sums payable under this Section 2.15) the Administrative Agent, any Lender or the Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made,
(ii) Borrower shall make such deductions or withholdings and (iii) Borrower shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

            (b) In addition, Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this
Section 2.15) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

            (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes and in any event within 30 days of any such payment being due, by Borrower to a Governmental Authority, Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law and reasonably requested by Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law and reasonably requested by Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate. Each Foreign Lender shall
(i) furnish either (a) two accurate and complete originally executed U.S. Internal Revenue Service Form W-8BEN and/or Form W-8IMY, as applicable (or successor form) or (b) an accurate and complete U.S. Internal Revenue Service Form W-8ECI (or successor form), certifying, in either case, to such Foreign Lender's legal entitlement to an exemption or reduction from U.S. federal withholding tax with respect to all payments hereunder, and (ii) to the extent it may lawfully do so at such times, upon reasonable request by Borrower or the Administrative Agent, provide a new Form W-8BEN and/or Form W-8IMY, as applicable (or successor form) or Form W-8ECI (or successor form) upon the expiration or obsolescence of any previously delivered form to reconfirm any complete exemption from, or any entitlement to a reduction in, U.S. federal withholding tax with respect to any payment hereunder; provided that any Foreign Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and is claiming the so-called "portfolio interest exemption" shall also furnish a "Non-Bank Certificate" in the form of Exhibit P together with a Form W-8BEN and/or Form W-8IMY, as applicable. Notwithstanding anything in this
Section 2.15 to the contrary, no Foreign Lender shall be entitled to any indemnification or other benefits of Section 2.15(a), (b), (c) or (d) if such Lender has failed to deliver any of the documentation required to be delivered by it pursuant to this Section 2.15(e). Each Lender that is not a Foreign Lender shall furnish an accurate and complete U.S. Internal Revenue Service Form W-9 (or successor form) establishing that such Lender is not subject to U.S. backup withholding, and to the extent it may lawfully do so at such times, upon reasonable request by Borrower or the Administrative Agent, provide a new Form W-9 (or successor form) upon the expiration or obsolescence of any previously delivered form.

            (f) If the Administrative Agent or a Lender (or an assignee) determines in its reasonable discretion that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this
Section 2.15, it shall pay over such refund to Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this
Section 2.15 with respect to the Indemnified Taxes or the Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (or assignee) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that Borrower, upon the request of the Administrative Agent or such Lender (or assignee), agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender (or assignee) within a reasonable time (not to exceed 20 days) after receipt of written notice that the Administrative Agent or such Lender (or assignee) is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.15(f) shall require the Administrative Agent or any Lender (or assignee) to make available its Tax Returns or any other information which it deems confidential to Borrower or any other person. Notwithstanding anything to the contrary, in no event will any Lender be required to pay any amount to Borrower the payment of which would place such Lender in a less favorable net after-tax position than such Lender would have been in if the additional amounts giving rise to such refund of any Indemnified Taxes or Other Taxes had never been paid.

            (g) For purposes of this Section 2.15, in the case of any Lender that is treated as a partnership for U.S. federal income tax purposes, any Taxes required to be deducted and withheld by such Lender with respect to payments made by Borrower under any Loan Document shall be treated as Taxes required to be deducted by Borrower, but only to the extent such Taxes would have been required to be deducted and withheld by such Lender if such Lender were treated as a corporation for U.S. federal income tax purposes making such payments under the Loan Documents on behalf of Borrower.

            SECTION 2.16 MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

            (a) Mitigation of Obligations. If any Lender requests compensation under Section 2.12, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. A certificate setting forth such costs and expenses in reasonable detail submitted by such Lender to Borrower and the Administrative Agent shall be conclusive absent manifest error.

            (b) Replacement of Lenders. If any Lender requests compensation under Section 2.12, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.04), all of its interests, rights and obligations under this Agreement to an assignee selected by Borrower that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank and Swingline Lender), which consents shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (assuming for this purpose that the Loans of such Lender were being prepaid) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.15, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

            SECTION 2.17 SWINGLINE LOANS.

            (a) Swingline Commitment. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $10.0 million or (ii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow, repay and reborrow Swingline Loans.

            (b) Swingline Loans. To request a Swingline Loan, Borrower shall deliver, by hand delivery or telecopy, a duly completed and executed Borrowing Request to the Administrative Agent and the Swingline Lender, not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan. Each Swingline Loan shall be an ABR Loan. The Swingline Lender shall make each Swingline Loan available to Borrower by means of a credit to the general deposit account of Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in
Section 2.18(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

Borrower shall not request a Swingline Loan if at the time of or immediately after giving effect to the Credit Extension contemplated by such request a Default has occurred and is continuing or would result therefrom. Swingline Loans shall be made in minimum amounts of $1.0 million and integral multiples of $100,000 above such amount.

            (c) Prepayment. Borrower shall have the right at any time and from time to time to repay any Swingline Loan, in whole or in part, upon giving written notice to the Swingline Lender and the Administrative Agent before 12:00
(noon), New York City time, on the proposed date of repayment.

            (d) Participations. The Swingline Lender may at any time in its discretion by written notice given to the Administrative Agent (provided such notice requirement shall not apply if the Swingline Lender and the Administrative Agent are the same entity) not later than 11:00 A.M., New York City time, on the next succeeding Business Day following such notice require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans then outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (so long as such payment shall not cause such Lender's Revolving Exposure to exceed such Lender's Revolving Commitment). Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify Borrower of any participations in any Swingline Loan acquired by the Revolving Lenders pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from Borrower (or other party on behalf of Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent. Any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve Borrower of any default in the payment thereof.

            SECTION 2.18 LETTERS OF CREDIT.

            (a) General. Subject to the terms and conditions set forth herein, Borrower may request the Issuing Bank, and the Issuing Bank agrees, to issue Letters of Credit at any time and from time to time during the Revolving Availability Period for its own account or the account of a Subsidiary and in a form reasonably acceptable to the Administrative Agent and the Issuing Bank (provided that Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account of a Subsidiary). The Issuing Bank shall have no obligation to issue, and Borrower shall not request the issuance of, any Letter of Credit at any time if after giving effect to such issuance, the LC Exposure would exceed the LC Commitment or the total Revolving Exposure would exceed the total Revolving Commitments. In the event of any inconsistency between the terms and conditions of this Agreement or any other Loan Document and the terms and conditions of any form of letter of credit application or other agreement submitted by Borrower to, or entered into by Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement or such other Loan Document, as applicable, shall control, and no provision of such form of letter of credit application relating to collateral, liens, set-off rights, indemnification or interest shall apply and such matters, if applicable, shall be governed by this Agreement and the Security Documents.

            (b) Request for Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) an LC Request to the Issuing Bank and the Administrative Agent not later than 11:00 a.m. on the third Business Day preceding the requested date of issuance, amendment, renewal or extension (or such later date and time as is acceptable to the Issuing Bank).

            A request for an initial issuance of a Letter of Credit shall specify in form and detail satisfactory to the Issuing Bank:

            (i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day);

            (ii) the amount thereof;

            (iii) the expiry date thereof (which shall not be later than the close of business on the Letter of Credit Expiration Date);

            (iv) the name and address of the beneficiary thereof;

            (v) whether the Letter of Credit is to be issued for its own account or for the account of one of its Subsidiaries (provided that Borrower shall be a co-applicant, and therefore jointly and severally liable, with respect to each Letter of Credit issued for the account of a Subsidiary);

            (vi) the documents to be presented by such beneficiary in connection with any drawing thereunder;

            (vii) the full text of any certificate to be presented by such beneficiary in connection with any drawing thereunder; and

            (viii) such other matters as the Issuing Bank may require.

            A request for an amendment, renewal or extension of any outstanding Letter of Credit shall specify in form and detail satisfactory to the Issuing
Bank:

            (i) the Letter of Credit to be amended, renewed or extended;

            (ii) the proposed date of amendment, renewal or extension thereof (which shall be a Business Day);

            (iii) the nature of the proposed amendment, renewal or extension;
      and

            (iv) such other matters as the Issuing Bank may require.

            If requested by the Issuing Bank but subject to Section 2.18(a), Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and, upon issuance, amendment, renewal or extension of each Letter of Credit, Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed the LC Commitment and (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments. Unless the Issuing Bank shall agree otherwise, no Letter of Credit shall be in an initial amount less than $100,000, in the case of a Commercial Letter of Credit, or $100,000, in the case of a Standby Letter of Credit.

            (c) Expiration Date. (i) Subject to clause (ii) below, each Letter of Credit shall expire at or prior to the close of business on (i) in the case of a Standby Letter of Credit, the earlier of (x) the date that is one year after the date of the issuance of such Standby Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (y) the Letter of Credit Expiration Date and (ii) in the case of a Commercial Letter of Credit, the earlier of (x) the date that is 180 days after the date of issuance of such Commercial Letter of Credit (or, in the case of any renewal or extension thereof, 180 days after such renewal or extension) and (y) the Letter of Credit Expiration Date.

            (ii) If Borrower so requests in any LC Request, the Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "AUTO-RENEWAL LETTER OF CREDIT"); provided that any such Auto-Renewal Letter of Credit must permit the Issuing Bank to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Bank, Borrower shall not be required to make a specific request to the Issuing Bank for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the renewal of such Letter of Credit at any time to an expiry date not later than the earlier of (i) one year from the date of such renewal and (ii) the Letter of Credit Expiration Date; provided that the Issuing Bank shall not permit any such renewal if (x) the Issuing Bank has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.18(l) or otherwise), or (y) it has received notice on or before the day that is two Business Days before the date which has been agreed upon pursuant to the proviso of the first sentence of this paragraph, (1) from the Administrative Agent that any Lender directly affected thereby has elected not to permit such renewal or (2) from the Administrative Agent, any Lender or Borrower that one or more of the applicable conditions specified in Section 4.02 are not then satisfied.

            (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby irrevocably grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender's Pro Rata Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by Borrower on the date due as provided in Section 2.18(e), or of any reimbursement payment required to be refunded to Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

            (e) Reimbursement. (i) If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, Borrower shall reimburse such LC Disbursement by paying to the Issuing Bank an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made if Borrower shall have received notice of such LC Disbursement prior to 9:45 a.m., New York City time, on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 2:00 p.m., New York City time, on the Business Day immediately following the day that Borrower receives such notice; provided that Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with ABR Revolving Loans in an equivalent amount and, to the extent so financed, Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Loans.

            (ii) If Borrower fails to make any payment required to be made pursuant to Section 2.18(e)(i) above with respect to a Letter of Credit when due, the Issuing Bank shall notify the Administrative Agent, whereupon Borrower shall be deemed to have requested a Revolving Loan in the amount of such payment. The Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from Borrower in respect thereof and such Revolving Lender's Pro Rata Percentage thereof. Each Revolving Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Lender shall have received such notice later than 12:00 noon, New York City time, on any day, not later than 11:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Revolving Lender's Pro Rata Percentage of the unreimbursed LC Disbursement in the same manner as provided in Section 2.02(c) with respect to Revolving Loans made by such Revolving Lender, and the Administrative Agent will promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from Borrower pursuant to the above paragraph prior to the time that any Revolving Lender makes any payment pursuant to the preceding sentence and any such amounts received by the Administrative Agent from Borrower thereafter will be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made such payments and to the Issuing Bank, as appropriate. If any Revolving Lender shall not have made its Pro Rata Percentage of such LC Disbursement available to the Administrative Agent as provided above, each of such Revolving Lender and Borrower severally agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with the foregoing to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of Borrower, the rate per annum set forth in Section 2.18(h) and (ii) in the case of such Lender, at a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation.

            (f) Obligations Absolute. The LC Reimbursement Obligation of Borrower as provided in Section 2.18(e) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this

Agreement, or any term or provision therein; (ii) any draft or other document presented under a Letter of Credit being proved to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iii) subject to the next two succeeding sentences in this Section 2.18(f), payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that fails to comply with the terms of such Letter of Credit; (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.18, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of Borrower hereunder; (v) the fact that a Default shall have occurred and be continuing; or (vi) any material adverse change in the business, property, results of operations, prospects or condition, financial or otherwise, of Borrower and its Subsidiaries. None of the Agents, the Lenders, the Issuing Bank or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable law) suffered by Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

            (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly give written notice to the Administrative Agent and Borrower of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve Borrower of its LC Reimbursement Obligation to the Issuing Bank and the Lenders with respect to any such LC Disbursement (other than with respect to the timing of such LC Reimbursement Obligation set forth in Section 2.18(e)).

            (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest payable on demand, (x) for each day from and including the date such LC Disbursement is made to but excluding the due date for such reimbursement in accordance with Section 2.18(e) (if different from the date of such LC Disbursement), at a rate per annum determined pursuant to Section 2.06(a), and
(y) for each day from and including such due date to but excluding the date that Borrower reimburses such LC Disbursement, at the rate per annum determined pursuant to Section 2.06(c) (but without any need for an election to be made by the Required Lenders). Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.18(e)(ii) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

            (i) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, Borrower shall deposit in the LC Sub-Account, in the name of the Collateral Agent and for the benefit of the Revolving Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Borrower described in paragraph (g) or (h) (other than clause (ix)) thereof of Article VIII. Funds in the LC Sub-Account shall be applied by the Collateral Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of outstanding LC Reimbursement Obligations or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations of Borrower under this Agreement. If Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount plus any accrued interest or realized profits with respect to such amounts (to the extent not applied as aforesaid) shall be returned to Borrower within three Business Days after all Events of Default have been cured or waived.

            (j) Additional Issuing Banks. Borrower may, at any time and from time to time, designate one or more additional Revolving Lenders to act as an issuing bank with respect to Letters of Credit under the terms of this Agreement, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), the Issuing Bank and such Revolving Lender(s). Any Revolving Lender designated as an issuing bank pursuant to this paragraph (j) shall be deemed (in addition to being a Revolving Lender) to be the Issuing Bank with respect to Letters of Credit issued or to be issued by such Revolving Lender, and all references herein and in the other Loan Documents to the term "Issuing Bank" shall, with respect to such Letters of Credit, be deemed to refer to such Revolving Lender in its capacity as Issuing Bank, as the context shall require.

            (k) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign as Issuing Bank hereunder at any time upon at least 45 days' prior notice to the Lenders, the Administrative Agent and Borrower. The Issuing Bank may be replaced at any time by written agreement among Borrower, each Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank or any such additional Issuing Bank. At the time any such resignation or replacement shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Sections 2.05(c) and (d). From and after the effective date of any such resignation or replacement or addition, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or such addition or to any previous Issuing Bank, or to such successor or such addition and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. If at any time there is more than one Issuing Bank hereunder, Borrower may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit.

            (l) Other. The Issuing Bank shall be under no obligation to issue any Letter of Credit if:

            (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it; or

            (ii) the issuance of such Letter of Credit would violate one or more generally applicable policies of the Issuing Bank.

            The Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

            (m) Original Letters of Credit. Each Funded Letter of Credit (as defined in the Original Credit Agreement) that is outstanding on the Restatement Date shall on and after the Restatement Date be deemed a "Letter of Credit" under this Agreement and the pricing, fees and other terms of each such Funded Letter of Credit shall be based upon and determined in accordance with the provisions of this Agreement.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

            Each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders (with references to the Companies being references thereto after giving effect to the Transactions unless otherwise expressly stated) that:

            SECTION 3.01 ORGANIZATION; POWERS. Each Company (a) is duly organized or formed and validly existing under the laws of the jurisdiction of its organization, (b) has all requisite corporate, limited liability company or partnership (or similar authority relating to business entities) power and authority to carry on its business as now conducted and to own and lease its property and (c) is qualified and in good standing (or has such other equivalent status) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. There is no existing material default under any Organizational Document of each Company or any event which, with the giving of notice or passage of time or both, would constitute a material default by any party thereunder.

            SECTION 3.02 AUTHORIZATION; ENFORCEABILITY. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate, limited liability company or partnership (or similar authority relating to business entities) powers and have been duly authorized by all necessary corporate, limited liability company or partnership (or similar authority relating to business entities) action on the part of such Loan Party. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            SECTION 3.03 NO CONFLICTS. Except as set forth on Schedule 3.03, the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created by the Loan Documents and (iii) consents, approvals, registrations, filings, permits or other actions the failure to obtain or perform which would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of any Company or any judgment, decree or order of any Governmental Authority, (c) will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Company or its property, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults, the creation of such rights or the failure to obtain any such consent or approval that would not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any property of any Company, except Liens created by the Loan Documents and other Permitted Liens.

            SECTION 3.04 FINANCIAL STATEMENTS. Borrower has heretofore furnished to the Lenders the consolidated balance sheets and related statements of income, stockholders' equity and cash flows of the Acquired Business (a) as of and for the fiscal years ended December 31, 2003 and 2002, audited by and accompanied by the unqualified opinion of Deloitte & Touche LLP, independent public accountants, and (b) for the first two fiscal quarters of fiscal year 2004, certified by a Financial Officer of Borrower and reviewed by such independent public accountants in a manner satisfactory to the Administrative Agent. Such financial statements and all financial statements delivered pursuant to Sections 5.01(a), (b) and (c) have been prepared in accordance with GAAP consistently applied (except any inconsistencies in the application of GAAP as are approved by such independent public accountants and disclosed in their audit report) and present fairly and accurately the financial condition and results of operations and cash flows of Holdings and the Acquired Business as of the dates and for the periods to which they relate, subject in the case of unaudited statements to changes resulting from audit and normal year end adjustments. Except as set forth in such financial statements, there are no liabilities of any Company of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which would reasonably be expected to result in a Material Adverse Effect, and there is no existing condition, situation or set of circumstances which, in the reasonable determination of a Financial Officer of Borrower in his or her reasonable good faith judgment, would reasonably be expected to result in such a liability, other than liabilities under the Loan Documents. To the extent required by GAAP, the Companies maintain adequate reserves for future costs associated with any Black Lung Liabilities, retiree and health care benefits, any Reclamation and any other potential Environmental Claim.

            Since December 31, 2003, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or would reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.05 PROPERTIES. (a) Each Company has good title to, or valid leasehold interests in, all its property material to its business, free and clear of all Liens except for Permitted Collateral Liens and minor irregularities or deficiencies in title that, individually or in the aggregate, do not interfere with its ability to conduct its business as currently conducted or to utilize such property for its intended purpose, and each Company has Mining Title to all Active Operating Properties to the extent necessary to conduct its business as currently conducted and to utilize such properties for their intended purpose. The property of the Companies, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted), except to the extent that the failure to be in such condition would not reasonably be expected to result in a Material Adverse Effect, and (ii) constitutes all the property which is required for the business and operations of the Companies as presently conducted.

            (b) Schedule 3.05(b) contains a true and complete list of each interest in Real Property (i) owned by any Company as of the Restatement Date and describes the type of interest therein held by such Company and (ii) leased, subleased or otherwise occupied or utilized by any Company, as lessee, sublessee, franchisee or licensee, as of the Restatement Date and describes the type of interest therein held by such Company, whether such lease or sublease is a Mining Lease or Prep Plant Lease and, in the case of leases or subleases for the Significant Mining Properties, whether such lease, sublease or other instrument requires the consent of the landlord thereunder or other parties thereto to the Transactions, including the granting of Liens on the Collateral to the Collateral Agent for the benefit of the Secured Parties.

            (c) As of the Restatement Date, no Company has received any notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Casualty Event affecting all or any portion of its property. As of the date of any Credit Extension occurring after the Restatement Date, no Company has received any notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Casualty Event, except to the extent that such Casualty Event would not reasonably be expected to result in a Material Adverse Effect. No Mortgage encumbers improved Real Property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968 unless flood insurance available under such Act has been obtained in accordance with Section 5.04.

            (d) Each Company owns or has rights to use all of the Collateral and all rights with respect to any of the foregoing to the extent material to the ordinary business operations of such Company. The use by each Company of such Collateral and all such rights with respect to the foregoing do not infringe on the rights of any person other than such infringement which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No claim has been made and remains outstanding that any Company's use of any Collateral does or may violate the rights of any third party that would reasonably be expected (after giving effect to the probable outcome of any proceeding relating thereto), individually or in the aggregate, to result in a Material Adverse Effect.

            SECTION 3.06 INTELLECTUAL PROPERTY.

            (a) Ownership/No Claims. Each Loan Party owns, or is licensed to use, all patents, patent applications, trademarks, trade names, service marks, copyrights, technology, trade secrets, proprietary information, domain names, know-how and processes necessary for the conduct of its business as currently conducted (the "INTELLECTUAL PROPERTY"), except for those the failure to own or license which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Loan Party has knowledge of any claim that has been asserted and is pending by any person challenging or questioning the use of any such Intellectual Property, or the validity or effectiveness of any such Intellectual Property, except for such claims that would not reasonably be expected to have a Material Adverse Effect, nor does any Loan Party know of any valid basis for any such claim. The use of such Intellectual Property by each Loan Party does not infringe the rights of any person, except for such claims and infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

            (b) Registrations. Except pursuant to licenses and other user agreements entered into by each Loan Party in the ordinary course of business that are listed in Schedules 13(a) and 13(b) to the Perfection Certificate, on and as of the date hereof (i) each Loan Party owns and possesses the right to use, and has done nothing to authorize or enable any other person to use, any Copyright, Patent or Trademark (as such terms are defined in the Security Agreement) listed in Schedules 13(a) and 13(b) to the Perfection Certificate and
(ii) all registrations listed in Schedules 13(a) and 13(b) to the Perfection Certificate are valid and in full force and effect.

            (c) No Violations or Proceedings. To each Loan Party's knowledge, on and as of the Restatement Date, (i) there is no material violation by others of any right of such Loan Party with respect to any copyright, patent or trademark listed in Schedules 13(a) and 13(b) to the Perfection Certificate, respectively, pledged by it under the name of such Loan Party, (ii) such Loan Party is not infringing upon any copyright, patent or trademark of any other person other than such infringement that, individually or in the aggregate, would not reasonably be expected to materially adversely affect the value or utility of the Intellectual Property or any portion thereof material to the use and operation of the Collateral, and (iii) no proceedings have been instituted or are pending against such Loan Party or, to its knowledge, threatened, and no claim against such Loan Party has been received by such Loan Party, alleging any such violation, except as may be set forth in Schedule 3.06(c).

            SECTION 3.07 EQUITY INTERESTS AND SUBSIDIARIES. (a) Schedule 3.07(a) sets forth a list of (i) all the Subsidiaries of Holdings and their jurisdiction of organization as of the Restatement Date and (ii) the number of each class of their Equity Interests authorized, and the number outstanding, on the Restatement Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase or similar rights at the Restatement Date. All Equity Interests of each Company are duly and validly issued and are fully paid and non-assessable, and, other than the Equity Interests of Holdings, are owned by Holdings, directly or indirectly through Wholly Owned Subsidiaries. As of the Restatement Date, all Equity Interests of Holdings are owned directly by the Initial Investors. Each Loan Party is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged by it under the Security Agreement, free of any and all consensual Liens, rights or claims of other persons, except the security interest created by the Security Agreement, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Equity Interests.

            (b) No consent of any person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or reasonably desirable (from the perspective of a secured party) in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Equity Interests pledged to the Collateral Agent for the benefit of the Secured Parties under the Security

Agreement or the exercise by the Collateral Agent of the voting or other rights provided for in the Security Agreement or the exercise of remedies in respect thereof, except such consents and approvals typically required under Federal and state securities laws in effect at the time.

            (c) An accurate organization chart, showing the ownership structure of Holdings and each of its Subsidiaries on the Restatement Date, and after giving effect to the Transactions, is set forth on Schedule 3.07(c).

            SECTION 3.08 LITIGATION; COMPLIANCE WITH LAWS. (a) Except for matters covered by Section 3.18, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Company, threatened against or affecting any Company or any business, property or rights of any Company (i) that involve any Loan Document or any of the Transactions (other than such appeals related to the Sale Order set forth on Schedule 3.08(a) and consented to in writing by the Administrative Agent) or (ii) that, in the reasonable good faith judgment of such Company (after giving effect to the exhaustion of all appeals), would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

            (b) Except for matters covered by Section 3.18, no Company or any of its property is in violation of, nor will the continued operation of its property as currently conducted violate, any Requirements of Law (including any zoning or building ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting any Company's Real Property or is in default with respect to any judgment, writ, injunction, decree, rule or order of any Governmental Authority, where such violation or default, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.09 AGREEMENTS. (a) As of the Restatement Date, no Company is a party to any agreement or instrument or subject to any corporate or other constitutional restriction that has resulted or would reasonably be expected to result in a Material Adverse Effect.

            (b) No Company is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its property is or may be bound, where such default would reasonably be expected to result in a Material Adverse Effect.

            (c) Schedule 3.09(c) accurately and completely lists all Material Agreements (other than leases of Real Property set forth on Schedule 3.05(b) and the Coal Agreements, Mining Leases and Prep Plant Leases set forth on Schedule 3.22) to which any Company is a party which are in effect on the Restatement Date in connection with the operation of the business conducted thereby and Borrower has delivered to the Administrative Agent complete and correct copies of (or provided the Administrative Agent with access to) all such Material Agreements, including any amendments, supplements or modifications with respect thereto, and all such agreements are in full force and effect as of the Restatement Date.

            SECTION 3.10 FEDERAL RESERVE REGULATIONS. (a) No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

            (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X. The pledge of the Securities Collateral pursuant to the Security Agreement does not violate any such regulations.

            SECTION 3.11 INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. No Company is (a) an "investment company" or a company "controlled" by an "investment company," as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a "holding company," an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

            SECTION 3.12 USE OF PROCEEDS. Borrower will use (a) the proceeds of the Term Loans to finance a portion of the Acquisition and to pay related fees, commissions and expenses in connection therewith, (b) the proceeds of the Revolving Loans to finance a portion of the Acquisition, to pay related fees, commissions and expenses in connection therewith and for working capital and general corporate purposes of Borrower and its Subsidiaries and (c) the Letters of Credit to support Borrower's and its Subsidiaries' surety bonding program, workers' compensation requirements and other general corporate purposes of Borrower and its Subsidiaries.

            SECTION 3.13 TAXES. Each Company has (a) timely filed or caused to be timely filed all federal Tax Returns and all material state, local and foreign Tax Returns or materials required to have been filed by it and all such Tax Returns are true and correct in all material respects and (b) duly and timely paid or caused to be duly and timely paid all Taxes (whether or not shown on any Tax Return) due and payable by it and all assessments received by it, except Taxes (i) that are being contested in good faith by appropriate proceedings and for which such Company has set aside on its books adequate reserves in accordance with GAAP or (ii) that would not, individually or in the aggregate, have a Material Adverse Effect. Each Company has made adequate provision in accordance with GAAP for all Taxes not yet due and payable. Each Company is unaware of any proposed or pending tax assessments, deficiencies or audits that would be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect.

            SECTION 3.14 NO MATERIAL MISSTATEMENTS. No information, report, financial statement, certificate, Borrowing Request, LC Request, exhibit or schedule furnished by or on behalf of any Company to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (including the Confidential Information Memorandum), taken as a whole and giving effect to amendments and supplements thereto from time to time as permitted by the Loan Documents, contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading as of the date such information is dated or certified; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each Company represents only that it acted in good faith and utilized assumptions reasonable at the time made and due care in the preparation of such information, report, financial statement, exhibit or schedule.

            SECTION 3.15 LABOR MATTERS. As of the Closing Date, there are no material strikes, lockouts or slowdowns against any Company pending or, to the knowledge of any Company, threatened. The hours worked by and payments made to employees of any Company have not been in violation of the Fair Labor Standards Act of 1935, as amended, or any other applicable Requirement of Law dealing with such matters in any manner that would reasonably be expected to result in a Material

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Adverse Effect. All payments due from any Company, or for which any claim may be made against any Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Company except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Company is bound.

            SECTION 3.16 SOLVENCY. Immediately after the consummation of the Transactions to occur on the Restatement Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the properties of each Loan Party (individually and on a consolidated basis with its Subsidiaries) will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party (individually and on a consolidated basis with its Subsidiaries) will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party (individually and on a consolidated basis with its Subsidiaries) will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party (individually and on a consolidated basis with its Subsidiaries) will not have unreasonably small capital with which to conduct its business in which it is engaged as such business is now conducted and is proposed to be conducted following the Restatement Date.

            SECTION 3.17 EMPLOYEE BENEFIT PLANS. Each Company and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of any Company or any of its ERISA Affiliates or the imposition of a Lien on any of the property of any Company. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $250,000 the fair market value of the property of all such underfunded Plans. Using actuarial assumptions and computation methods consistent with subpart I of subtitle E of Title IV of ERISA, the aggregate liabilities of each Company or its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, would not reasonably be expected to result in a material liabilities of any Company or any of its ERISA Affiliates. The Company, its ERISA Affiliates and its "related persons" (as defined in the Coal Act) are in compliance in all material respects with the Coal Act and the regulations promulgated thereunder, and none of the Company its ERISA Affiliates or its "related persons" has incurred any material liability under the Coal Act except with respect to premiums or other payments required thereunder which have been paid when due. The Company and its ERISA Affiliates are in compliance in all material respects with the Black Lung Act and the regulations promulgated thereunder, and neither the Company nor its ERISA Affiliates has incurred any material liability under the Black Lung Act.

            SECTION 3.18 ENVIRONMENTAL MATTERS. (a) Except as set forth in
Schedule 3.18:

            (i) The Companies and their businesses, operations and Real Property are and since the closing of the Acquisition have been in compliance with, and the Companies have no liability under, Environmental Law, except any such non-compliance or liability as would not reasonably be expected to result in a Material Adverse Effect;

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            (ii) Other than the Environmental or Mining Permits presently held by Sellers and to be obtained by the Companies after the Closing Date (through transfer, reissuance or otherwise), which Environmental or Mining Permits are not presently required to be held by the Companies, the Companies have obtained, and are in compliance with, all Environmental or Mining Permits required for the conduct of their businesses and operations, and the ownership, occupation, operation and use of their Real Property and other property, under Environmental Law, and all such Environmental or Mining Permits are valid and in good standing, except any such failure to obtain, non-compliance or failure to be valid and in good standing as would not reasonably be expected to result in a Material Adverse Effect. Under the currently effective business plan of the Companies, to the knowledge of the Companies, no expenditures materially in excess of those amounts currently included in the most recent budget submitted pursuant to Section 5.01(h) hereof or other material or operational adjustments will be required in order to remain in compliance with applicable Environmental Laws or required Environmental or Mining Permits. To the knowledge of the Companies, there is no existing reason why any Environmental or Mining Permits necessary to be obtained for future operations or expansions (including any renewals of existing Environmental or Mining Permits) will not be obtainable in the ordinary course of the relevant Governmental Authorities' permitting processes and in a timely manner consistent with the currently effective business plan of the Companies;

            (iii) There are no pending or, to the knowledge of the Companies, threatened Environmental Claims or other actions to revoke or terminate any Environmental or Mining Permits possessed by the Companies, and there has not been any such Environmental Claim since the closing of the Acquisition, except any such Environmental Claim or other action as would not reasonably be expected to result in a Material Adverse Effect;

            (iv) The Companies have prepared and filed, or, to the extent not required before the date of this Agreement, shall as soon as possible but no later than 120 days after the Closing Date, prepare and file, all documents and information necessary to obtain, through transfer, reissuance or otherwise, all Environmental or Mining Permits from Sellers related to the Acquired Business, each of which is listed on Schedule 3.18(a)(iv). The Companies are taking all commercially reasonable actions to obtain the transfer or reissuance of all such Environmental or Mining Permits and have no reasonable cause to expect any action or challenge to revoke or terminate any such Environmental or Mining Permits by any person;

            (v) There has been no Release or threatened Release of Hazardous Material on, at, under or from any Real Property or facility presently or formerly owned, leased or operated by the Companies or their predecessors in interest that has resulted, or is reasonably likely to result, in liability by the Companies under Environmental Law, except any such liability as would not reasonably be expected to result in a Material Adverse Effect;

            (vi) There is no Environmental Claim pending or, to the knowledge of the Companies, threatened against the Companies, or relating to the Real Property currently or formerly owned, leased or operated by the Companies or relating to the operations of the Companies, and, to the knowledge of the Companies, there are no actions, activities, circumstances, conditions, events or incidents that could form the basis of such an Environmental Claim, except any such Environmental Claim as would not reasonably be expected to result in a Material Adverse Effect;

            (vii) No person with an indemnity or contribution obligation to the Companies relating to compliance with or liability under Environmental Law is in default with respect to such obligation, except any such default as would not reasonably be expected to result in a Material Adverse Effect; and

            (viii) The Companies have, in the amounts and forms required pursuant to Mining Law or by a Governmental Authority, obtained all performance bonds for Reclamation or otherwise, surety bonds or escrow agreements and any payment or prepayments made with respect to, or certificates of deposit or other sums or assets required to be posted by the Companies under Mining Law, for Reclamation or otherwise.

            (b) Except as set forth in Schedule 3.18:

            (i) No Company is obligated to perform any action or otherwise incur any expense under Environmental Law pursuant to any order, decree, judgment or agreement by which it is bound or has assumed by contract or agreement (other than any contract or agreement listed on Schedule 3.09(a)), and no Company is conducting or financing, or has received a notice or Environmental Claim alleging that it may be potentially responsible pursuant to CERCLA related to, any Response pursuant to any Environmental Law with respect to any Real Property or any other location, except any such circumstance as would not reasonably be expected to result in a Material Adverse Effect;

            (ii) No Real Property or facility owned, operated or leased by the Companies and, to the knowledge of the Companies, no Real Property or facility formerly owned, operated or leased by the Companies or any of their predecessors in interest is (A) listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or (B) listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to CERCLA or (C) included on any similar list maintained by any Governmental Authority including any such list relating to petroleum;

            (iii) No Lien has been recorded or, to the knowledge of any Company, threatened under any Environmental Law with respect to any Real Property or property of the Companies, except any such Lien as would not reasonably be expected to result in a Material Adverse Effect;

            (iv) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any notification, registration, filing, reporting, disclosure, investigation, Response, remediation or cleanup pursuant to any Governmental Real Property Disclosure Requirements or any other Environmental Law;

            (v) There are no Black Lung Liabilities pending or, to the knowledge of the Companies, threatened against the Companies, and there have not been any such Black Lung Liabilities since the closing of the Acquisition, except any Black Lung Liabilities as would not reasonably be expected to result in a Material Adverse Effect;

            (vi) With respect to Reclamation at past or present mining operations, the Companies are not required pursuant to Mining Law or by a Governmental Authority to maintain surety bonds, letters of credit or any other form of financial assurance in aggregate amount in excess of $100.0 million;

            (vii) No Company has been barred for a period in excess of 14 consecutive days from receiving surface or underground Environmental or Mining Permits pursuant to the permit blockage provisions of the Surface Mining Control and Reclamation Act, 30 U.S.C. Sections 1201 et seq., and the regulations promulgated thereunder, or any corresponding state laws or regulations; and

            (viii) The Companies have provided the Lenders, or their agents or consultants, with access to all material records and files in the possession, custody or control of, or otherwise reasonably available to, the Companies concerning compliance with or liability under Environmental Law, including those concerning the existence of Hazardous Materials at the Real Property or facilities owned, operated, leased or used by the Companies as of and after the Closing Date.

            SECTION 3.19 INSURANCE. Schedule 3.19 sets forth a true, complete and correct description of all insurance maintained by each Company as of the Restatement Date. All insurance maintained by the Companies is in full force and effect in all material respects, all premiums due and payable thereunder have been duly paid (except those being contested or disputed in good faith), no Company has received any notice of violation or cancellation thereof that has not been withdrawn, the Premises, and the use, occupancy and operation thereof, comply in all material respects with all Insurance Requirements, and there exists no material default under any Insurance Requirement. Each Company has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations.

            SECTION 3.20 SECURITY DOCUMENTS. (a) The Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral and, when (i) financing statements and other filings in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate and (ii) upon the taking of possession or control by the Collateral Agent of the Security Agreement Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Security Agreement), the Liens created by the Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral (other than (A) the Intellectual Property Collateral (as defined in the Security Agreement) and (B) such Security Agreement Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Collateral Liens.

            (b) When the Security Agreement or a short form thereof is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Liens created by such Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Intellectual Property Collateral (as defined in the Security Agreement), in each case subject to no Liens other than Permitted Collateral Liens.

            (c) Each Mortgage is effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, subject only to Permitted Collateral Liens or other Liens acceptable to the Collateral Agent, legal, valid and enforceable first priority Liens on, and security interests in, all of the relevant Loan Party's right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 1.01(c) (or, in the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of Sections 5.12 and 5.13, when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 5.12 and 5.13), the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the relevant Loan Party in the Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other person, other than Permitted Collateral Liens.

            (d) Each Security Document delivered pursuant to Sections 5.12 and
5.13 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Loan Parties' right, title and interest in and to the Collateral thereunder, and when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law, such Security Document will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral, in each case subject to no Liens other than the applicable Permitted Collateral Liens.

            SECTION 3.21 ACQUISITION DOCUMENTS; REPRESENTATIONS AND WARRANTIES IN ACQUISITION AGREEMENT. (a) Schedule 3.21 lists (i) each exhibit, schedule, annex and other attachment to the Acquisition Agreement and (ii) each material agreement, certificate, instrument, letter and other document contemplated by the Acquisition Agreement and any item referred to in clause (i) to be entered into, executed or delivered by the Companies or to become effective in connection with the Acquisition or otherwise entered into, executed or delivered in connection with the Acquisition. The Lenders have been furnished true and complete copies of each Acquisition Document to the extent executed and delivered on or prior to the Restatement Date.

            (b) All representations and warranties of each Company set forth in the Acquisition Agreement were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Restatement Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, in each case unless the event or circumstance causing any such representation or warranty not to be true and correct in all material respects would not reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.22 COAL AGREEMENTS, MINING LEASES AND PREP PLANT LEASES.
Schedule 3.22 sets forth a complete and accurate list of each Coal Agreement, and each Mining Lease or Prep Plant Lease that is a Material Agreement, to which any Company is a party as of the Restatement Date, including the counterparty to each agreement. As of the Restatement Date, each such Coal Agreement, Mining Lease and Prep Plant Lease is in full force and effect, except to the extent that the failure to be in full force and effect would not reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.23 RECLAMATION DOCUMENTS. As of the Restatement Date, (a) each of the Reclamation Documents has been duly executed and delivered and is in full force and effect, and there is no default or event of default thereunder, and (b) there are no unpaid royalty or other payments owing under any of the Reclamation Documents, in each case that are past due.

            SECTION 3.24 ANTI-TERRORISM LAW. (a) No Loan Party and, to the knowledge of the Loan Parties, none of their Affiliates is in violation of any laws relating to terrorism or money laundering ("ANTI-TERRORISM LAWS"), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "EXECUTIVE ORDER"), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

            (b) No Loan Party and, to the knowledge of the Loan Parties, no Affiliate or broker or other agent of any Loan Party acting or benefiting in any capacity in connection with the Loans is any of the following:

            (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

            (ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

            (iii) a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

            (iv) a person that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or

            (v) a person that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control ("OFAC") at its official website or any replacement website or other replacement official publication of such list.

            (c) No Loan Party and, to the knowledge of the Loan Parties, no broker or other agent of any Loan Party acting in any capacity in connection with the Loans (i) conducts any business with, or engages in making or receiving any contribution of funds, goods or services to or for the benefit of, any person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

                                   ARTICLE IV

                         CONDITIONS TO CREDIT EXTENSIONS

            SECTION 4.01 CONDITIONS TO INITIAL CREDIT EXTENSION. The obligation of each Lender and, if applicable, the Issuing Bank to fund the initial Credit Extensions requested to be made by it shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this
Section 4.01.

            (a) Loan Documents. All legal matters incident to this Agreement, the Credit Extensions hereunder and the other Loan Documents shall be satisfactory to the Lenders, to the Issuing Bank and to the Administrative Agent and there shall have been delivered to the Administrative Agent an executed counterpart of each of the Loan Documents required to be executed and delivered on the Closing Date and the Perfection Certificate.

            (b) Corporate Documents. The Administrative Agent shall have received:

                  (i) a certificate of the secretary or assistant secretary of each Loan Party dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing any Loan Document on the Closing Date or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer certifying the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this clause (i));

                  (ii) a certificate as to the good standing of each Loan Party
            (in so-called "long-form" if available) as of a recent date, from such Secretary of State; and

                  (iii) such other documents as the Lenders, the Issuing Bank or the Administrative Agent may reasonably request.

            (c) Officers' Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the vice president and the chief financial officer of Borrower, confirming compliance with the conditions precedent set forth in this Section 4.01 and Sections 4.02(b), (c) and (d).

            (d) Financings and Other Transactions, Etc. (i) The Lenders shall have received and be satisfied with the final terms and conditions of the Acquisition Documents, including the order of the Bankruptcy Court described in Section 7.3(f) of the Acquisition Agreement, and the documentation relating to the Equity Financing and each of the other Transactions (provided that the Lenders acknowledge that the Acquisition Documents listed on Schedule 4.01(d) as in effect on August 16, 2004 are satisfactory).

            (ii) The Transactions shall have been consummated or shall be consummated simultaneously on the Closing Date, in each case in accordance with the terms hereof and in accordance in all material respects with the terms of the other Transaction Documents, without the waiver or amendment of any such terms that the Administrative Agent determines in its reasonable discretion has had or would reasonably be expected to result in a Material Adverse Effect, unless approved by the Arranger.

            (iii) The Lenders shall have received and be satisfied with the form and substance of a certified copy of the Sale Order; the Sale Order shall be in full force and effect, shall not have been stayed, reversed, vacated or otherwise modified (unless otherwise reasonably satisfactory to the Lenders) and there shall be no appeal or petition for rehearing or certiorari pending in respect of the Sale Order or any motion to revoke the Sale Order (except as described on Schedule 3.08(a) and consented to in writing by the Administrative Agent); and the time to appeal and file any appeal or petition for rehearing or certiorari shall have expired.

            (iv) The Equity Financing shall have been consummated. The terms of the Equity Financing shall not require any payments or other distributions of cash or property in respect thereof, or any purchases, redemptions or other acquisitions thereof for cash or property, in each case prior to the payment in full of all obligations under the Loan Documents, except as permitted by the Loan Documents.

            (v) The Lenders shall be satisfied with the capitalization, the terms and conditions of any equity arrangements and the corporate or other organizational and management structure of the Companies.

            (e) Financial Statements; Financial Condition; Reports. (i) The Lenders shall have received and shall be satisfied with the form and substance of the financial statements described in Section 3.04 and with the forecasts of the financial performance of Holdings and its Subsidiaries.

            (ii) (A) Consolidated EBITDA for the most recent four consecutive fiscal quarters of Holdings ending more than 30 days prior to the Closing Date shall not be less than $64.0 million and (B) the Leverage Ratio as of the end of the most recent four consecutive fiscal quarters of Holdings ending more than 30 days prior to the Closing Date shall not be greater than 2.40 to 1.00, in each case calculated on a Pro Forma Basis.

            (iii) The Administrative Agent shall have received and be satisfied with the form and substance of (A) a six-year mine plan, reviewed by a third party acceptable to the Administrative Agent, presented on a mine-by-mine basis, and (B) a feasibility review of the Companies' business plan for fiscal years 2004 through 2010, prepared by a third party acceptable to the Administrative Agent, including but not limited to independent operating and capital projections, sensitivity analysis (with particular focus on future permit approvals and immediate capital investment needs) and end of mine life analysis.

            (f) Indebtedness and Minority Interests. After giving effect to the Transactions and the other transactions contemplated hereby, no Company shall have outstanding any Indebtedness or preferred stock other than (i) the Loans and Credit Extensions hereunder, (ii) the Indebtedness listed on
      Schedule 6.01(b) and (iii) Indebtedness owed to Borrower or any Guarantor (other than the Land Companies).

            (g) Opinions of Counsel. The Administrative Agent shall have received, on behalf of itself, the other Agents, the Arranger, the Lenders and the Issuing Bank, (i) a favorable written opinion of (A) Jones Day, special counsel for the Loan Parties, substantially to the effect set forth in Exhibit M-I, and (B) each local counsel listed on Schedule 4.01(g), substantially to the effect set forth in Exhibit M-2, in each case (1) dated the Closing Date, (2) addressed to the Agents, the Issuing Bank and the Lenders and (3) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and (ii) a copy of each legal opinion, if any, delivered under the other Transaction Documents, accompanied by reliance letters from the party delivering such opinion authorizing the Agents, Lenders and the Issuing Bank to rely thereon as if such opinion were addressed to them.

            (h) Solvency Certificate. The Administrative Agent shall have received a solvency certificate in the form of Exhibit N, dated the Closing Date and signed by the chief financial officer of Borrower.

            (i) Requirements of Law. The Lenders shall be satisfied that the Companies and the Transactions shall be in compliance in all material respects with all applicable Requirements of Law, including Regulations T, U and X of the Board and all applicable Environmental Laws. The Lenders shall have received satisfactory evidence of such compliance reasonably requested by them.

            (j) Consents. The Lenders shall be satisfied that all governmental and material third party approvals required in connection with the Transactions to be consummated on the Closing Date have been obtained, and there shall be no governmental or judicial action, actual or threatened, that has or would have, singly or in the aggregate, a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Transactions or the other transactions contemplated hereby.

            (k) Litigation. There shall be no litigation, public or private, or administrative proceedings, governmental investigations or other legal or regulatory developments, actual or threatened, that, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, or would reasonably be expected to materially and adversely affect the ability of the Companies to fully and timely perform their respective obligations under the Transaction Documents, or the ability of the parties to consummate the financings contemplated hereby or the other Transactions.

            (l) Sources and Uses. The sources and uses of the Loans shall be as set forth in Section 3.12.

            (m) Fees. The Arranger and Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including the reasonable legal fees and expenses of Latham & Watkins LLP, special counsel to the Agents, and the reasonable fees and expenses of any local counsel, appraisers, consultants and other advisors) required to be reimbursed or paid by Borrower hereunder or under any other Loan Document.

            (n) Personal Property Requirements. The Collateral Agent shall have received:

                  (i) all certificates, agreements or instruments representing or evidencing the Securities Collateral existing as of the Closing Date accompanied by instruments of transfer and stock powers undated and endorsed in blank;

                  (ii) the Intercompany Note executed by and among the
            Companies, accompanied by instruments of transfer undated and endorsed in blank;

                  (iii) all other certificates, agreements, including control agreements, or instruments necessary to perfect on the Closing Date the Collateral Agent's security interest in all Chattel Paper, all Instruments, all Deposit Accounts and all Investment Property of each Loan Party (as each such term is defined in the Security Agreement and to the extent required by the Security Agreement), in each case in accordance with the Security Agreement;

                  (iv) UCC financing statements in appropriate form for filing under the UCC, filings with the United States Patent and Trademark Office and United States Copyright

            Office and such other documents under applicable Requirements of Law in each jurisdiction as may be necessary or appropriate or, in the opinion of the Collateral Agent, desirable to perfect the Liens created, or purported to be created, by the Security Documents and, with respect to all UCC financing statements required to be filed pursuant to the Loan Documents, evidence satisfactory to the Administrative Agent that Borrower has retained, at its sole cost and expense, a service provider acceptable to the Administrative Agent for the tracking of all such financing statements and notification to the Administrative Agent of, among other things, the upcoming lapse or expiration thereof;

                  (v) certified copies of UCC, United States Patent and
            Trademark Office and United States Copyright Office, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any property of any Loan Party is located and the state and county jurisdictions in which any Loan Party is organized or maintains its principal place of business and such other searches that the Collateral Agent deems reasonably necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Security Documents (other than Permitted Collateral Liens or any other Liens acceptable to the Collateral Agent); and

                  (vi) evidence acceptable to the Collateral Agent of payment or arrangements for payment by the Loan Parties of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Security Documents.

            (o) Real Property Requirements. The Collateral Agent shall have received:

                  (i) a Mortgage encumbering each Mortgaged Property in favor of the Collateral Agent, for the benefit of the Secured Parties, duly executed and acknowledged by each Loan Party that is the owner of or holder of any interest in such Mortgaged Property, and otherwise in form for recording in the recording office of each applicable political subdivision where each such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable law, and such financing statements and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, all of which shall be in form and substance reasonably satisfactory to Collateral Agent;

                  (ii) with respect to each Mortgaged Property, such consents, approvals, amendments, supplements and other instruments as necessary to consummate the Transactions or as shall reasonably be deemed necessary by Borrower and the Collateral Agent in order for the owner or holder of the fee or leasehold interest constituting such Mortgaged Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Property (provided that this clause (ii) does not apply to consents from landlords of leased interests, which are governed by Section 5.15(a) and Schedule 5.15);

                  (iii) evidence reasonably acceptable to the Collateral Agent of payment by Borrower of all mortgage recording taxes, fees, charges, costs and expenses required for

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            the recording of the Mortgages, including any fees due and payable to any escrow agents or title insurance companies that hold, assemble or record any deeds or Mortgages; and

                  (iv) with respect to each Mortgaged Property, each Company shall have made all notifications, registrations and filings, to the extent required by, and in accordance with, all Governmental Real Property Disclosure Requirements applicable to such Mortgaged Property.

            (p) Insurance. The Arranger shall be satisfied with the insurance program covering the Companies' facilities. The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.04 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable or mortgagee endorsement (as applicable) and shall name the Collateral Agent, on behalf of the Secured Parties, as additional insured, in form and substance satisfactory to the Administrative Agent.

            (q) Reclamation Liability. The Arranger shall be satisfied with (i) the Companies' actual and prospective Reclamation liability after giving effect to the Transactions, (ii) the Companies' surety bonding program (which surety bonding program shall not require the posting of letters of credit in excess of $45.0 million), and (iii) the form and substance of the Reclamation Documents.

            (r) Patriot Act, etc. The Administrative Agent shall have received all documentation and other information required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including, without limitation, the USA Patriot Act.

            SECTION 4.01A CONDITIONS TO AMENDMENT AND RESTATEMENT. The obligation of each Lender and, if applicable, the Issuing Bank to fund the Credit Extensions requested to be made by it on the Restatement Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.01A.

            (a) Loan Documents. All legal matters incident to this Agreement, the Credit Extensions hereunder and the other Loan Documents shall be satisfactory to the Lenders, to the Issuing Bank and to the Administrative Agent and there shall have been delivered to the Administrative Agent an executed counterpart of each of the Loan Documents required to be executed and delivered on the Restatement Date and the Perfection Certificate.

            (b) Corporate Documents. The Administrative Agent shall have received:

                  (i) a certificate of the secretary or assistant secretary of each Loan Party dated the Restatement Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing any Loan Document on the Restatement Date or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer certifying the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this clause (i));

                  (ii) a certificate as to the good standing of each Loan Party
            (in so-called "long-form" if available) as of a recent date, from such Secretary of State; and

                  (iii) such other documents as the Lenders, the Issuing Bank or the Administrative Agent may reasonably request.

            (c) Officers' Certificate. The Administrative Agent shall have received a certificate, dated the Restatement Date and signed by the vice president and the chief financial officer of Borrower, confirming compliance with the conditions precedent set forth in this Section 4.01A and Sections 4.02(b), (c) and (d).

            (d) Opinions of Counsel. The Administrative Agent shall have received, on behalf of itself, the other Agents, the Arranger, the Lenders and the Issuing Bank, a favorable written opinion of (i) Jones Day, special counsel for the Loan Parties, substantially to the effect set forth in Exhibit M-I, and (ii) each local counsel listed on Schedule 4.01(g), substantially to the effect set forth in Exhibit M-2, in each case (1) dated the Restatement Date, (2) addressed to the Agents, the Issuing Bank and the Lenders and (3) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request.

            (e) Solvency Certificate. The Administrative Agent shall have received a solvency certificate in the form of Exhibit N, dated the Restatement Date and signed by the chief financial officer of Borrower.

            (f) Requirements of Law. The Lenders shall be satisfied that the Companies and the Transactions shall be in compliance in all material respects with all applicable Requirements of Law, including Regulations T, U and X of the Board and all applicable Environmental Laws. The Lenders shall have received satisfactory evidence of such compliance reasonably requested by them.

            (g) Consents. The Lenders shall be satisfied that all governmental and material third party approvals required in connection with the Transactions to be consummated on the Restatement Date have been obtained, and there shall be no governmental or judicial action, actual or threatened, that has or would have, singly or in the aggregate, a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Transactions or the other transactions contemplated hereby.

            (h) Litigation. There shall be no litigation, public or private, or administrative proceedings, governmental investigations or other legal or regulatory developments, actual or threatened, that, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, or would reasonably be expected to materially and adversely affect the ability of the Companies to fully and timely perform their respective obligations under the Transaction Documents, or the ability of the parties to consummate the financings contemplated hereby or the other Transactions.

            (i) Sources and Uses. The sources and uses of the Loans shall be as set forth in Section 3.12.

            (j) Fees. The Arranger, the Administrative Agent and the Documentation Agent shall have received all Fees and other amounts due and payable on or prior to the Restatement Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including the reasonable legal fees and expenses of Latham & Watkins LLP, special counsel to the Agents, and the reasonable fees and expenses of any local counsel, appraisers, consultants and other advisors) required to be reimbursed or paid by Borrower hereunder or under any other Loan Document.

            (k) Personal Property Requirements. The Collateral Agent shall have received certified copies of UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any property of any Loan Party is located and the state and county jurisdictions in which any Loan Party is organized or maintains its principal place of business and such other searches that the Collateral Agent deems reasonably necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Security Documents (other than Permitted Collateral Liens or any other Liens acceptable to the Collateral Agent).

            (l) Credit-Linked Deposits. All Credit-Linked Deposits (as defined in the Original Credit Agreement) shall have been returned to the applicable Lenders party to the Original Credit Agreement.

            SECTION 4.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender and each Issuing Bank to make any Credit Extension (including the initial Credit Extension and the Credit Extensions made on the Restatement Date) shall be subject to, and to the satisfaction of, each of the conditions precedent set forth below.

            (a) Notice. The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) if Loans are being requested or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.18(b), as applicable, or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a Borrowing Request as required by Section 2.17(b).

            (b) No Default. At the time of and immediately after giving effect to such Credit Extension and the application of the proceeds thereof, no Default shall have occurred and be continuing on such date.

            (c) Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in Article III hereof or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all respects) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

            (d) No Material Adverse Effect. Since December 31, 2003, there shall have been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or would reasonably be expected to result in a Material Adverse Effect.

            (e) No Legal Bar. No order, judgment or decree of any Governmental Authority shall purport to restrain any Lender from making any Loans to be made by it. No injunction or other restraining order shall have been issued, shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the making of Loans, the repayment of the Obligations and the granting of Liens in favor of the Collateral Agent hereunder and under the other Loan Documents.

            Each of the delivery of a Borrowing Request or notice requesting the issuance, amendment, extension or renewal of a Letter of Credit and the acceptance by Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by Borrower and each other Loan Party that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in this Section 4.02 have been satisfied.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

            Each Loan Party covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, all Letters of Credit have been canceled or have expired or have been fully cash collateralized on terms reasonably acceptable to the Administrative Agent and all amounts drawn thereunder have been reimbursed, unless the Required Lenders shall otherwise consent in writing, each Loan Party will, and will cause each of its Subsidiaries to:

            SECTION 5.01 FINANCIAL STATEMENTS, REPORTS, ETC. Cause to be furnished to the Administrative Agent and each Lender:

            (a) Annual Reports. As soon as available and in any event within 90 days (or 120 days for the fiscal year ending December 31, 2004) after the end of each fiscal year (but no later than the date on which Holdings would be required to file a Form 10-K under the Exchange Act if it were subject to Section 15 and 13(d) of the Exchange Act), (i) the consolidated balance sheet of Holdings as of the end of such fiscal year and related consolidated statements of income, cash flows and stockholders' equity for such fiscal year, in comparative form with such financial statements as of the end of, and for, the preceding fiscal year, and notes thereto (including a note with a consolidating balance sheet and statements of income and cash flows separating out Holdings and its Subsidiaries), all prepared in accordance with Regulation S-X under the Securities Act and accompanied by an audit report of Deloitte & Touche LLP or other independent public accountants of recognized national standing satisfactory to the Administrative Agent (which audit report shall not be qualified as to scope or contain any going concern or other qualification), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Holdings as of the dates and for the periods specified in accordance with GAAP consistently applied (except any inconsistencies in the application of GAAP as are approved by such independent public accountants and disclosed in their audit report), (ii) a management report in a form reasonably satisfactory to the Administrative Agent setting forth, on a consolidating basis, the financial condition, results of operations and cash flows of each Subsidiary as of the end of and for such fiscal year, compared to the end of and for the previous fiscal year and budgeted amounts, and (iii) a management's discussion and analysis of the financial condition and results of operations for such fiscal year, as compared to the previous fiscal year and budgeted amounts;

            (b) Quarterly Reports. As soon as available and in any event within 45 days (or 60 days for the fiscal quarter ending September 30, 2004) after the end of each of the first three fiscal quarters of each fiscal year (but no later than the date on which Holdings would be required to file a Form 10-Q under the Exchange Act if it were subject to Section 15 and 13(d) of the Exchange Act), (i) the consolidated balance sheet of Holdings as of the end of such fiscal quarter and related consolidated statements of income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, and notes thereto (including a note with a consolidating balance sheet and statements of income and cash flows separating out Holdings and its Subsidiaries), all prepared in accordance with Regulation S-X under the Securities Act and accompanied by a certificate of a Financial Officer of Holdings stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Holdings as of the date and for the periods specified in accordance with GAAP consistently applied (except any inconsistencies in the application of GAAP as are approved by such independent public accountants and disclosed in their audit report delivered pursuant to clause (a) above), and on a basis consistent with audited financial statements referred to in clause
      (a) of this Section, subject to normal year-end audit adjustments, (ii) a management report in a form reasonably satisfactory to the Administrative Agent setting forth, on a consolidating basis, the financial condition, results of operations and cash flows of each Subsidiary as of the end of and for such fiscal quarter and for the then elapsed portion of the fiscal year, compared to the end of such fiscal quarter and for the comparable periods in the previous fiscal year and budgeted amounts, and (iii) a management's discussion and analysis of the financial condition and results of operations for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year and budgeted amounts;

            (c) Monthly Reports. Within 45 days after the end of each of the first two months of each fiscal quarter, (i) the consolidated balance sheet of Holdings as of the end of such two months and the related consolidated statements of income and cash flows of Holdings for such month and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, accompanied by a certificate of a Financial Officer of Holdings stating that such financial statements fairly present, in all material respects, the consolidated results of operations and cash flows of Holdings as of the date and for the periods specified in accordance with GAAP consistently applied (except any inconsistencies in the application of GAAP as are approved by such independent public accountants and disclosed in their audit report delivered pursuant to clause (a) above) subject to normal year-end audit adjustments, and (ii) a management report in a form reasonably satisfactory to the Administrative Agent setting forth, on a consolidating basis, the results of operations and cash flows of each Subsidiary for such month and for the then elapsed portion of the fiscal year compared to the comparable periods in the previous fiscal year and budgeted amounts;

            (d) Financial Officer's Certificate. (i) Concurrently with any delivery of financial statements under Section 5.01(a) or (b) above, a Compliance Certificate certifying that no Default has occurred or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto; (ii) concurrently with any delivery of financial statements under Section 5.01
      (a) or (b) above, a Compliance Certificate setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.07(f) and 6.10 (including the aggregate amount of Excluded Issuances for such period and the uses therefor) and, in the case of Section 5.01(a) above, setting forth Borrower's calculation of Excess Cash Flow; and (iii) in the case of
      Section 5.01(a) above, a report of the accounting firm reporting on such financial statements stating that in the course of its regular audit of the financial statements of Borrower and its Subsidiaries, which audit was conducted in accordance with GAAP, such accounting firm obtained no knowledge that any Default, insofar as such Default relates to accounting matters in respect of Section 6.10, has occurred or, if in the opinion of such accounting firm such a Default has occurred, specifying the nature and extent thereof;

            (e) Financial Officer's Certificate Regarding Collateral. Concurrently with any delivery of financial statements under Section 5.01(a) above, (i) a certificate of a Financial Officer setting forth the information required pursuant to the Perfection Certificate Supplement or confirming that there has been no change in such information since the date of the Perfection Certificate or latest Perfection Certificate Supplement and (ii) the items required pursuant to Section 5.14(b) delivered therewith;

            (f) Public Reports. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Company with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to holders of its Material Indebtedness (subject to any confidentiality restrictions) pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor), as the case may be;

            (g) Management Letters. Promptly after the receipt thereof by any Company, a copy of any "management letter" received by any such person from its certified public accountants and the management's responses thereto;

            (h) Budgets. No later than 45 days after the first day of each fiscal year of Holdings, commencing with the fiscal year ending December 31, 2005, a budget in form reasonably satisfactory to the Administrative Agent (including, but not limited to, budgeted statements of income for each of the Companies' business units and sources and uses of cash and balance sheets as well as a line item for Capital Expenditures) prepared by Holdings for (i) each fiscal month of such fiscal year prepared in detail and (ii) each year in the five years immediately following such fiscal year prepared in summary form, in each case, of the Companies, with appropriate presentation and discussion of the principal assumptions upon which such budgets are based, accompanied by the statement of a Financial Officer of Holdings to the effect that the budget of the Companies is, in the good faith opinion of such Financial Officer, a reasonable estimate for the period covered thereby;

            (i) Volume and Pricing Reports. Within 30 days after the end of each month, a report of the volume of Coal, on a Subsidiary by Subsidiary basis, mined during such month and the average pricing for sales of Coal during such month, in form and scope reasonably satisfactory to the Administrative Agent;

            (j) Organizational Documents. Promptly provide copies of any Organizational Documents that have been amended or modified in accordance with the terms hereof and deliver a copy of any notice of default given or received by any Company under any Organizational Document within 15 days after such Company gives or receives such notice; and

            (k) Other Information. Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Company, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

            SECTION 5.02 LITIGATION AND OTHER NOTICES. Furnish to the Administrative Agent and each Lender written notice of the following promptly (and, in any event, within three Business Days of any Company obtaining knowledge of the occurrence thereof):

            (a) any Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

            (b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against any Company that if determined adversely, in the reasonable good faith judgment of Borrower, after giving effect to the exhaustion of appeals and the probable outcome, would reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Loan Document;

            (c) any development that in the reasonable good faith judgment of Borrower has resulted in, or would reasonably be expected to result in, a Material Adverse Effect;

            (d) the occurrence of a Casualty Event resulting in a loss of greater than $5.0 million;

            (e) (i) the incurrence of any material Lien (other than Permitted Collateral Liens) on, or claim asserted against, any of the Collateral or
      (ii) the occurrence of any other event which would reasonably be expected to materially and adversely affect the value of the Collateral; and

            (f) Any receipt by any Loan Party of a written notice of termination of any Material Agreement or the occurrence of any event or condition which would, with the passage of time or the giving of notice or both, permit the termination of any Material Agreement, except in each case with respect to the expiration thereof on the stated expiration date.

            SECTION 5.03 EXISTENCE; BUSINESSES AND PROPERTIES. (a) Do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.05 or Section 6.06 or, in the case of any Subsidiary, where the failure to perform such obligations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

            (b) (i) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, privileges, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; (ii) maintain and operate such business in substantially the manner in which it is conducted and operated on the Closing Date; and (iii) comply with all applicable Requirements of Law (including any and all zoning or building laws, Environmental Laws, ordinances, codes or approvals or any building permits or any restrictions of record or agreements affecting the Real Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except, in the case of (i) through (iii) above, where the failure to do so or the failure to so comply, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

            (c) (i) Pay and perform its obligations under all Leases, Mining Leases, Prep Plant Leases, Coal Agreements, Reclamation Documents and other Transaction Documents; (ii) maintain Coal reserves, or the right to acquire Coal from third parties, sufficient to fill the requirements under all Coal Agreements; and (iii) at all times maintain, preserve and protect all property material to the conduct of its business and keep such property in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in each case in accordance with generally accepted mining practices, except, in the case of (i) through (iii) above, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that nothing in this
Section 5.03(c) shall prevent sales of property, consolidations or mergers by or involving any Company in accordance with Section 6.05 or Section 6.06.

            SECTION 5.04 INSURANCE. (a) Keep its insurable property adequately, insured consistent with industry standards for companies in the same or similar business operating in the same or similar locations, at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including insurance with respect to Mortgaged Properties and other properties material to the business of the Companies against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations, including (i) physical hazard insurance on an "all risk" basis, (ii) commercial general liability against claims for bodily injury, death or property damage covering any and all insurable claims, (iii) explosion insurance in respect of any boilers, machinery or similar apparatus constituting Collateral, (iv) business interruption insurance and (v) worker's compensation insurance and such other insurance as may be required by any Requirement of Law; provided that with respect to physical hazard insurance, neither the Collateral Agent nor the applicable Company shall agree to the adjustment of any claim in excess of $5.0 million thereunder without the consent of the other (such consent not to be unreasonably withheld or delayed); provided, further, that no consent of any Company shall be required during an Event of Default.

            (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable, (iii) if reasonably requested by the Collateral Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Collateral Agent.

            (c) Notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.04 is taken out by any Company; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

            (d) With respect to each Mortgaged Property, obtain flood insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time require, if at any time the area in which any improvements located on any Mortgaged Property is designated a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.

            (e) Deliver to the Administrative Agent, the Collateral Agent and the Lenders a report of a reputable insurance broker with respect to the insurance required to be maintained pursuant to this Section 5.04 and such supplemental reports with respect thereto as the Administrative Agent or the Collateral Agent may from time to time reasonably request.

            (f) No Loan Party that is an owner of Mortgaged Property shall take any action that is reasonably likely to be the basis for termination, revocation or denial of any insurance coverage required to be maintained under such Loan Party's respective Mortgage or that could be the basis for a defense to any claim under any Insurance Policy maintained in respect of the Premises, and each Loan Party shall otherwise comply in all material respects with all Insurance Requirements in respect of the Premises; provided, however, that each Loan Party may, at its own expense and after written notice to the Administrative Agent,
(i) contest the applicability or enforceability of any such Insurance Requirements by appropriate legal proceedings, the prosecution of which does not constitute a basis for cancellation or revocation of any insurance coverage required under this Section 5.04 or (ii) cause the Insurance Policy containing any such Insurance Requirement to be replaced by a new policy complying with the provisions of this Section 5.04.

            SECTION 5.05 OBLIGATIONS AND TAXES. (a) Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, services, materials and supplies or otherwise that, if unpaid, might give rise to a Lien other than a Permitted Lien upon such properties or any part thereof; provided that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings timely instituted and diligently conducted and the applicable Company shall have set aside on its books adequate reserves or other appropriate provisions, if any, with respect thereto in accordance with GAAP, and (ii) either no enforcement action has begun or such contest operates to suspend collection of the contested obligation, Tax, assessment, charge, levy or other claim and enforcement of any Lien other than a Permitted Lien and (iii) in the case of Collateral, the applicable Company shall have otherwise complied with the Contested Collateral Lien Conditions.

            (b) Timely and correctly file, or timely seek and obtain an extension of time to file, all material Tax Returns required to be filed by it.

            (c) Borrower does not intend to treat the Loans as being a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4. In the event Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof.

            SECTION 5.06 EMPLOYEE BENEFITS. (a) Comply in all material respects with the Coal Act, the Black Lung Act and the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent (x) as soon as possible after, and in any event within 5 Business Days after any Responsible Officer of any Company or any ERISA Affiliates of any Company knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event would reasonably be expected to result in liability of the Companies or any of their ERISA Affiliates in an aggregate amount exceeding $2.0 million or the imposition of a Lien, a statement of a Financial Officer of Borrower setting forth details as to such ERISA Event and the action, if any, that the Companies propose to take with respect thereto, and (y) upon request by the Administrative Agent, copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Company or any ERISA Affiliate with the Internal Revenue Service with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan; (iii) all notices received by any Company or any ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan (or other employee benefit plan sponsored or contributed to by any Company) as the Administrative Agent shall reasonably request.

            SECTION 5.07 MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS; ANNUAL MEETINGS. (a) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities. Each Company will permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the property of such Company at reasonable times upon reasonable advance notice and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances, accounts and condition of any Company with the officers and employees thereof and advisors therefor (including independent accountants); provided, however, that other than during the existence of a Default, visits and inspections by Lenders (other than the Administrative Agent, the Collateral Agent and the Issuing Bank) shall be limited to once per year.

            (b) To the extent required by GAAP, maintain adequate reserves for future costs associated with any Black Lung Liabilities, retiree and health care benefits, any Reclamation and any other potential Environmental Claim.

            (c) Within 120 days after the close of each fiscal year of Holdings, at the request of the Administrative Agent or Required Lenders, hold a meeting (at a mutually agreeable location and time or, at the option of the Administrative Agent, by conference call) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Companies and the budgets presented for the current fiscal year of the Companies.

            (d) At its election, the Administrative Agent or any Lender retain an independent engineer or environmental consultant to conduct an environmental assessment of any Mortgaged Property or other Real Property. Borrower shall, and shall cause each of the Companies to, cooperate in the performance of any such environmental assessment and permit any such engineer or consultant designated by the Administrative Agent or such Lender to have full access to each property or facility at reasonable times during normal business hours and after reasonable notice to Borrower of the plans to conduct such an environmental assessment. Such environmental assessments shall not be conducted more than once per year but may be conducted at any time after the occurrence and during the continuance of a Default or an Event of Default. Such environmental assessments shall be at the cost and expense of the Administrative Agent or such Lender, provided that, in the event that such environmental assessment is in response to a Environmental Claim or detects a previously unknown matter or condition requiring material Response or Reclamation, then Borrower shall promptly reimburse such costs and expenses. Such environmental assessments shall be kept confidential and protected from disclosure to non-parties to this Agreement to the maximum extent permitted by law.

            SECTION 5.08 USE OF PROCEEDS. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in
Section 3.12.

            SECTION 5.09 COMPLIANCE WITH ENVIRONMENTAL LAWS; ENVIRONMENTAL REPORTS. (a) (i) Comply, and use best efforts to cause all lessees and other persons occupying Real Property owned, operated or leased by any Company to comply, in all material respects with all Environmental Laws and Environmental or Mining Permits applicable to its operations and Real Property, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect; (ii) obtain, maintain in full force and effect and renew all material Environmental or Mining Permits applicable to its operations and Real Property, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect; (iii) promptly take all commercially reasonable actions necessary to cure any alleged violation or liability asserted by any Environmental Claim; (iv) perform all Reclamation, and obtain all related bonds or other financial guaranties, required by, and in all material respects in accordance with, Mining Laws; and (v) conduct all Responses required by, and in accordance with, Environmental Laws, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect; provided that no Company shall be required to cure any alleged violation or liability asserted by an Environmental Claim or undertake any Reclamation or Response to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

            (b) If a Default caused by reason of a breach of Section 3.18 or
Section 5.09(a) shall have occurred and be continuing for more than 45 days without the Companies commencing activities reasonably likely to cure such Default, at the written request of the Administrative Agent or the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the cost and expense of Borrower, an environmental assessment report regarding the matters which are the subject of such Default, including, where appropriate, any soil and/or groundwater sampling, prepared by an environmental consulting firm and in form and substance reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Response to address them or the need for Reclamation.

            (c) Each Loan Party that is an owner of Mortgaged Property shall not use, store, treat, dispose, install or Release, nor permit to be used, stored, treated, disposed, installed or Released, in the Mortgaged Property any Hazardous Materials, other than in material compliance with applicable Environmental Laws.

            (d) To the extent not obtained before the date of this Agreement, promptly prepare and file all documents and information necessary to obtain, through transfer, reissuance or otherwise, and diligently pursue, all Environmental or Mining Permits from Sellers related to the Acquired Business and reasonably necessary for the continued operation of the Acquired Business as being conducted on the Closing Date.

            (e) Deliver to the Administrative Agent as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, and all written communications, with respect to any Environmental liability that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect; provided that the Administrative Agent agrees to work with the Companies to preserve any attorney-client privilege to which any of the foregoing is subject.

            SECTION 5.10 MATERIAL AGREEMENTS. Perform its obligations and exercise its rights under all Material Agreements, and perform all actions necessary to maintain all Material Agreements in full force and effect (other than the expiration thereof on the stated expiration date), unless in each case the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.11 INTEREST RATE PROTECTION. No later than the 60th day after the Closing Date, Borrower shall enter into, and for a minimum of two years thereafter maintain, Hedging Agreements with terms and conditions acceptable to the Administrative Agent that result in at least 50% of the aggregate principal amount of Term Loans being effectively subject to a fixed or maximum interest rate acceptable to the Administrative Agent.

            SECTION 5.12 ADDITIONAL COLLATERAL; ADDITIONAL GUARANTORS. (a) Subject to this Section 5.12, with respect to any property acquired after the Closing Date by any Loan Party that is intended to be subject to the Lien created by any of the Security Documents but is not so subject (but, in any event, excluding any Equity Interest of a Foreign Subsidiary not required to be pledged pursuant to the last sentence of Section 5.12(b)), promptly (and in any event within 45 days after the acquisition thereof) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents as the Administrative Agent or the Collateral Agent shall deem necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such property subject to no Liens other than Permitted Collateral Liens, and (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent. Borrower shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of the Security Documents against such after-acquired properties.

            (b) With respect to any person that is or becomes a Subsidiary after the Closing Date, promptly (and in any event within 45 days after such person becomes a Subsidiary) (i) deliver to the Collateral Agent the certificates, if any, representing all of the Equity Interests of such Subsidiary, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Subsidiary to any Loan Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party and (ii) cause such new Subsidiary
(A) to execute a Joinder Agreement or such comparable documentation to become a Subsidiary Guarantor (if such Subsidiary is a Wholly Owned Subsidiary) and a joinder agreement to the Security Agreement, substantially in the form annexed thereto, and (B) to take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the Security Agreement to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent. Notwithstanding the foregoing, (1) the Equity Interests required to be delivered to the Collateral Agent pursuant to clause (i) of this
Section 5.12(b) shall not include any Equity Interests of a Foreign Subsidiary created or acquired after the Closing Date and (2) no Foreign Subsidiary shall be required to take the actions specified in clause (ii) of this Section 5.12(b), if, in the case of either clause (1) or (2), doing so would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Code, which investment would or could reasonably be expected to trigger a material increase in the net income of a United States shareholder of such Subsidiary pursuant to Section 951 (or a successor provision) of the Code, as reasonably determined by Borrower; provided that this exception shall not apply to (A) Voting Stock of any Subsidiary which is a first-tier controlled foreign corporation (as defined in Section 957(a) of the Code) representing 66% of the total voting power of all outstanding Voting Stock of such Subsidiary and (B) 100% of the Equity Interests not constituting Voting Stock of any such Subsidiary, except that any such Equity Interests constituting "stock entitled to vote" within the meaning of Treasury Regulation Section 1.956-2(c)(2) shall be treated as Voting Stock for purposes of this Section 5.12(b).

            (c) Furnish to the Administrative Agent, as soon as available and in any event within 30 days after (i) the end of each quarter of each fiscal year of Holdings or (ii) the acquisition of Real Property for which the Companies paid, in the aggregate, an amount equal to or greater than $5.0 million, a report describing all Real Property purchased by the Companies since the most recent report furnished pursuant to this Section 5.12(c). Within 45 days after delivering such report to the Administrative Agent, grant to the Collateral Agent a security interest in and Mortgage on (i) each such item of Real Property owned in fee by any Loan Party that, together with any improvements thereon, individually has a fair market value of at least $500,000 or is an active prep plant site or active mine site, and (ii) unless the Collateral Agent otherwise consents, each such item of Real Property leased by any Loan Party which lease individually has a fair market value of at least $500,000, has an annual minimum royalty in excess of $500,000, had an annual production royalty in excess of $500,000 in the immediately preceding fiscal year or is an active prep plant site or active portal site, in each case, as additional security for the Obligations (unless the subject property is already mortgaged to a third party to the extent permitted by Section 6.02). Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and the Collateral Agent and shall constitute valid and enforceable perfected Liens subject only to Permitted Collateral Liens or other Liens acceptable to the Collateral Agent. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Such Loan Party shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall require to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including, if reasonably requested by the Administrative Agent, a Title Policy (other than with respect to any Mine), a Survey (other than with respect to any Mine) and local counsel opinion (in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent) in respect of such Mortgage). Notwithstanding the foregoing, no Loan Party will be required to request any consent or waiver with respect to a restriction on assignment in any agreement to which such Loan Party is a party if such restriction is imposed by any Requirement of Law or management of Borrower reasonably determines in good faith that such a request would (x) have a material adverse effect on such agreement or on such Loan Party's relationship with the party or parties to such agreement, (y) require the payment of any money or the making by such Loan Party of any material concession under such agreement in exchange for such consent or waiver, or (z) otherwise materially and adversely effect such Loan Party; provided that, notwithstanding the foregoing or any other provision in the Loan Documents, (i) on or prior to the Post Closing Action Completion Date, no Company shall renew or replace any Lease, contract or other agreement that is not a Subsidiary Change of Control Agreement with a Lease, contract or other agreement that is a Subsidiary Change of Control Agreement, (ii) after the Post Closing Action Completion Date, no Company shall enter into any Subsidiary Change of Control Agreement unless, after giving effect thereto, the aggregate amount (in tons) of Coal reserves included in the Collateral is at least equal to the Minimum Secured Reserves and
(iii) at any time, (x) no Company that is not a Land Company shall enter into a Subsidiary Change of Control Agreement and (y) no Company other than Holdings shall enter into a Borrower Change of Control Agreement (and by making Holdings the party thereto the provisions contained therein that make such agreement a "Borrower Change of Control Agreement" must no longer apply to Borrower) unless consented to in writing by each of the Lenders.

            SECTION 5.13 SECURITY INTERESTS; FURTHER ASSURANCES. Promptly, upon the reasonable request of the Administrative Agent (on behalf of itself or any Lender) or the Collateral Agent, at Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Administrative Agent or the Collateral Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except Permitted Collateral Liens, or obtain any consents or waivers as may be necessary or appropriate in connection therewith; provided, however, that no Loan Party will be required to request any such consent or waiver if management of Borrower reasonably determines in good faith that such a request would (i) have a material adverse effect on the agreement that is the subject of such consent or waiver or on such Loan Party's relationship with the party or parties to such agreement, (ii) require the payment of any money or the making by such Loan Party of any material concession under such agreement in exchange for such consent or waiver, or (iii) otherwise materially and adversely effect any Loan Party; provided that, notwithstanding the foregoing or any other provision in the Loan Documents, (i) on or prior to the Post Closing Action Completion Date, no Company shall renew or replace any Lease, contract or other agreement that is not a Subsidiary Change of Control Agreement with a Lease, contract or other agreement that is a Subsidiary Change of Control Agreement, (ii) after the Post Closing Action Completion Date, no Company shall enter into any Subsidiary Change of Control Agreement unless, after giving effect thereto, the aggregate amount (in tons) of Coal reserves included in the Collateral is at least equal to the Minimum Secured Reserves and
(iii) at any time, (x) no Company that is not a Land Company shall enter into a Subsidiary Change of Control Agreement and (y) no Company other than Holdings shall enter into a Borrower Change of Control Agreement (and by making Holdings the party thereto the provisions contained therein that make such agreement a "Borrower Change of Control Agreement" must no longer apply to Borrower) unless consented to in writing by each of the Lenders. Deliver or cause to be delivered to the Administrative Agent and the Collateral Agent from time to time such other documentation, consents, waivers, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent as the Administrative Agent and the Collateral Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Security Documents; provided, however, that no Loan Party will be required to request any such consent or waiver if management of Borrower reasonably determines in good faith that such a request would (i) have a material adverse effect on the agreement that is the subject of such consent or waiver or on such Loan Party's relationship with the party or parties to such agreement, (ii) require the payment of any money or the making by such Loan Party of any material concession under such agreement in exchange for such consent or waiver, or (iii) otherwise materially and adversely effect any Loan Party; provided that, notwithstanding the foregoing or any other provision in the Loan Documents, (i) on or prior to the Post Closing Action Completion Date, no Company shall renew or replace any Lease, contract or other agreement that is not a Subsidiary Change of Control Agreement with a Lease, contract or other agreement that is a Subsidiary Change of Control Agreement, (ii) after the Post Closing Action Completion Date, no Company shall enter into any Subsidiary Change of Control Agreement unless, after giving effect thereto, the aggregate amount (in tons) of Coal reserves included in the Collateral is at least equal to the Minimum Secured Reserves and
(iii) at any time, (x) no Company that is not a Land Company shall enter into a Subsidiary Change of Control Agreement and (y) no Company other than Holdings shall enter into a Borrower Change of Control Agreement (and by making Holdings the party thereto the provisions contained therein that make such agreement a "Borrower Change of Control Agreement" must no longer apply to Borrower) unless consented to in writing by each of the Lenders. Upon the exercise by the Administrative Agent, the Collateral Agent or any Lender of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent (on behalf of itself or any Lender) or the Collateral Agent may reasonably require. If the Administrative Agent, the Collateral Agent or the Required Lenders determine that they are required by law or regulation to have appraisals prepared in respect of the Real Property of any Loan Party constituting Collateral, Borrower shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and are otherwise in form and substance satisfactory to the Administrative Agent and the Collateral Agent.

            Notwithstanding the foregoing, the Obligations shall not be secured by any Excluded Property (as defined in the Security Agreement).

            SECTION 5.14 INFORMATION REGARDING COLLATERAL. (a) Not effect any change (i) in any Loan Party's legal name, (ii) in the location of any Loan Party's chief executive office, (iii) in any Loan Party's identity or organizational structure, (iv) in any Loan Party's Federal Taxpayer Identification Number or organizational identification number, if any, or (v) in any Loan Party's jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), in each case if doing so would result in the failure of the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, until (A) it shall have given the Collateral Agent and the Administrative Agent not less than 30 days' prior written notice (in the form of an Officers' Certificate), or such lesser notice period agreed to by the Collateral Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Collateral Agent or the Administrative Agent may reasonably request and (B) it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable. Each Loan Party agrees to promptly provide the Collateral Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence. Each Loan Party also agrees to promptly notify the Collateral Agent of any change in the location of any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral is located (including the establishment of any such new office or facility).

            (b) Concurrently with the delivery of financial statements pursuant to Section 5.01(a), deliver to the Administrative Agent and the Collateral Agent a Perfection Certificate Supplement and a certificate of a Financial Officer and the chief legal officer of Borrower certifying that all UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction necessary to protect and perfect the security interests and Liens under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

            SECTION 5.15 POST CLOSING REAL ESTATE COLLATERAL REQUIREMENTS. (a) Execute and deliver the documents and complete the tasks set forth on Schedule 5.15, in each case within the time limits specified on such Schedule. On the Post Closing Action Completion Date, Borrower shall deliver an Officers' Certificate to the Administrative Agent certifying as to the Minimum Secured Reserves and including the calculations underlying such certification.

            (b) Deliver the following to the Collateral Agent within five Business Days (as such period may be extended to up to an aggregate of 30 days with the prior written approval of the Administrative Agent) after the Restatement Date:

                  (i) an amendment to each Mortgage executed and delivered on the Closing Date in form and substance reasonably satisfactory to Collateral Agent; and

                  (ii) evidence reasonably acceptable to the Collateral Agent of payment by Borrower of all mortgage recording taxes, fees, charges, costs and expenses required for the recording of the amendments to the Mortgages described in clause (i) above, including any fees due and payable to any escrow agents or title insurance companies that hold, assemble or record any deeds or Mortgages.

            SECTION 5.16 RECLAMATION DOCUMENTS. (a) Comply with all terms of, and perform all obligations under, the Reclamation Documents, (b) provide written evidence (including receipts from payees) to the Administrative Agent of all payments made by the Companies under the Reclamation Documents promptly after payment thereof (or any failure to make such payments) and (c) cause the Mortgages entered into on the Closing Date to be recorded in the applicable recording office prior to any of the Overriding Royalty Deeds.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

            Each Loan Party covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full, all Letters of Credit have been canceled or have expired or have been fully cash collateralized on terms reasonably acceptable to the Administrative Agent and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, no Loan Party will, nor will they cause or permit any of their Subsidiaries to:

            SECTION 6.01 INDEBTEDNESS. Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except:

            (a) Indebtedness incurred under this Agreement and the other Loan Documents;

            (b) (i) Indebtedness outstanding on the Closing Date and listed on
      Schedule 6.01(b) and (ii) refinancings or renewals thereof; provided that
      (A) any such refinancing or renewed Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being renewed or refinanced, plus the amount of any premiums required to be paid thereon and reasonable fees and expenses associated therewith, (B) such refinancing or renewed Indebtedness has a later or equal final maturity and longer or equal weighted average life than the Indebtedness being renewed or refinanced and (C) the covenants, events of default, subordination (if applicable) and other material provisions thereof (including any guarantees thereof) shall be, in the aggregate, no less favorable to the Lenders than those contained in the Indebtedness being renewed or refinanced;

            (c) Indebtedness under Hedging Obligations that are designed to protect against fluctuations in interest rates, foreign currency exchange rates or commodity prices, in each case not entered into for speculative purposes; provided that if such Hedging Obligations relate to interest rates, (i) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by the Loan Documents and
      (ii) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

            (d) Indebtedness (i) permitted under Section 6.03, (ii) constituting Investments permitted under Section 6.04 or (iii) constituting Dividends permitted under Section 6.08;

            (e) Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on such assets (including in respect of Purchase Money Obligations and Capital Lease Obligations) before the acquisition thereof; provided that (i) such Indebtedness is incurred before or within 180 days after such acquisition or the completion of such construction or improvement, (ii) such Indebtedness shall be secured only by the assets acquired, constructed or improved in connection with the incurrence of such Indebtedness and (iii) with respect to Indebtedness incurred to finance the acquisition of any fixed or capital assets, such Indebtedness shall constitute not less than 80% of the aggregate consideration paid with respect to such assets; and provided, further, that in the case of each of the foregoing, the aggregate outstanding principal amount of all such Indebtedness shall not exceed $50.0 million at any time outstanding;

            (f) Indebtedness incurred by Foreign Subsidiaries in an aggregate amount not to exceed $1.0 million at any time outstanding;

            (g) (i) Indebtedness in the form of surety bonds issued under the Reclamation Documents as in effect on the Closing Date and any extensions, renewals or replacements of such surety bonds in the ordinary course of business so long as the face amount of such extended, renewed or replacement bonds does not exceed the face amount of surety bonds issued under the Reclamation Documents as of the Closing Date, and (ii) Indebtedness in respect of other bid, performance, surety or Reclamation bonds issued for the account of any Company in the ordinary course of business, or any similar financial assurance obligations under Environmental Laws or worker's compensation laws or with respect to self-insurance obligations, including guarantees or obligations of any Company with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed), in the case of this clause (ii) in an aggregate amount not to exceed $25.0 million at any time outstanding;

      provided that such Indebtedness described in clauses (i) and (ii) of this paragraph (g) is not secured by any Lien other than a Lien described in
      Section 6.02(t);

            (h) Contingent Obligations of any Company in respect of Indebtedness otherwise permitted under this Section 6.01;

            (i) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

            (j) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

            (k) Indebtedness incurred by any Company arising from agreements providing for indemnification, purchase price adjustments or similar obligations, or from guaranties, letters of credit, surety bonds or performance bonds securing the performance of such obligations pursuant to such agreements, in each case pursuant to the Acquisition Documents or in connection with Permitted Acquisitions, Investments permitted pursuant to
      Section 6.04 or dispositions permitted pursuant to Section 6.06;

            (l) Indebtedness that is deemed to exist pursuant to any performance, statutory, appeal or similar obligations incurred in the ordinary course of business and Indebtedness in respect of taxes, assessments or governmental charges and claims for labor, materials or supplies to the extent that payment thereof shall not at the time be required to be made in accordance with Section 5.05;

            (m) Indebtedness assumed in connection with a Permitted Acquisition, so long as (i) such Indebtedness was not incurred in contemplation of such Permitted Acquisition, (ii) after giving effect to the incurrence of such Indebtedness, Borrower would be in compliance on a Pro Forma Basis with the covenants set forth in Section 6.10, and (iii) the aggregate outstanding principal amount of all such Indebtedness shall not exceed $10.0 million at any time outstanding;

            (n) unsecured Indebtedness incurred by Borrower in an aggregate principal amount not to exceed $250.0 million at any time outstanding, so long as (i) at the time of the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing, (ii) such Indebtedness (x) has a maturity date that is at least six months after the Final Maturity Date and (y) does not provide for any payment, prepayment (optional or mandatory) or acceleration (other than upon the occurrence of an event of default or change of control) of principal on or prior to the Final Maturity Date, (iii) after giving effect to the incurrence of such Indebtedness, Borrower would be in compliance on a Pro Forma Basis with the covenants set forth in Section 6.10, (iv) after giving effect to the incurrence of such Indebtedness and the application of the Net Cash Proceeds thereof in accordance with Section 2.10(d), the Secured Leverage Ratio, calculated on a Pro Forma Basis, is less than or equal to 1.00 to 1.00, and (v) Borrower must use the proceeds of such Indebtedness to invest in the business of it and its Subsidiaries in accordance with
      Section 6.15; and

            (o) other unsecured Indebtedness of any Company in an aggregate amount not to exceed $10.0 million at any time outstanding.

            To the extent that the creation, incurrence or assumption of any Indebtedness could be attributable to more than one subsection of this Section 6.01, Borrower may allocate such Indebtedness to any one or more of such subsections and in no event shall the same portion of Indebtedness be deemed to utilize or be attributable to more than one subsection.

            SECTION 6.02 LIENS. Create, incur, assume or permit to exist, directly or indirectly, any Lien on any property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, the "PERMITTED LIENS"):

            (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, which (i) are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien, and (ii) in the case of any such charge or claim which has had or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

            (b) Liens in respect of property of any Company imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, landlords', workmen's, suppliers', repairmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the property of the Companies, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Companies, taken as a whole, (ii) which, if they secure obligations that are then due and unpaid, are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien, and (iii) in the case of any such charge or claim which is or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

            (c)   any Lien in existence on the Closing Date and set forth on
      Schedule 6.02(c), any continuation or extension thereof or any Lien granted as a replacement or substitute therefor; provided that any such continued, extended, replacement or substitute Lien (i) except as permitted by Section 6.01(b)(ii)(A), does not secure an aggregate amount of Indebtedness, if any, greater than that secured on the Closing Date, and (ii) does not encumber any property other than the property subject thereto on the Closing Date and any products or proceeds thereof to the extent covered by such Lien;

            (d) easements, rights-of-way, obligations, duties, restrictions (including zoning restrictions), covenants, licenses, municipal regulations, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, not (i) securing Indebtedness, (ii) individually or in the aggregate materially impairing the value of such Real Property in the context of the Companies' normal business operations or (iii) individually or in the aggregate materially interfering with the ordinary conduct of the business of the Companies at such Real Property;

            (e) Liens in the nature of royalties, dedications of reserves under Coal Agreements (but only to the extent that the party for whom the reserves are dedicated would not have a higher priority claim in a bankruptcy proceeding of a Company than the Collateral Agent on behalf of the Secured Parties as to the reserve which is the subject of any such agreement) or similar rights or interests granted, taken subject to or otherwise imposed on properties consistent with normal practices in the mining industry;

            (f) Liens arising out of judgments, attachments or awards not resulting in a Default and in respect of which the applicable Company shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings and, in the case of any such Lien which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

            (g) Liens (other than any Lien imposed by ERISA) (x) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation, (y) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that (i) with respect to clauses (x), (y) and (z) of this paragraph (g), such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings for orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the property subject to any such Lien, and, in the case of any such Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions, (ii) to the extent such Liens are not imposed by law, such Liens shall in no event encumber any property other than cash and Cash Equivalents, and (iii) the aggregate amount of deposits at any time pursuant to clause (y) and clause (z) of this paragraph (g) shall not exceed $1.0 million in the aggregate;

            (h) Leases or subleases of the properties of any Company, in each case entered into in the ordinary course of such Company's business so long as such Leases or subleases are subordinate in all respects to the Liens granted and evidenced by the Security Documents and do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of any Company or (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

            (i) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business in accordance with the past practices of such Company, and any products or proceeds thereof to the extent covered by such Liens;

            (j) Liens securing Indebtedness incurred pursuant to Section 6.01(e) or (m); provided that any such Liens attach only to the property being financed, acquired, constructed or improved pursuant to such Indebtedness and do not encumber any other property of any Company (other than any products or proceeds thereof to the extent covered by such Liens);

            (k) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Company, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

            (l) Liens on property of a person existing at the time such person is acquired or merged with or into or consolidated with any Company to the extent permitted hereunder (and not created in anticipation or contemplation thereof); provided that such Liens do not extend to property not subject to such Liens at the time of acquisition (other than improvements thereon and any products or proceeds thereof to the extent covered by such Liens) and are no more favorable to the lienholders than such existing Lien;

            (m) Liens granted pursuant to the Security Documents to secure the Obligations;

            (n) licenses or sublicenses of Intellectual Property granted by any Company in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Companies;

            (o) the filing of UCC financing statements solely as a precautionary measure in connection with operating leases, consignment of goods or bailment agreements;

            (p) Liens securing Indebtedness incurred pursuant to Section 6.01(f); provided that (i) such Liens do not extend to, or encumber, property which constitutes Collateral and (ii) such Liens extend only to the property (or Equity Interests) of the Foreign Subsidiary incurring such Indebtedness;

            (q) Liens solely on any cash earnest money deposits made by any Company in connection with any letter of intent or purchase agreement entered into in connection with a Permitted Acquisition;

            (r) Liens securing reimbursement obligations with respect to trade or commercial letters of credit that encumber only the documents underlying such letters of credit and any products or proceeds thereof to the extent covered by such Liens;

            (s) Liens deemed to exist in connection with set-off rights under agreements entered into by the Companies in the ordinary course of business;

            (t) (i) to the extent constituting a Lien, the posting of a Letter of Credit to support Indebtedness described in Section 6.01(g), and (ii) Liens on the Travelers Collateral Account (and the assets held therein) created pursuant to the Travelers Bonding Agreement, provided that, with respect to Liens described in this clause (ii), (A) the only funds held in the Travelers Collateral Account shall be funds derived from Traveler's portion of any royalty payment described in Section 2(b) of the Trust Agreement and (B) to the extent permitted under Section 3.6 of the

      Travelers Bonding Agreement, Travelers shall, in accordance with Section
      3.6 of the Travelers Bonding Agreement, concurrently authorize the reduction of the aggregate stated amount of Letters of Credit or other letters of credit issued for its benefit in connection with the Travelers Bonding Agreement by an amount not less than the amount invested in the Travelers Collateral Account from such royalty payment;

            (u) to the extent constituting a Lien, the Advance Royalty Payment; and

            (v) other Liens incurred in the ordinary course of business of any Company with respect to obligations that do not in the aggregate exceed $15.0 million at any time outstanding, so long as such Liens, to the extent covering any Collateral, are subordinated to the Liens granted pursuant to the Security Documents pursuant to a subordination agreement reasonably acceptable to the Administrative Agent;

provided, however, that (x) no consensual Liens shall be permitted to exist, directly or indirectly, on any Securities Collateral, other than Liens granted pursuant to the Security Documents, and (y) notwithstanding any other provision hereof or of any other Transaction Document, no Liens securing the Companies' obligations under the Reclamation Documents shall be permitted to exist on any property or assets of the Companies.

            To the extent that any Lien could be permitted pursuant to more than one subsection of this Section 6.02, Borrower may select, without duplication, any one or more of such subsections for such Lien.

            SECTION 6.03 SALE AND LEASEBACK TRANSACTIONS. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "SALE AND LEASEBACK TRANSACTION") unless (i) the sale of such property is permitted by Section 6.06 (other than clause (f) thereof) and (ii) any Liens arising in connection with its use of such property are permitted by Section 6.02.

            SECTION 6.04 INVESTMENTS, LOANS AND ADVANCES. Directly or indirectly lend money or credit (by way of guarantee or otherwise) or make advances to any person, or purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other interest in, or make any capital contribution to, any other person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, "INVESTMENTS"), except that the following shall be permitted:

            (a) the Companies may consummate the Transactions in accordance with the provisions of the Transaction Documents;

            (b)   Investments outstanding on the Closing Date and identified on
      Schedule 6.04(b) and any renewal or extension thereof or reinvestment of the proceeds received in connection therewith;

            (c) the Companies may (i) acquire and hold accounts receivables owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (ii) invest in, acquire and hold cash and Cash Equivalents, (iii) endorse negotiable instruments held for collection in the ordinary course of business or (iv) make lease, utility and other similar deposits or prepayments, or deposits or prepayments to suppliers, in each case in the ordinary course of business;

            (d) To the extent constituting Investments, (i) Hedging Obligations, Guarantees and other Contingent Obligations in compliance with Section 6.01, (ii) mergers and consolidations in compliance with
      Section 6.05, (iii) Permitted Acquisitions in compliance with Section 6.07, (iv) Dividends in compliance with Section 6.08 and (v) the creation of Subsidiaries in compliance with Section 6.14;

            (e) loans and advances to directors, employees and officers of Borrower and the Subsidiaries for bona fide business purposes;

            (f) Investments (i) by Borrower in any Subsidiary Guarantor (other than the Land Companies), (ii) by any Company in Borrower or any Subsidiary Guarantor (other than the Land Companies), (iii) by a Subsidiary Guarantor in another Subsidiary Guarantor (other than the Land Companies), (iv) by a Subsidiary that is not a Subsidiary Guarantor in any other Subsidiary that is not a Subsidiary Guarantor (other than the Land Companies), and (v) by any Company in the Land Companies to the extent necessary for the Land Companies to make payments under the Leases to which they are a party as and when due; provided that any Investment in the form of a loan or advance shall be evidenced by the Intercompany Note and, in the case of a loan or advance by a Loan Party, pledged by such Loan Party as Collateral pursuant to the Security Documents.

            (g) Investments in securities of trade creditors or customers in the ordinary course of business that are received (i) in settlement of bona fide disputes or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or (ii) in the settlement of debts created in the ordinary course of business;

            (h) Investments made by Borrower or any Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 6.06;

            (i) Investments in the nature of royalties, dedications of reserves under Coal Agreements or similar rights or interests granted, taken subject to or otherwise imposed on properties consistent with normal practices in the mining industry;

            (j) Investments to the extent such Investments reflect an increase in the value of Investments otherwise permitted under this Section 6.04;

            (k) (i) Investments in Deposit Accounts (as defined in the Security Agreement) opened in the ordinary course of business and (ii) Investments in Cash or Cash Equivalents in Securities Accounts (as defined in the Security Agreement) opened in the ordinary course of business, in each case so long as such Deposit Accounts and Securities Accounts are subject to Control Agreements if required hereunder or under the Security Agreement;

            (l) to the extent constituting an Investment, (i) the establishment by Borrower of a Letter of Credit for the benefit of Traveler's Casualty and Surety Company of America in an amount not to exceed $10.0 million in accordance with Section 4.02 of the Reclamation Agreement, (ii) the Advance Royalty Payment and (iii) the cross-collateralization of up to $5.0 million of Letters of Credit in accordance with Section 3.2 of the Travelers Bonding Agreement; and

            (m) other Investments in an aggregate amount not to exceed $15.0 million at any time outstanding.

            To the extent that the making of any Investment could be deemed a use of more than one subsection of this Section 6.04, Borrower may select the subsection to which such Investment will be deemed a use of and in no event shall the same portion of an Investment be deemed a use of more than one subsection.

            SECTION 6.05 MERGERS AND CONSOLIDATIONS. Wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation (or agree to do any of the foregoing at any future time), except that the following (and any agreement to do any of the following) shall be permitted:

            (a)   the Transactions as contemplated by the Transaction Documents;

            (b) acquisitions in compliance with Section 6.07 and Asset Sales in compliance with Section 6.06;

            (c) (i) any Company may merge or consolidate with or into Borrower or any Subsidiary Guarantor, other than the Land Companies (as long as Borrower or a Subsidiary Guarantor is the surviving person in such merger or consolidation and any such Subsidiary remains a Wholly Owned Subsidiary of Borrower); provided that the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of Section 5.12 or Section 5.13, as applicable and (ii) any Subsidiary that is not a Subsidiary Guarantor may merge or consolidate with or into any other Subsidiary that is not a Subsidiary Guarantor (other than the Land Companies);

            (d) any Subsidiary may dissolve, liquidate or wind up its affairs at any time; provided that such dissolution, liquidation or winding up, as applicable, would not reasonably be expected to result in a Material Adverse Effect;

            (e) subject to compliance with Section 5.14(a), Borrower may convert into an S corporation for federal income tax purposes in connection with any capital markets Debt Issuance so long as it (i) delivers a legal opinion to such effect to the Administrative Agent and
      (ii) is a pass-through entity for tax purposes; and

            (f) subject to compliance with Section 5.14(a), WLR Coal Holdings, LLC may merge with and into Holdings.

            SECTION 6.06 ASSET SALES. Effect any Asset Sale, or agree to effect any Asset Sale, except that the following (and any agreement to do the following) shall be permitted:

            (a) disposition of used, worn out, obsolete or surplus property by any Company in the ordinary course of business and the abandonment or other disposition of Intellectual Property that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Companies taken as a whole;

            (b) other Asset Sales; provided that the aggregate consideration received in respect of all Asset Sales pursuant to this clause (b) shall not exceed $5.0 million with respect to any single Asset Sale or in the aggregate in any four consecutive fiscal quarters of Borrower;

            (c) licenses or leases of real or personal property in the ordinary course of business and in accordance with the applicable Security Documents;

            (d)   the Transactions as contemplated by the Transaction Documents;

            (e)   mergers, consolidations and conversions in compliance with
      Section 6.05;

            (f)   Investments in compliance with Section 6.04;

            (g) (i) any Company may sell, lease, convey, transfer or otherwise dispose of all or any of its property to Borrower or any Subsidiary Guarantor (other than the Land Companies), and (ii) any Subsidiary of Borrower that is not a Subsidiary Guarantor may sell, lease, convey, transfer or otherwise dispose of all or any of its property to any other Subsidiary of Borrower that is not a Subsidiary Guarantor (other than the Land Companies);

            (h) any Company may effect any sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

            (i) any Company may sell, lease, transfer (including by way of a Like-Kind Exchange) or otherwise dispose of Real Property in the ordinary course of business;

            (j) any Company may enter into licenses, sublicenses or similar transactions of intellectual property in the ordinary course of business; and

            (k) any Company may (i) liquidate for fair market value any Investment made pursuant to Section 6.04(g) or (ii) effect an Asset Sale of any Investment made pursuant to Section 6.04(m).

            To the extent the Required Lenders waive the provisions of this
Section 6.06 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.06, such Collateral (unless sold to a Company) shall be sold free and clear of the Liens created by the Security Documents, and the Agents shall take all actions they deem appropriate in order to effect the foregoing.

            SECTION 6.07 ACQUISITIONS. Purchase or otherwise acquire (in one or a series of related transactions) any part of the property (whether tangible or intangible) of any person (or agree to do any of the foregoing at any future time), except that the following (and any agreement to do the following) shall be permitted:

            (a) Capital Expenditures by Borrower and the Subsidiaries shall be permitted to the extent permitted by Section 6.10(d);

            (b) purchases and other acquisitions of inventory, materials, equipment and other tangible and intangible property, real or personal, in the ordinary course of business (including the acquisition of Real Property in connection with any Like-Kind Exchange);

            (c)   Investments in compliance with Section 6.04;

            (d) Licenses or leases of real or personal property in the ordinary course of business and in accordance with the applicable Security Documents;

            (e)   the Transactions as contemplated by the Transaction Documents;

            (f)   Permitted Acquisitions; and

            (g)   mergers and consolidations in compliance with Section 6.05;

provided that the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of Section 5.12 or
Section 5.13, as applicable.

            SECTION 6.08 DIVIDENDS. Authorize, declare or pay, directly or indirectly, any Dividends with respect to any Company, except that the following shall be permitted:

            (a) Dividends by any Company to Borrower or any Guarantor that is a Wholly Owned Subsidiary of Borrower (other than the Land Companies);

            (b) prior to an IPO, payments to and by Holdings to repurchase or redeem Qualified Capital Stock of Holdings held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of any Company, upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions and payments shall not exceed, in any fiscal year, the sum of (x) $5.0 million (and up to 50% of such $5.0 million not used in any fiscal year may be carried forward to the next succeeding (but no other) fiscal year and shall be deemed the first used in such next succeeding fiscal year), plus (y) the amount of any Net Cash Proceeds received by or contributed to Holdings from the issuance and sale since the Closing Date of Qualified Capital Stock of Holdings to officers, directors or employees of any Company that have not been used to make any repurchases, redemptions or payments under this clause (b), plus (z) the net cash proceeds of any "key-man" life insurance policies of any Company that have not been used to make any repurchases, redemptions or payments under this clause (b);

            (c) payments by Borrower to or on behalf of Holdings to pay (i) franchise taxes and other fees required to maintain the legal existence of Holdings, (ii) payments as and when due under the Reclamation Documents,
      (iii) payments as and when due under the Holdings Lease and (iv) reasonable out-of-pocket legal, accounting and filing costs and other expenses in the nature of overhead in the ordinary course of business of Holdings, in each case to the extent actually used by Holdings to pay such taxes, payments, costs and expenses; and

            (d)   payments described in Section 6.09(d).

            SECTION 6.09 TRANSACTIONS WITH AFFILIATES. Enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Company (other than between or among Borrower and one or more Guarantors (other than the Land Companies)), other than on terms and conditions at least as favorable to such Company as would reasonably be obtained by such Company at that time in a comparable arm's-length transaction with a person other than an Affiliate, except that the following shall be permitted:

            (a) Dividends in compliance with Section 6.08, Investments in compliance with Sections 6.04(c)(i), (e) and (f) and transactions in compliance with Section 6.05;

            (b) reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the relevant Board of Directors;

            (c) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business and otherwise not prohibited by the Loan Documents;

            (d) so long as no Event of Default exists, the payment of regular portfolio monitoring fees to Sponsor in the amounts and at the times specified in the Advisory Services Agreement, as in effect on the Closing Date or as thereafter amended or replaced in any manner, that, taken as a whole, is not more adverse to the interests of the Lenders in any material respect than such agreement as it was in effect on the Closing Date; provided that payments under this clause (d) shall not in any event exceed $2.0 million in any fiscal year;

            (e) sales of Qualified Capital Stock to Affiliates of Borrower not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith;

            (f) any transaction with an Affiliate where the only consideration paid by any Loan Party is Qualified Capital Stock; and

            (g)   the Transactions as contemplated by the Transaction Documents.

            SECTION 6.10 FINANCIAL COVENANTS.

            (a) Maximum Leverage Ratio. Permit the Leverage Ratio, at any date during any period set forth in the table below, to exceed the ratio set forth opposite such period in the table below:

               TEST PERIOD                  LEVERAGE RATIO
-----------------------------------------   --------------
Closing Date        -   December 31, 2005     2.75 to 1.0
January 1, 2006     -   December 31, 2006     2.50 to 1.0
January 1, 2007 and thereafter                2.25 to 1.0

            (b) Minimum Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any Test Period to be less than 4.00 to 1.0.

            (c) Minimum Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio, for any Test Period ending during any period in the table set forth below, to be less than the ratio set forth opposite such period in the table below:

                                             FIXED CHARGE
               TEST PERIOD                  COVERAGE RATIO
-----------------------------------------   --------------
Closing Date        -  March 31, 2005         1.00 to 1.0
April 1, 2005       -  September 30, 2005     0.75 to 1.0
October 1, 2005     -  December 31, 2005      0.90 to 1.0
January 1, 2006     -  December 31, 2006      1.00 to 1.0
January 1, 2007 and thereafter                1.25 to 1.0

            (d) Limitation on Capital Expenditures. Permit the aggregate amount of Capital Expenditures made in any period set forth below to exceed the amount set forth opposite such period below:

                  PERIOD                    AMOUNT (IN MILLIONS)
-----------------------------------------   --------------------
Closing Date      -  December 31, 2005         $  100,000,000
January 1, 2006   -  December 31, 2006         $   70,000,000
January 1, 2007   -  December 31, 2007         $   70,000,000
January 1, 2008   -  December 31, 2008         $   60,000,000
January 1, 2009   -  December 31, 2009         $   60,000,000
January 1, 2010   -  Final Maturity Date       $   60,000,000

; provided, however, that (x) if the aggregate amount of Capital Expenditures made in any fiscal year shall be less than the maximum amount of Capital Expenditures permitted under this Section 6.10(d) for such fiscal year (before giving effect to any carryover), then an amount of such shortfall not exceeding 50% of such maximum amount (without giving effect to clause (z) below) may be added to the amount of Capital Expenditures permitted under this Section 6.10(d) for the immediately succeeding (but not any other) fiscal year, (y) in determining whether any amount is available for carryover, the amount expended in any fiscal year shall first be deemed to be from the amount allocated to such fiscal year (in respect of any carryover from a prior year) and (z) the amount set forth in the table above for any period may be increased by the amount of Net Cash Proceeds of Excluded Issuances designated for Capital Expenditures for such period during such period.

            SECTION 6.11 PREPAYMENTS OF OTHER INDEBTEDNESS; MODIFICATIONS OF ORGANIZATIONAL DOCUMENTS AND OTHER DOCUMENTS, ETC. Directly or indirectly:

            (a) make (or give any written notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Indebtedness that is subordinated to, or otherwise paid in a manner different from, the Obligations, except as otherwise permitted by this Agreement;

            (b) amend or modify, or permit the amendment or modification of, any provision of any Material Agreement in any manner that would be reasonably expected to result in a Material Adverse Effect; or

            (c) terminate, amend, modify (including electing to treat any Pledged Interests (as defined in the Security Agreement) as a "security" under Section 8-103 of the UCC) or change any of its Organizational Documents (including by the filing or modification of any certificate of designation) or any agreement to which it is a party with respect to its Equity Interests (including any stockholders' agreement), or enter into any new agreement with respect to its Equity Interests, other than any such amendments, modifications or changes or such new agreements which are not adverse in any material respect to the interests of the Lenders; provided that Holdings may issue such Equity Interests, so long as such issuance is not prohibited by Section 6.13 or any other provision of this Agreement, and may amend its Organizational Documents to authorize any such issuance of Equity Interests.

            SECTION 6.12 LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. Directly or indirectly create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Holdings or any Subsidiary, or pay any Indebtedness owed to Holdings or a Subsidiary, (b) make loans or advances to Holdings or any Subsidiary or (c) transfer any of its properties to Holdings or any Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) applicable law; (ii) this Agreement and the other Loan Documents; (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Subsidiary; (iv) customary provisions restricting assignment of any agreement entered into by a Subsidiary in the ordinary course of business; (v) any holder of a Lien permitted by Section 6.02 restricting the transfer of the property subject thereto; (vi) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.06 pending the consummation of such sale; (vii) any agreement in effect at the time such Subsidiary becomes a Subsidiary of Holdings, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Subsidiary of Holdings; (viii) in the case of any joint venture which is not a Loan Party in respect of any matters referred to in clauses (b) and (c) above, restrictions in such person's Organizational Documents or pursuant to any joint venture agreement or stockholders agreements solely to the extent of the Equity Interests of or property held in the subject joint venture or other entity; (ix) any agreements evidencing Indebtedness incurred pursuant to Section 6.01(e) or
(m); (x) any restrictions on transfer of any Mining Lease or other Lease set forth in such Mining Lease or other Lease; or (xi) any encumbrances or restrictions imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the agreements referred to in clause (vii) above; provided that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing. Notwithstanding the foregoing, no restriction on assignment in any agreement to which such Company is a party shall be prohibited by this Section 6.12 if such restriction is imposed by any Requirement of Law or management of Borrower reasonably determines in good faith that eliminating such restriction would (i) have a material adverse effect on such agreement or on such Company's relationship with the party or parties to such agreement, (ii) require the payment of any money or the making by such Company of any material concession under such agreement in exchange for not including such restriction, or (iii) otherwise materially and adversely effect such Company; provided that, notwithstanding the foregoing or any other provision in the Loan Documents, (i) on or prior to the Post Closing Action Completion Date, no Company shall renew or replace any Lease, contract or other agreement that is not a Subsidiary Change of Control Agreement with a Lease, contract or other agreement that is a Subsidiary Change of Control Agreement, (ii) after the Post Closing Action Completion Date, no Company shall enter into any Subsidiary Change of Control Agreement unless, after giving effect thereto, the aggregate amount (in tons) of Coal reserves included in the Collateral is at least equal to the Minimum Secured Reserves and (iii) at any time, (x) no Company that is not a Land Company shall enter into a Subsidiary Change of Control Agreement and (y) no Company other than Holdings shall enter into a Borrower Change of Control Agreement (and by making Holdings the party thereto the provisions contained therein that make such agreement a "Borrower Change of Control Agreement" must no longer apply to Borrower) unless consented to in writing by each of the Lenders.

            SECTION 6.13 LIMITATION ON ISSUANCE OF CAPITAL STOCK. (a) With respect to Holdings, issue any Equity Interest that is not Qualified Capital Stock.

            (a) With respect to any Subsidiary, issue any Equity Interest (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, any Equity Interest, except (i) for stock splits, stock dividends and additional issuances of Equity Interests which do not decrease the percentage ownership of Holdings or any Subsidiaries in any class of the Equity Interest of such Subsidiary; and (ii) Subsidiaries of Holdings formed after the Closing Date in accordance with Section 6.14 may issue Equity Interests to Holdings or the Subsidiary of Holdings which is to own such Equity Interests. All Equity Interests issued in accordance with this Section 6.13(b) shall, to the extent required by Sections 5.12 and 5.13 or any Security Document, be delivered to the Collateral Agent for pledge pursuant to the applicable Security Document.

            SECTION 6.14 LIMITATION ON CREATION OF SUBSIDIARIES. Establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Lenders; provided that, without such consent, Borrower or any Subsidiary Guarantor (other than the Land Companies) may (i) establish or create one or more Wholly Owned Subsidiaries of Borrower or such Subsidiary Guarantor,
(ii) establish, create or acquire one or more Subsidiaries in connection with an Investment made pursuant to Section 6.04(f) or (iii) acquire one or more Subsidiaries in connection with a Permitted Acquisition, so long as, in each case, Section 5.12(b) shall be complied with; provided, however, that no Loan Party shall create any Subsidiary that is not a Wholly Owned Subsidiary other than as an Investment made pursuant to Section 6.04(m).

            SECTION 6.15 BUSINESS. Notwithstanding any other provision hereof, with respect to Holdings, engage in any business activities or have any properties or liabilities, other than (a) the consummation of the Transactions on the Closing Date and the Restatement Date, (b) its ownership of the Equity Interests of Borrower, (c) the holding of the Holdings Lease, (d) obligations under the Loan Documents, (e) the performance of its obligations and exercise of its rights under the Reclamation Documents, (f) the holding of up to an aggregate of $500,000 of personal property and (g) activities and properties incidental to the foregoing. Without limiting the generality of the foregoing, Holdings shall not form, acquire or hold Equity Interests in any person other than Borrower. With respect to the Land Companies, engage in any business activities or have any properties or liabilities, other than (a) the consummation of the Transactions on the Closing Date and the Restatement Date,
(b) rights and obligations under Subsidiary Change of Control Agreements, (c) obligations under the Loan Documents and (d) activities and properties incidental to the foregoing. As of the Restatement Date, the Land Companies are not party to any Leases other than the Leases set forth on Schedule 6.15. With respect to any Company other than Holdings and the Land Companies, engage (directly or indirectly) in any business other than (i) those businesses in which Borrower and its Subsidiaries are engaged on the Closing Date or any other business similar or complementary to such business or (ii) any other business related to mining, handling, transportation, use or sale of Coal, Coal related products or other hydrocarbon products.

            SECTION 6.16 LIMITATION ON ACCOUNTING CHANGES. Make or permit any material change in accounting policies or reporting practices, without the consent of the Required Lenders, which consent shall not be unreasonably withheld or delayed, except changes that are required by GAAP.

            SECTION 6.17 FISCAL YEAR. Change its fiscal year-end to a date other than December 31.

            SECTION 6.18 LEASE OBLIGATIONS. Create, incur, assume or suffer to exist any obligations as lessee for the rental or hire of real or personal property of any kind under leases or agreements to lease having an original term of one year or more (excluding Mining Leases and Prep Plant Leases) that would cause the direct and contingent liabilities of the Companies, on a consolidated basis, in respect of all such obligations to exceed $15.0 million payable in any period of 12 consecutive months; provided that, notwithstanding the foregoing, the Companies shall be permitted to maintain any such leases or agreements that are in effect immediately prior to the Closing Date, but shall not be permitted to extend, continue or renew any such leases or agreements other than in accordance with this Section 6.18.

            SECTION 6.19 NO FURTHER NEGATIVE PLEDGE. Enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its respective properties or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, except the following: (a) this Agreement and the other Loan Documents; (b) covenants in documents creating Liens permitted by
Section 6.02 prohibiting further Liens on the properties encumbered thereby; (c) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the Obligations and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Loan Party to secure the Obligations; and (d) any prohibition or limitation that (i) exists pursuant to applicable law, (ii) consists of customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.06 pending the consummation of such sale, (iii) restricts subletting or assignment of any lease governing a leasehold interest of Borrower or a Subsidiary, (iv) exists in any agreement in effect at the time such Subsidiary becomes a Subsidiary of Borrower, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary, (v) exists in any agreement evidencing Indebtedness incurred pursuant to Section 6.01(e) or (m), (vi) consists of restrictions on transfer of any Mining Lease or other Lease set forth in such Mining Lease or other Lease, or (vii) is imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the agreements referred to in clause (d)(iv); provided that such amendments and refinancings are no more materially restrictive with respect to such prohibitions and limitations than those prior to such amendment or refinancing. Notwithstanding the foregoing, no prohibition or limitation on assignment in any agreement to which such Company is a party shall be prohibited by this Section
6.19 if such prohibition or limitation is imposed by any Requirement of Law or management of Borrower reasonably determines in good faith that eliminating such prohibition or limitation would (i) have a material adverse effect on such agreement or on such Company's relationship with the party or parties to such agreement, (ii) require the payment of any money or the making by such Company of any material concession under such agreement in exchange for not including such prohibition or limitation, or (iii) otherwise materially and adversely effect such Company; provided that, notwithstanding the foregoing or any other provision in the Loan Documents, (i) on or prior to the Post Closing Action Completion Date, no Company shall renew or replace any Lease, contract or other agreement that is not a Subsidiary Change of Control Agreement with a Lease, contract or other agreement that is a Subsidiary Change of Control Agreement,
(ii) after the Post Closing Action Completion Date, no Company shall enter into any Subsidiary Change of Control Agreement unless, after giving effect thereto, the aggregate amount (in tons) of Coal reserves included in the Collateral is at least equal to the Minimum Secured Reserves and (iii) at any time, (x) no Company that is not a Land Company shall enter into a Subsidiary Change of Control Agreement and (y) no Company other than Holdings shall enter into a Borrower Change of Control Agreement (and by making Holdings the party thereto the provisions contained therein that make such agreement a "Borrower Change of Control Agreement" must no longer apply to Borrower) unless consented to in writing by each of the Lenders.

            SECTION 6.20 ANTI-TERRORISM LAW; ANTI-MONEY LAUNDERING. (a) Directly or indirectly (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Section 3.24, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law in violation of the Executive Order or Anti-Terrorism Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Loan Parties shall deliver to the Lenders any certification or other evidence reasonably requested from time to time by any Lender in its reasonable discretion, confirming the Loan Parties' compliance with this Section 6.20).

            (b) Cause or permit any of the funds of such Loan Party that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of law.

            SECTION 6.21 EMBARGOED PERSON. Cause or permit (a) any of the funds or properties of the Loan Parties that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, any person subject to sanctions or trade restrictions under United States law ("EMBARGOED PERSON") that is identified on (1) the "List of Specially Designated Nationals and Blocked Persons" (the "SDN LIST") maintained by OFAC and/or on any other similar list ("OTHER LIST") maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any executive order or regulation promulgated thereunder, with the result that the related investment in the Loan Parties (whether directly or indirectly) is prohibited by law, or the Loans made by the Lenders would be in violation of law, or (2) the Executive Order, any related enabling legislation or any other similar executive orders, or (b) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in the Loan Parties, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by law or the Loans are in violation of law.

            SECTION 6.22 AMENDMENTS TO RECLAMATION DOCUMENTS. Agree to or permit any amendment or other modification of any Reclamation Document without the prior written consent of the Administrative Agent.

                                  ARTICLE VII

                                   GUARANTEE

            SECTION 7.01 THE GUARANTEE. The Guarantors hereby, jointly and severally guarantee, as a primary obligor and not as a surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) on the Loans made by the Lenders to, and the Notes held by each Lender of, Borrower, and all other Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "GUARANTEED OBLIGATIONS"). The Guarantors hereby jointly and severally agree that if Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

            SECTION 7.02 OBLIGATIONS UNCONDITIONAL. The obligations of the Guarantors under Section 7.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

            (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

            (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

            (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

            (iv) any Lien or security interest granted to, or in favor of, the Issuing Bank or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

            (v)   the release of any other Guarantor pursuant to Section 7.09.

            The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

            SECTION 7.03 REINSTATEMENT. The obligations of the Guarantors under this Article VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

            SECTION 7.04 SUBROGATION; SUBORDINATION. Each Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 7.01, whether by subrogation or otherwise, against Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party permitted pursuant to Section 6.01(d) (to the extent constituting an Investment permitted under Section 6.04(f)) shall be subordinated to such Loan Party's Obligations in the manner set forth in the Intercompany Note evidencing such Indebtedness.

            SECTION 7.05 REMEDIES. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, to the extent not prohibited by applicable Requirements of Law the obligations of Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article VIII) for purposes of
Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 7.01.

            SECTION 7.06 INSTRUMENT FOR THE PAYMENT OF MONEY. Each Guarantor hereby acknowledges that the guarantee in this Article VII constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

            SECTION 7.07 CONTINUING GUARANTEE. The guarantee in this Article VII is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

            SECTION 7.08 GENERAL LIMITATION ON GUARANTEE OBLIGATIONS. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

            SECTION 7.09 RELEASE OF GUARANTORS. If, in compliance with the terms and provisions of the Loan Documents, all or substantially all of the Equity Interests or property of any Guarantor are sold or otherwise transferred (a "TRANSFERRED GUARANTOR") to a person or persons, none of which is Borrower or a Subsidiary, such Transferred Guarantor shall, upon the consummation of such sale or transfer, be released from its obligations under this Agreement (including under Section 11.03 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document and, in the case of a sale of all or substantially all of the Equity Interests of the Transferred Guarantor, the pledge of such Equity Interests to the Collateral Agent pursuant to the Security Agreement shall be released, and the Collateral Agent shall take such actions as are necessary to effect each release described in this Section
7.09 in accordance with the relevant provisions of the Security Documents.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

            Upon the occurrence and during the continuance of the following events ("EVENTS OF DEFAULT"):

            (a) default shall be made by any Company in the payment of any principal of any Loan or any LC Reimbursement Obligation when and as the same shall become due and payable, whether at the due date thereof (including a Term Loan Repayment Date) or at a date fixed for prepayment (whether voluntary or mandatory) thereof or by acceleration thereof or otherwise;

            (b) default shall be made by any Company in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in paragraph (a) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

            (c) any representation or warranty made or deemed made in or in connection with any Loan Document or any Credit Extension, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished by any Company in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

            (d) (i) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in
      Section 5.02, 5.03(a), 5.08 or 5.16 or in Article VI, (ii) default shall be made in the due observance or performance by Borrower of any covenant, condition or agreement described in the Commitment Letter under the heading "Syndication" or Borrower's agreement to supplement the Information and Projections (each as defined in the Commitment Letter) as contemplated by the Commitment Letter, or (iii) default shall be made in the due observance or performance by Sponsor of any covenant, condition or agreement contained in the Sponsor Syndication Letter; provided, that Sponsor shall have five days during which it may cure any default arising from its failure to perform under the Sponsor Syndication Letter, but provided, further, that such five day cure period shall not be available if it would cause the meetings with the rating agencies described in the Sponsor Syndication Letter to occur after the Closing Date;

            (e) (i) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in
      Schedule 5.15 and such default shall continue unremedied or shall not be waived for a period of 10 days after written notice thereof from the Administrative Agent or any Lender to Borrower, or (ii) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (a), (b) or (d) immediately above or in clause (i) of this paragraph (e)) and such default shall continue unremedied or shall not be waived for a period of 30 days after the earlier of (x) written notice thereof from the Administrative Agent or any Lender to Borrower and
      (y) any Company obtaining knowledge thereof;

            (f) any Company shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (excluding the Obligations, other than those described in clause (c) of the definition of "Obligations"), when and as the same shall become due and payable beyond any applicable grace period, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee or other representative on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer purchase by the obligor; provided that it shall not constitute an Event of Default pursuant to this paragraph (f) unless the aggregate principal amount of such Indebtedness referred to in clauses (i) and (ii) exceed $5.0 million at any one time (provided that, in the case of Hedging Obligations, the notional amount thereof shall be counted for this purpose);

            (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Company, or of a substantial part of the property of any Company, under Title 11 of the Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company or for a substantial part of the property of any Company; or (iii) the winding-up or liquidation of any Company; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (h) any Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause
      (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company or for a substantial part of the property of any Company; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) take any action for the purpose of effecting any of the foregoing; (vii) wind up or liquidate (viii) admit in writing its inability generally to pays its debts as the become due; or (ix) fail generally to pay its debts as they become due;

            (i) any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $1.0 million or (ii) in the aggregate at any time an amount in excess of $5.0 million (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any Company or any of its assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event no later five days prior to the date of any proposed sale thereunder); provided, however, that with respect to any such judgment or similar process that is subject to the terms of one or more settlement agreements that provide for the obligations thereunder to be paid or performed over time, such judgment or similar process shall not be determined hereunder to be undischarged, unvacated, unbonded or unstayed unless and until the relevant Company shall have failed to pay any amounts due and owing thereunder (payment of which shall not have been stayed) for a period of 60 days after the respective final due dates for the payment of such amount;

            (j) one or more ERISA Events shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of any Company and its ERISA Affiliates in an aggregate amount exceeding $5.0 million or the imposition of a Lien on any properties of a Company;

            (k) any security interest and Lien purported to be created by any Security Document shall cease to be in full force and effect (other than in accordance with the terms hereof and thereof), or shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Security Documents (including a perfected first priority security interest in and Lien on, all of the Collateral thereunder (except as otherwise expressly provided in such Security Document)) in favor of the Collateral Agent, or shall be asserted by Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in or Lien on any Collateral covered thereby having a value in excess of $5.0 million in the aggregate at any time;

            (l) any Loan Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any Loan Party or any other person, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Loan Party shall repudiate or deny any portion of its liability or obligation for the Obligations;

            (m)   there shall have occurred a Change in Control;

            (n) except where such termination would not reasonably be expected to result in a Material Adverse Effect, there shall have occurred the termination of, or the receipt by any Loan Party of notice of the termination of, or the occurrence of any event or condition which would, with the passage of time or the giving of notice or both, constitute an event of default under or permit the termination of, any one or more Material Agreements (except in each case the expiration of any such Material Agreement on the stated expiration date);

            (o) any Loan Party shall be prohibited or otherwise restrained from conducting the business theretofore conducted by it in any manner that has resulted in or would reasonably be expected to result in a Material Adverse Effect by virtue of any determination, ruling, decision, decree or order of any court or Governmental Authority of competent jurisdiction; or

            (p) (i) any amendment or other modification of any Reclamation Document shall be made without the prior written consent of the Administrative Agent, (ii) any rights or benefits of the Administrative Agent and the other Secured Parties under the Reclamation Documents shall be diminished or declared or become invalid or unenforceable in any respect or any party to any Reclamation Document (other than the Administrative Agent) shall so assert, or (iii) any Lien securing the Companies' obligations under the Reclamation Documents shall exist on any property or assets of the Companies;

then, and in every such event (other than an event with respect to Holdings or Borrower described in paragraph (g) or (h) (other than clause (ix) thereof) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans and LC Reimbursement Obligations then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans and LC Reimbursement Obligations so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; and the case of any event with respect to Holdings or Borrower described in paragraph (g) or (h) (other than clause (ix) thereof) above, the Commitments shall automatically terminate and the principal of the Loans and LC Reimbursement Obligations then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                                   ARTICLE IX

             COLLATERAL ACCOUNT; APPLICATION OF COLLATERAL PROCEEDS

            SECTION 9.01 COLLATERAL ACCOUNT. (a) The Collateral Agent is hereby authorized to establish and maintain at its office at 677 Washington Boulevard, Stamford, Connecticut 06901, in the name of the Collateral Agent and pursuant to a Control Agreement, a restricted deposit account designated "ICG Collateral Account." Each Loan Party shall deposit into the Collateral Account from time to time (i) the cash proceeds of any of the Collateral (including pursuant to any disposition thereof) to the extent contemplated herein or in any other Loan Document, (ii) the cash proceeds of any Casualty Event with respect to Collateral, to the extent such proceeds are required to be applied to prepay Loans pursuant to Section 2.10(f), and (iii) any cash such Loan Party is required to pledge as additional collateral security hereunder pursuant to the Loan Documents.

            (b) The balance from time to time in the Collateral Account shall constitute part of the Collateral and shall not constitute payment of the Obligations until applied as hereinafter provided. So long as no Event of Default has occurred and is continuing or will result therefrom, the Collateral Agent shall within two Business Days of receiving a request of the applicable Loan Party for release of cash proceeds (i) from the Collateral Account constituting amounts relating to any Casualty Event, Asset Sale or Excluded Issuance, remit such cash proceeds on deposit in the Collateral Account to or upon the order of such Loan Party, so long as such Loan Party has satisfied the conditions relating thereto set forth in Section 9.02, and (ii) with respect to the LC Sub-Account, remit such Net Cash Proceeds on deposit in the LC Sub-Account to or upon the order of such Loan Party (x) at such time as all Letters of Credit shall have been terminated and all of the liabilities in respect of the Letters of Credit have been paid in full or (y) otherwise in accordance with Section 2.18(i). At any time following the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Required Lenders as specified herein, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Obligations in the manner specified in Section 9.03 hereof subject, however, in the case of amounts deposited in the LC Sub-Account, to the provisions of Sections 2.18(i) and 9.03. The Loan Parties shall have no right to withdraw, transfer or otherwise receive any funds deposited in the Collateral Account except to the extent specifically provided herein.

            (c) Amounts on deposit in the Collateral Account shall be invested and reinvested from time to time in Cash Equivalents as the applicable Loan Party (or, after the occurrence and during the continuance of an Event of Default, the Collateral Agent) shall determine by written instruction to the Collateral Agent, or if no such instructions are given, then as the Collateral Agent, in its sole discretion, shall determine, which Cash Equivalents shall be held in the name and be under the control of the Collateral Agent (or any sub-agent); provided that at any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Required Lenders as specified herein, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Cash Equivalents and to apply or cause to be applied the proceeds thereof to the payment of the Obligations in the manner specified in Section 9.03 hereof subject, however, in the case of amounts deposited in the LC Sub-Account, to the provisions of
Section 2.18(i).

            (d) Amounts deposited into the Collateral Account as cover for liabilities in respect of Letters of Credit under any provision of this Agreement requiring such cover shall be held by the Administrative Agent in a separate sub-account designated as the "LC Sub-Account" (the "LC SUB-ACCOUNT") and, subject to Section 2.18(i), all amounts held in the LC Sub-Account shall constitute collateral security first for the liabilities in respect of Letters of Credit outstanding from time to time and second for the other Obligations hereunder (x) until such time as all Letters of Credit shall have been terminated and all of the liabilities in respect of Letters of Credit have been paid in full or (y) otherwise in accordance with Section 2.18(i) and immediately thereafter shall be applied as provided in Section 9.01(b).

            SECTION 9.02 PROCEEDS OF ASSET SALES, CASUALTY EVENTS AND EXCLUDED ISSUANCES. So long as no Event of Default shall have occurred and be continuing, in the event the applicable Loan Party elects to reinvest Net Cash Proceeds in respect of any Asset Sale, Casualty Event or Excluded Issuance in accordance with the provisions of Sections 2.10(c) and 2.10(f), or the definition of "Excluded Issuance", as applicable, the Collateral Agent shall receive at least 10 days' prior notice of each request for payment and shall not release any part of such Net Cash Proceeds, until the applicable Loan Party has furnished to the Collateral Agent (i) an Officers' Certificate setting forth: (A) a brief description of the reinvestment to be made, (B) the dollar amount of the expenditures to be made, or costs incurred by such Loan Party in connection with such reinvestment and (C) evidence that the properties acquired in connection with such reinvestment have a value that is reasonably equivalent in the context of the Companies' normal business operations to the amount of Net Cash Proceeds requested to be released from the Collateral Account and (ii) all security agreements and Mortgages and other items required by the provisions of Sections
5.12 and 5.13 to, among other things, subject such reinvestment properties to the Lien of the Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties.

            SECTION 9.03 APPLICATION OF PROCEEDS. The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, in full or in part, together with any other sums then held by the Collateral Agent pursuant to this Agreement, promptly by the Collateral Agent as follows:

            (a) First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith and all amounts for which the Collateral Agent is entitled to indemnification pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

            (b) Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

            (c) Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting Obligations (other than principal and LC Reimbursement Obligations) in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

            (d) Fourth, to the indefeasible payment in full in cash, pro rata, of principal amount of the Obligations (including LC Reimbursement Obligations); and

            (e) Fifth, the balance, if any, to the person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.

            In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (e) of this Section 9.03, the Loan Parties shall remain liable, jointly and severally, for any deficiency.

                                   ARTICLE X

                THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

            SECTION 10.01 APPOINTMENT. Each Lender hereby irrevocably designates and appoints each of the Administrative Agent and the Collateral Agent as an agent of such Lender under this Agreement and the other Loan Documents. Each Lender irrevocably authorizes each Agent, in such capacity, through its agents or employees, to take such actions on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

            SECTION 10.02 AGENT IN ITS INDIVIDUAL CAPACITY. Each person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

            SECTION 10.03 EXCULPATORY PROVISIONS. No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02), and (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose or shall be liable for the failure to disclose, any information relating to Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as such Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02) or in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document.

            SECTION 10.04 RELIANCE BY AGENT. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by a proper person. Each Agent also may rely upon any statement made to it orally and believed by it to be made by a proper person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other advisors selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or advisors.

            SECTION 10.05 DELEGATION OF DUTIES. Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

            SECTION 10.06 SUCCESSOR AGENT. Each Agent may resign as such at any time upon at least 30 days' prior notice to the Lenders, the Issuing Bank and Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor Agent from among the Lenders. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent, which successor shall be a commercial banking institution organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, in each case, having combined capital and surplus of at least $500.0 million; provided that if such retiring Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth above, the retiring Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor Agent.

            Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After an Agent's resignation hereunder, the provisions of this Article X and
Section 11.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

            SECTION 10.07 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

            SECTION 10.08 NAME AGENTS. The parties hereto acknowledge that the Documentation Agent and the Syndication Agent hold such titles in name only, and that such titles confer no additional rights (including pursuant to Section
10.09 or Section 11.03) or obligations relative to those conferred on any Lender hereunder.

            SECTION 10.09 INDEMNIFICATION. The Lenders severally agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by Borrower or the Guarantors and without limiting the obligation of Borrower or the Guarantors to do so), ratably according to their respective outstanding Loans and Commitments in effect on the date on which indemnification is sought under this Section 10.09 (or, if indemnification is sought after the date upon which all Commitments shall have terminated and the Loans and LC Reimbursement Obligations shall have been paid in full, ratably in accordance with such outstanding Loans and Commitments as in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans and LC Reimbursement Obligations) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                                   ARTICLE XI

                                  MISCELLANEOUS

            SECTION 11.01 NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (a)   if to any Loan Party, to Borrower at:

                  ICG, LLC
                  2000 Ashland Drive
                  Ashland, Kentucky 41104
                  Attention:  Treasurer
                  Telecopy No.:  (606) 920-7788;

                  with a copy to:

                  W.L. Ross & Co. LLC
                  Manhattan Tower
                  101 East 52nd
                  Street New York, NY 10022

                  Attention: David Wax
                  Telecopy No.: (212) 317-4891;

            (b) if to the Administrative Agent or the Collateral Agent, to it at:

                  UBS AG, Stamford Branch
                  677 Washington Boulevard
                  Stamford, Connecticut 06901
                  Attention:  Doris Mesa
                  Telecopy No.:  (203) 719-4176;

            (c) if to a Lender, to it at its address (or telecopy number) set forth on the applicable Lender Addendum or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto; and

            (d)   if to the Swingline Lender, to it at:

                  UBS Loan Finance LLC
                  677 Washington Boulevard
                  Stamford, Connecticut 06901
                  Attention:  Doris Mesa
                  Telecopy No.:  (203) 719-4176.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or by certified or registered mail, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 11.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 11.01, and failure to deliver courtesy copies of notices and other communications shall in no event affect the validity or effectiveness of such notices and other communications.

            SECTION 11.02 WAIVERS; AMENDMENT. (a) No failure or delay by any Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

            (b) Except as provided in paragraphs (c) and (d) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Collateral Agent (in the case of any Security Document) and the Loan Party or Loan Parties that are parties thereto, in each case with the written consent of the Required Lenders; provided that no such agreement shall:

            (i) increase the Commitment of any Lender without the written consent of such Lender;

            (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any Fees payable hereunder, or change the currency of payment of any Obligation, without the written consent of each Lender affected thereby;

            (iii) (a) postpone or extend (w) the maturity of any Loan, (x) any scheduled date of payment of or the installment otherwise due on the principal amount of any Term Loan under Section 2.09, (y) the required date of payment of any LC Reimbursement Obligation or (z) any date for the payment of any interest or fees payable hereunder, (b) reduce the amount of, waive or excuse any such payment, (c) change the application of prepayments of Term Loans set forth in Section 2.10(h) to the remaining scheduled amortization payments to be made thereon under Section 2.09, (d) postpone the scheduled date of expiration of any Commitment or (e) postpone the scheduled date of expiration of any Letter of Credit beyond the Revolving Maturity Date, in each case without the written consent of each Lender affected thereby;

            (iv) change Section 2.14(b) or (c) in a manner that would alter the pro rata sharing of payments or setoffs required thereby, without the written consent of each Lender;

            (v) change the percentage set forth in the definition of "Required Lenders" or "Supermajority Lenders" or any other provision of any Loan Document (including this Section) specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be);

            (vi) release any Guarantor from its Guarantee (except as expressly provided in Article VII), or limit its liability in respect of such Guarantee, without the written consent of each Lender;

            (vii) release all or substantially all of the Collateral from the Liens of the Security Documents (except as expressly provided in Section
      6.06 or Article VII hereof or in the Security Documents) or alter the relative priorities of the Obligations entitled to the Liens of the Security Documents (except in connection with securing additional Obligations equally and ratably with the other Obligations), in each case without the written consent of each Lender; or

            (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class.

provided, further, that (1) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, (2) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Term Loan Lenders) or the Term Loan Lenders (but not the Revolving Lenders) may be effected by an agreement or agreements in writing entered into by Borrower and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time, and (3) any waiver, amendment or modification prior to the achievement of a Successful Syndication may not be effected without the written consent of the Arranger. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by Borrower, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Issuing Bank and the Swingline Lender) if, in connection with such agreement, the Commitments and Loans of each Lender not consenting to the amendment provided for therein shall be assigned to another Lender upon the effectiveness of such amendment.

            (c) If, in connection with any proposed change, waiver, discharge or termination of the provisions of this Agreement as contemplated by Section 11.02(b) (other than clause (iii) of such Section), the consent of the Supermajority Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Borrower shall have the right to replace all, but not less than all, of such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more persons pursuant to Section 2.16 so long as at the time of such replacement each such new Lender consents to the proposed change, waiver, discharge or termination; provided, however, that Borrower shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to clause (iii) of Section 11.02(b).

            (d) In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans ("REFINANCED TERM LOANS") with a replacement term loan tranche hereunder which shall constitute Term Loans hereunder ("REPLACEMENT TERM LOANS"); provided that (a) the aggregate principal amount of Replacement Term Loans shall not exceed the aggregate principal amount of Refinanced Term Loans, (b) the Applicable Margin for Replacement Term Loans shall not be higher than the Applicable Margin for Refinanced Term Loans, (c) the weighted average life to maturity of Replacement Term Loans shall not be shorter than the weighted average life to maturity of Refinanced Term Loans at the time of such refinancing and (d) all other terms applicable to Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing Replacement Term Loans than, those applicable to Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the Final Maturity Date in effect immediately prior to such refinancing.

            (e) Notwithstanding anything in paragraph (b) of this Section to the contrary, this Agreement and the other Loan Documents may be amended at any time and from time to time to increase the aggregate Revolving Commitments or to establish one or more Classes of Term Loans and/or Revolving Commitments by an agreement in writing entered into by Borrower, the Administrative Agent, the Collateral Agent and each person (including any Lender) that shall agree to provide such Commitment or make a Term Loan of any Class so established (and each such person that shall not already be a Lender shall, at the time such agreement becomes effective, become a Lender with the same effect as if it had originally been a Lender under this Agreement with the Commitment and/or Term Loans set forth in such agreement); provided that the aggregate outstanding principal amount of the Term Loans and the new Commitments of all Classes shall at no time, without the consent of the Required Lenders, exceed $50.0 million. Any such agreement shall amend the provisions of this Agreement and the other Loan Documents to set forth the terms of each Class of Term Loans or Commitments established thereby (including the amount and final maturity thereof (which shall not be earlier than the Revolving Maturity Date), any provisions relating to the amortization or mandatory prepayment thereof, the interest to accrue and be payable thereon and any fees to be payable in respect thereof) and to effect such other changes (including changes to the provisions of this Section, Section 2.14 and the definition of "Required Lenders") as Borrower and the Administrative Agent shall deem necessary or advisable in connection with the establishment of any such Class; provided that no such agreement shall (i) effect any change described in any of clauses (i)-(viii) of, or the proviso to, paragraph (b) of this Section without the consent of each person required to consent to such change under such clause (it being agreed, however, that any increase in the Revolving Commitments or establishment of any Class of Term Loans will not, of itself, be deemed to effect any of the changes described in clauses (vi) through (viii) and clause
(1) of such paragraph (b)), (ii) amend Article V, VI or VIII to establish any affirmative or negative covenant, Event of Default or remedy that by its terms benefits one or more Classes, but not all Classes, of Loans or Borrowings without the prior written consent of Lenders holding a majority in interest of the Loans and Commitments of each Class not so benefited (it being agreed that no provision requiring Borrower to prepay Term Loans of one or more Classes pursuant to Sections 2.10(c) through (g) shall be deemed to violate this clause) or (iii) change any other provision of this Agreement or any other Loan Document that creates rights in favor of Lenders holding Loans or Commitments of any existing Class, other than as necessary or advisable in the judgment of the Administrative Agent to cause such provision to take into account, or to make the benefits of such provision available to, Lenders holding Term Loans of such new Class or such new Commitments. The Loans, Commitments and Borrowings of any Class established pursuant to this paragraph shall constitute Loans, Commitments and Borrowings under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents. The Loans Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the UCC or otherwise after the establishment of any such Class of Term Loans or any such new Commitments.

            SECTION 11.03 EXPENSES; INDEMNITY. (a) The Loan Parties agree, jointly and severally, to pay, promptly upon demand:

            (i) all reasonable costs and expenses incurred by the Arranger, the Administrative Agent, the Collateral Agent, the Swingline Lender and the Issuing Bank, including the reasonable fees, charges and disbursements of Advisors (as defined below) for the Arranger, the Administrative Agent, the Collateral Agent, the Swingline Lender and the Issuing Bank, in connection with the syndication of the Loans and Commitments, the preparation, execution and delivery of the Loan Documents, the administration of the Loans and Commitments, the perfection and maintenance of the Liens securing the Collateral and any actual or proposed amendment, supplement or waiver of any of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated);

            (ii) all costs and expenses incurred by the Administrative Agent or the Collateral Agent, including the fees, charges and disbursements of Advisors for the Administrative Agent and the Collateral Agent, in connection with any action, suit or other proceeding affecting the Collateral or any part thereof, in which action, suit or proceeding the Administrative Agent or the

      Collateral Agent is made a party or participates or in which the right to use the Collateral or any part thereof is threatened, or in which it becomes necessary in the judgment of the Administrative Agent or the Collateral Agent to defend or uphold the Liens granted by the Security Documents (including any action, suit or proceeding to establish or uphold the compliance of the Collateral with any Requirements of Law);

            (iii) all costs and expenses incurred by the Arranger, the Administrative Agent, the Collateral Agent, the Swingline Lender, the Issuing Bank or any Lender, including the fees, charges and disbursements of Advisors for the Arranger, the Administrative Agent, the Collateral Agent, the Swingline Lender, the Issuing Bank and the Lenders, incurred in connection with the enforcement or protection of its rights under the Loan Documents, including its rights under this Section 11.03(a), or in connection with the Loans made or Letters of Credit issued hereunder, and the collection of the Obligations, including all such costs and expenses incurred during any workout, restructuring or negotiations in respect of the Obligations; and

            (iv) all documentary and similar taxes and charges in respect of the Loan Documents.

For purposes of this Section 11.03(a), "ADVISORS" shall mean legal counsel (including local counsel), auditors, accountants, consultants (including environmental consultants), appraisers or other advisors; provided that (x) in the case of clause (i), the engagement of any Advisors other than legal counsel (including local counsel) shall be subject to approval by Borrower (which approval shall not be unreasonably withheld) and (y) in the case of clause
(iii), the engagement of any Advisors other than one firm of legal counsel by any Lender shall be subject to approval by the Administrative Agent.

            (b) The Loan Parties agree, jointly and severally, to indemnify the Agents, each Lender, the Issuing Bank and the Swingline Lender, each Affiliate of any of the foregoing persons and each of their respective partners, controlling persons, directors, officers, trustees, employees and agents (each such person being called an "INDEMNITEE") against, and to hold each Indemnitee harmless from, all reasonable out-of-pocket costs and any and all losses, claims, damages, liabilities, penalties, judgments, suits and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution, delivery, performance, administration or enforcement of the Loan Documents, (ii) any actual or proposed use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release or threatened Release of Hazardous Materials, on, at, under or from any property owned, leased or operated by any Company at any time, any violation of Environmental Law or any Environmental Claim related in any way to any Company; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

            (c) The provisions of this Section 11.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of the Loans and LC Reimbursement Obligations, the release of all or any portion of the Collateral, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agents, the Issuing Bank or any Lender. All amounts due under this Section 11.03 shall be payable within five days of written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

            (d) To the extent that Borrower fails to promptly pay any amount required to be paid by it to the Agents, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agents, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against any of the Agents, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposure, outstanding Term Loans and unused Commitments at the time.

            SECTION 11.04 SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Lender, the Swingline Lender and each Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void). Nothing in this Agreement, express or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Any Lender shall have the right at any time to assign to one or more banks, insurance companies, investment companies or funds or other institutions (other than Borrower, Holdings or any Affiliate or Subsidiary thereof) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender, an Affiliate of a Lender or a Lender Affiliate, the Administrative Agent and, after the achievement of a Successful Syndication, Borrower (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or a Lender Affiliate, any assignment made in connection with the syndication of the Commitments and Loans by the Arranger or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2.5 million in the case of a Revolving Commitment or $1.0 million in the case of a Term Loan Commitment or Credit Linked Deposit, unless each of Borrower and the Administrative Agent otherwise consent (treating contemporaneous assignments to multiple Lender Affiliates of a single Lender as a single assignment for purposes of such requirement), (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (treating contemporaneous assignments to multiple Lender Affiliates of a single Lender as a single assignment for purposes of such requirement), and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided, further, that any consent of Borrower otherwise required under this paragraph shall not be required if a Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement (provided that any liability of Borrower to such assignee under Section 2.12, 2.13 or 2.15 shall be limited to the amount, if any, that would have been payable thereunder by Borrower in the absence of such assignment, except to the extent any such amounts are attributable to a Change in Law occurring after the date of such assignment), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.15 and 11.03).

            (c) The Administrative Agent, acting for this purpose as an agent of Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive in the absence of manifest error, and Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, the Issuing Bank, the Collateral Agent, the Swingline Lender and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.

            (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (e) Any Lender shall have the right at any time, without the consent of Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender to sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii) or (iii) of the first proviso to Section 11.02(b) that affects such Participant. Subject to paragraph
(f) of this Section, Borrower agrees
that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees in writing to be subject to Section 2.14(c) as though it were a Lender. Each Lender shall, acting for this purpose as an agent of Borrower, maintain at one of its offices a register for the recordation of the names and addresses of its Participants, and the amount and terms of its participations; provided that no Lender shall be required to disclose or share the information contained in such register with Borrower or any other party, except as required by applicable law.

            (f) A Participant shall not be entitled to receive any greater payment under Section 2.12, 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the prior written consent of Borrower (which consent shall not be unreasonably withheld or delayed). A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Sections 2.15(e) and (f) as though it were a Lender.

            (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of Borrower or the Administrative Agent, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            SECTION 11.05 SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.14, 2.15 and
11.03 and Article X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the payment of the LC Reimbursement Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

            SECTION 11.06 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof; provided that if there is any conflict between the terms of this Agreement and the terms of any other Loan Document, the terms of this Agreement shall prevail. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 11.07 SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

            SECTION 11.08 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender exercising rights of set-off pursuant to this Section 11.08 shall provide notice thereof to Borrower; provided that the failure to give such notice shall not effect the validity of such set-off.

            SECTION 11.09 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

            (b) Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

            (c) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (d) Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, the manner provided for notices in Section 11.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

            SECTION 11.10 WAIVER OF JURY TRIAL. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

            SECTION 11.11 HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

            SECTION 11.12 CONFIDENTIALITY. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' and Lender Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential pursuant to the terms hereof), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section 11.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations or (iii) any rating agency for the purpose of obtaining a credit rating applicable to any Loan or Loan Party, (g) with the consent of Borrower or
(h) to the extent such Information (i) is publicly available at the time of disclosure or becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than Borrower or any Subsidiary. For the purposes of this Section, "INFORMATION" means all information received from Borrower or any Subsidiary relating to Borrower or any Subsidiary or its business that is clearly identified at the time of delivery as confidential, other than any such information that is available to the

Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Borrower or any Subsidiary. Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information.

            SECTION 11.13 INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

            SECTION 11.14 LENDER ADDENDUM. Each Lender to become a party to this Agreement on the date hereof shall do so by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, Borrower and the Administrative Agent.

            SECTION 11.15 OBLIGATIONS ABSOLUTE. To the fullest extent permitted by applicable law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:

                  (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;

            (b) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;

            (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;

            (d) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

            (e) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or

            (f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Loan Parties (other than indefeasible payment in full in cash).

            SECTION 11.16 AMENDMENT AND RESTATEMENT. The parties hereto agree that this Agreement amends and restates in its entirety the Credit Agreement, dated as of September 30, 2004 (the "Original Credit Agreement"), among the parties, and that references to the "Credit Agreement" in the other Loan Documents shall be considered references to this Agreement. Notwithstanding the foregoing or any other provision hereof, this Agreement does not constitute a novation of the Original Credit Agreement or serve to terminate Section 11.03 of the Original Credit Agreement or any of Borrower's obligations thereunder.

                            [Signature Pages Follow]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                         INTERNATIONAL COAL GROUP, INC.

                                         By:  /s/ David L. Wax
                                              __________________________________
                                              Name:  David L. Wax
                                              Title: Vice President

                                         ICG, LLC

                                         By:  /s/ David L. Wax
                                              __________________________________
                                              Name:  David L. Wax
                                              Title: Vice President

                                         ICG NATURAL RESOURCES, LLC

                                         By:  /s/ David L. Wax
                                              __________________________________
                                              Name:  David L. Wax
                                              Title: Vice President

                                         ICG ADDCAR SYSTEMS, LLC

                                         By:  /s/ David L. Wax
                                              __________________________________
                                              Name:  David L. Wax
                                              Title: Vice President

                                         ICG EAST KENTUCKY, LLC

                                         By:  /s/ David L. Wax
                                              __________________________________
                                              Name:  David L. Wax
                                              Title: Vice President

                                         ICG ILLINOIS, LLC

                                         By:  /s/ David L. Wax
                                              __________________________________
                                              Name:  David L. Wax
                                              Title: Vice President

                                         ICG EASTERN, LLC

                                         By:  /s/ David L. Wax
                                              __________________________________
                                              Name: David L. Wax
                                              Title: Vice President

                                         ICG HAZARD, LLC

                                         By:  /s/ David L. Wax
                                              __________________________________
                                              Name: David L. Wax
                                              Title: Vice President

                                         ICG KNOTT COUNTY, LLC

                                         By:  /s/ David L. Wax
                                              __________________________________
                                              Name: David L. Wax
                                              Title: Vice President

                                         ICG EASTERN LAND, LLC

                                         By:  /s/ David L. Wax
                                              __________________________________
                                              Name: David L. Wax
                                              Title: Vice President

                                         ICG HAZARD LAND, LLC

                                         By:  /s/ David L. Wax
                                              __________________________________
                                              Name: David L. Wax
                                              Title: Vice President

                                        UBS SECURITIES LLC, as Arranger and
                                             Syndication Agent

                                        By:  /s/ Thomas J.W. Archie
                                             __________________________________
                                             Name: Thomas J.W. Archie
                                             Title: Director

                                        By:  /s/ Warren Jervey
                                             __________________________________
                                             Name: Warren Jervey
                                             Title: Director and Counsel
                                                    Region Americas Legal

                                        GENERAL ELECTRIC CAPITAL CORPORATION,
                                             as Documentation Agent

                                        By:  /s/ Brian Ward
                                             __________________________________
                                             Name: Brian Ward
                                             Title: Manager-Operations

                                        UBS AG, STAMFORD BRANCH, as Issuing
                                             Bank, Administrative Agent and
                                             Collateral Agent

                                        By:  /s/ Barbara Ezell-McMichael
                                             __________________________________
                                             Name: Barbara Ezell-McMichael
                                             Title: Associate Director
                                                    Banking Products Services US

                                        By:  /s/ Winslowe Ogbourne
                                             __________________________________
                                             Name: Winslowe Ogbourne
                                             Title: Associate Director
                                                    Banking Products Services US



                                        UBS AG, LOAN FINANCE LLC, as Swingline
                                             Lender

                                        By:  /s/ Joselin Fernandes
                                             __________________________________
                                             Name: Joselin Fernandes
                                             Title: Associate Director
                                                    Banking Products Services US

                                        By:  /s/ Doris Mesa
                                             __________________________________
                                             Name: Doris Mesa
                                             Title: Associate Director
                                                    Banking Products Services US